As filed with the Securities and Exchange Commission on September 21, 2018

Registration No. 333-222236

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BIONIK LABORATORIES CORP.

(Exact name of Registrant as specified in its charter)

Delaware	3842	27-1340346
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

483 Bay Street, N105

Toronto, ON M5G 2C9

(416) 640-7887

(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

Eric Dusseux, CEO

Bionik Laboratories Corp.

483 Bay Street, N105

Toronto, ON M5G 2C9

(416) 640-7887

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Fox, Esq.

Michael S. Williams, Esq.

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

Uniondale, New York 11556

(516) 663-6600

(516) 663-6601 (Facsimile)

Approximate date of commencement of proposed sale to the public:

From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on Form S-1 on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus forming a part of this Registration Statement, as amended, on Form S-1 also relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204491), effective on December 20, 2016 (the “First Prior S-1”), the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213051), effective on February 3, 2017 (the “Second Prior S-1”), and the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207581), effective on December 28, 2016 (the “Third Prior S-1”). This Registration Statement, as amended, constitutes Post-Effective Amendment No. 4 to the First Prior S-1, Post-Effective Amendment No. 2 to the Second Prior S-1 and Post-Effective Amendment No. 2 to the Third Prior S-1.

EXPLANATORY NOTE

On December 21, 2017, Bionik Laboratories Corp. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-222236) (the “Registration Statement”). The Registration Statement, as amended, was declared effective by the SEC on January 8, 2018, and contained two forms of prospectus: (a) one to be used in connection with the offer and sale from time to time of up to 71,310,960 shares of our common stock by the selling stockholders named in the prospectus, consisting of (i) 15,211,606 shares of common stock, (ii) 35,041,020 shares of common stock issuable upon the exercise of outstanding warrants, (iii) 19,076,606 shares of common stock issuable upon the exchange, on a one-for-one basis, of Exchangeable Shares of our indirect subsidiary Bionik Laboratories, Inc. and (iv) 1,981,728 shares of common stock issuable upon the exercise of options to acquire Exchangeable Shares and the subsequent exchange of such Exchangeable Shares (the “Resale Prospectus”), and (b) one to be used in connection with (i) the offer and sale from time to time of up to 32,816,500 shares of our common stock by the selling stockholders named in the prospectus, of which 11,408,078 shares may be issued upon exercise of warrants held by the selling stockholders, which have previously been registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204491), (ii) the offer and sale from time to time of up to 10,325,825 shares of our common stock by the selling stockholders named in this prospectus, of which an aggregate of 8,921,073 shares were issued to former security holders of Interactive Motion Technologies, Inc., as consideration for our acquisition of that company on April 21, 2016, 174,759 shares were issued upon exercise of warrants originally issued to lenders in 2015, and 1,229,993 shares may be issued upon exercise of warrants originally issued as placement agent fees in 2015, all of which have previously been registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213051), and (iii) the offer and sale from time to time of up to 28,787,699 shares of our common stock by the selling stockholders named in the prospectus, which may be issued upon exchange of the Exchangeable Shares of Bionik Laboratories Inc. held by the selling stockholders, which have previously been registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207581) (this subsection (b), collectively, the “Update Prospectus”).

This post-effective amendment is being filed to (i) include information from our Annual Report on Form 10-K for the year ended March 31, 2018 (the “Annual Report”) and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Quarterly Report”); (ii) update certain other information in the prospectus relating to the offering and sale of the shares that were registered for resale on the Registration Statement; specifically, to increase the number of shares of common stock that were registered for resale on the Registration Statement pursuant to Rule 416 under the Securities Act as a result of the triggering of anti-dilution provisions contained in certain of the Company’s warrants. The anti-dilution provisions in certain of the Company’s warrants were triggered as a result of (i) the conversion of approximately $9.1 million of the Company’s outstanding indebtedness on March 31, 2018 and in June 2018, which converted in accordance with their terms, as amended, into an aggregate of 187,351,147 shares of the Company’s common stock, and (ii) the conversion of approximately $4.3 million of the Company’s outstanding indebtedness on July 20, 2018, which converted in accordance with their terms into an aggregate of 102,509,278 shares of the Company’s common stock. As a result of the foregoing conversions, anti-dilution provisions in certain of the Company’s warrants were triggered, and the selling stockholders named in the prospectus were issued an additional 33,613,063 warrants in the aggregate.

The Annual Report and Quarterly Report are incorporated by reference herein and is listed in “Part I—Documents Incorporated by Reference”. Other than the additional 33,613,063 shares of common stock underlying warrants pursuant to Rule 416 under the Securities Act, no additional securities are being registered under this post-effective amendment. All applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus forming a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 also relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204491), effective on December 20, 2016 (the “First Prior S-1”), the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213051), effective on February 3, 2017 (the “Second Prior S-1”), and the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207581), effective on December 28, 2016 (the “Third Prior S-1”). This Registration Statement constitutes Post-Effective No. 4 to the First Prior S-1, Post-Effective Amendment No. 2 to the Second Prior S-1 and Post-Effective Amendment No. 2 to the Third Prior S-1, and such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement on Form S-1 in accordance with Section 8(c) of the Securities Act of 1933.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated September 21, 2018

PRELIMINARY PROSPECTUS

BIONIK LABORATORIES CORP.

71,310,960 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 71,310,960 shares of our common stock by the persons described in this prospectus, whom we call “selling stockholders”, consisting of (i) 15,211,606 shares of common stock, (ii) 35,041,020 shares of common stock issuable upon the exercise of outstanding warrants, (iii) 19,076,606 shares of common stock issuable upon the exchange, on a one-for-one basis, of Exchangeable Shares of our indirect subsidiary Bionik Laboratories, Inc. and (iv) 1,981,728 shares of common stock issuable upon the exercise of options to acquire Exchangeable Shares and the subsequent exchange of such Exchangeable Shares.

We are registering these shares as required by the terms of registration rights agreements between the selling stockholders and us. Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. The selling stockholders may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any shares of common stock for sale under this prospectus and we will not receive any proceeds from sales of shares of our common stock by the selling stockholders; however, we will receive a total of approximately $12,990,335 if all of the warrants and options are exercised in full.

Our common stock trades on the OTCQB marketplace under the symbol “BNKL.” The closing price of our common stock on September 19, 2018 was $0.048 per share.

These are speculative securities. See “Risk Factors” beginning on Page 3 for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is                                ..

We are responsible for the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give you any other information, and neither we nor any selling stockholder take any responsibility for any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

BASIS OF PRESENTATION

Unless otherwise noted, references in this prospectus to “Bionik,” the “Company,” “we,” “our,” or “us” means Bionik Laboratories Corp., the registrant, and, unless the context otherwise requires, together with its subsidiaries, Bionik Laboratories, Inc., a Canadian corporation (“Bionik Canada”) and Bionik, Inc., a Massachusetts corporation (formerly Interactive Motion Technologies, Inc., “IMT”). References to Bionik Canada refer to such company prior to its acquisition by the Company on February 26, 2015 and references to IMT refer to such company prior to its acquisition by the Company on April 21, 2016.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding the Company and its management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including its financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments. There can be no assurance that future developments actually affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, some of which are described in the section of this prospectus entitled “Risk Factors”.

Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read the entire prospectus carefully together with our financial statements and the related notes appearing elsewhere in this prospectus before you decide to invest in our common stock. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed under the heading “Risk Factors” and other sections of this prospectus.

Company Overview

Bionik Laboratories Corp. is a healthcare company focused on improving the quality of life of millions of people with neurological or mobility impairments by combining artificial intelligence and innovative robotics technology to help individuals from hospital to home to regain mobility, enhance autonomy, and regain self-esteem.

The Company uses artificial intelligence and machine learning technologies to make rehabilitation methods and processes smarter and more intuitive to deliver greater recovery for patients with neurological or mobility impairments. These technologies allow large amounts of data to be collected and processed in real-time, enabling appropriately challenging and individualized therapy during every treatment session. This is the foundation of the InMotion therapy. The Company’s rehabilitation therapy products are built on an artificial intelligence platform, measuring the position, the speed and the acceleration of the patient 200 times per second. The artificial intelligence platform is designed to adapt in real time to the patient’s needs and progress while providing quantifiable feedback of a patient’s progress and performance, in a way that the Company believes a trained clinician cannot.

Based on this foundational work, the Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired individuals, including three InMotion robots currently in the market and two products in varying stages of development.

The InMotion therapy uses the Company’s robots to assist patients to rewire a segment of their brains after injury, also known as neuroplasticity. The InMotion Robots - the InMotion ARM, InMotion Wrist and the InMotion ARM/HAND – are designed to provide intelligent, adaptive therapy in a manner that has been clinically shown to maximize neurorecovery. The Company is also developing a home version of the InMotion upper-body rehabilitation technology, as well as a lower-body wearable assistive product based on the Company’s existing ARKE lower body exoskeleton technology, which could allow certain mobility impaired individuals to walk better. The Company intends to launch this mobility assistance solution into the consumer market.

The InMotion ARM, InMotion ARM/HAND, and InMotion Wrist are robotic therapies for the upper limbs. InMotion robotic therapies have been characterized as Class II medical devices by the U.S. Food and Drug Administration, or FDA, and are listed with the FDA to market and sell in the United States. More than 250 of our clinical robotic products for stroke rehabilitation have been sold in over 20 countries, including the United States. In addition to these fully developed, clinical rehabilitation solutions, we are also developing “InMotion Home”, which is an upper extremity product that allows the patient to extend their therapy for as long as needed while rehabilitating at home. This rehabilitation solution is being developed on the same design platform as the InMotion clinical products.

We believe recent payment changes in the US marketplace proposed and finalized by the Centers for Medicare and Medicaid Services create a favorable environment for greater clinical adoption of our robotic technology. For instance, the Improving Medicare Post-Acute Care Transformation Act of 2014, or the Impact Act of 2014, began the shift toward standardizing patient assessment data for quality measures. The updated Prospective Payment System (PPS), SNF QRP (Quality Reporting Program) and SNF VBP (Value Based Purchasing) programs have further shifted reimbursement toward the needs of the patient and away from volume of services provided in the skilled nursing setting. Other programs have caused a similar shift in the Inpatient Rehabilitation Facility setting, as well. We expect that in the next 12-18 months, further incentives toward quality based care will be implemented, resulting in providers being publicly ranked, as well as financially rewarded, for quality reporting and better outcomes.

We have a growing body of clinical data for our products. More than 1,500 patients participated in trials using our InMotion robots, the results of which have been published in peer-reviewed medical journals (including the New England Journal of Medicine, Nature and Stroke). Of note, our InMotion robots are being used in an ongoing, multicenter randomized controlled phase III interventional trial, funded by the National Institute for Health Research Health Technology Assessment Program in the United Kingdom. The study includes the enrollment of 720 stroke patients in a multi-center, randomized controlled research trial to evaluate the clinical and cost effectiveness of robot-assisted training in post-stroke care that is expected to be completed before the end of 2018 with results to be published in 2019.

In addition to our proprietary in-house products, we have the exclusive right to market and sell the Morning Walk lower body rehabilitation technology owned by Curexo Inc., a South Korean company, within the United States. The Morning Walk is a gait assistance product for rehabilitation. We plan to develop other biomechatronic solutions, including consumer-level medical assistive and rehabilitative products, through internal research and development. We may in the future further augment our product portfolio through technology acquisition opportunities should they come available and if we are sufficiently capitalized to undertake these investments.

We have worked with industry leaders in manufacturing and design and have also expanded our development team through partnerships with researchers and academia. Most recently, on May 17, 2017, we entered into a Co-operative Joint Venture Contract with Ginger Capital Investment Holding Ltd., pursuant to which the Company has a 25% interest and Ginger Capital has a 75% interest. As of the date of this prospectus, Ginger Capital is obligated to contribute $290,000 to the joint venture and is required to contribute an additional $435,000 by May 22, 2019 and $725,000 by May 22, 2023.

On June 20, 2017 we entered into a joint development and manufacturing agreement with Wistron Medical Tech Holding Company of Taiwan to jointly develop a lower body assistive robotic product based on the ARKE technology for the consumer home market.

We have also entered into an agreement with Cogmedix Inc., a wholly owned subsidiary of Coghlin Companies, a medical device development and manufacturing company located in Worchester, MA, for the production of our InMotion robots. The initial agreement is for turnkey, compliant manufacturing with the capability of scaling faster production to meet increased volume as the Company grows. In addition, our Massachusetts-based manufacturing facility is compliant with ISO- 13485 and FDA regulations.

We currently hold an intellectual property portfolio that includes 5 U.S. and international pending patents, as well as other patents under development. We may file provisional patents from time to time, which may expire if we do not pursue full patents within 12 months of the filing date. The provisional patents may not be filed as full patents and new provisional patents may be filed as the technology evolves or changes. Additionally, we hold exclusive licenses to three additional patents of which one is currently being used for the InMotion Wrist and is licensed to us from the Massachusetts Institute of Technology.

We currently sell our products directly or can introduce customers to a third party finance company to lease at a monthly fee over the term or other fee structure for our products to hospitals, clinics, distribution companies and/or buying groups that supply those rehabilitation facilities.

We introduced our new enhanced commercial version of the InMotion product line in December 2017. We sold six InMotion robots in the year ended March 31, 2017, eleven InMotion robots in the year ended March 31, 2018, and five InMotion robots in the quarter ended June 30, 2018.

We have a history of net losses. At June 30, 2018 the Company had an accumulated deficit of $36,537,038 (March 31, 2018 – $35,776,340). The Company incurred a comprehensive loss of $760,698 for the three month period ended June 30, 2018 (June 30, 2017 – $2,240,518). The Company had $987,431 of revenue for the year ended March 31, 2018 (March 31, 2017 – $571,945), and revenue for the first quarter ended June 30, 2018 of $501,333 (June 30, 2017 - 87,250). As of June 30, 2018, the Company had a working capital deficit of $3,152,267 (March 31, 2018 – $6,711,941).

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History; Recent Developments

Bionik Laboratories Corp. was incorporated on January 8, 2010 in the State of Colorado. At the time of our incorporation the name of our company was Strategic Dental Management Corp. On July 16, 2013, we changed our name from Strategic Dental Management Corp. to Drywave Technologies, Inc. and changed our state of incorporation from Colorado to Delaware. Effective February 13, 2015, we changed our name to Bionik Laboratories Corp.

Bionik Laboratories Inc., which we refer to in this prospectus as Bionik Canada, was incorporated on March 24, 2011 under the Canada Business Corporations Act.

On February 26, 2015, we entered into an Investment Agreement with Bionik Acquisition Inc., a company existing under the laws of Canada and our wholly owned subsidiary, and Bionik Canada whereby we acquired 100 Class 1 common shares of Bionik Canada representing 100% of the outstanding Class 1 common shares of Bionik Canada. After giving effect to this and related transactions, we commenced operations through Bionik Canada.

Subsequently, on April 21, 2016, we acquired Interactive Motion Technologies, Inc., or IMT,, a Boston, Massachusetts-based provider of effective robotic products for neurorehabilitation, including all of its owned and licensed products both commercialized and in development.

Between March 31, 2018 and June 2018, an aggregate of approximately $9.1 million of our outstanding indebtedness converted in accordance with their terms, as amended, into an aggregate of 187,351,147 shares of our common stock.

From June through July 2018, the Company issued short-term convertible promissory notes in the aggregate principal amount of $4,708,306 to existing investors, which includes affiliates of the Company. As of July 20, 2018, the notes converted in accordance with their terms into an aggregate of 102,509,278 shares of the Company’s common stock.

Corporate Information

Our principal executive office is located at 483 Bay Street, N105, Toronto, ON, Canada M5G 2C9 and our main corporate telephone number is (416) 640-7887 x 508. Our principal US office is located at 80 Coolidge Hill Road, Watertown, MA, USA 02472. Our website is www.bioniklabs.com. Information on our website does not constitute a part of this prospectus.

The Offering

Common stock offered by the selling stockholders	71,310,960 shares of common stock, consisting of (i) 15,211,606 shares of common stock, (ii) 35,041,020 shares of common stock issuable upon the exercise of outstanding warrants, (iii) 19,076,606 shares of common stock issuable upon the exchange, on a one-for-one basis, of Exchangeable Shares of our indirect subsidiary Bionik Laboratories, Inc. and (iv) 1,981,728 shares of common stock issuable upon the exercise of options to acquire Exchangeable Shares and the subsequent exchange of such Exchangeable Shares, which have an exercise price per share of $0.23 and are exercisable until July 1, 2021. Of such warrants, (i) 34,641,006 have an exercise period of 4 years from their respective dates of issuance from February 26, 2015 to June 30, 2015, and of which 31,591,961 have an exercise price per share of $0.3714 and 3,049,044 have an exercise price of $0.23 per share; and (ii) 400,014 were issued on June 27, 2017 and have an exercise period of 3 years and exercise price per share of $0.25.

Common stock to be outstanding after the offering	Up to 406,582,592 shares of common stock, based on our issued and outstanding shares of common stock as of September 19, 2018, and (i) assuming full exercise of warrants and options held by the selling stockholders, and (ii) assuming the exchange of all of the Exchangeable Shares, in each case registered pursuant to the registration statements of which this prospectus forms a part. This does not assume the exchange of any other Exchangeable Shares that may be outstanding, or exercise of any other options or warrants that may be outstanding.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders participating in this offering. The selling stockholders will receive all of the net proceeds from the sale of their respective shares of common stock in this offering. However, we will receive a total of approximately $12,990,335 if all the warrants and options are exercised in full, which will be added to our working capital. See “Use of Proceeds” on page 14 of this prospectus for more information.

Risk factors	See “Risk Factors” on page 3 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

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RISK FACTORS

The securities offered by the Selling Stockholders involve a high degree of risk and should only be purchased by persons who can afford to lose all or part of their investment. Prospective purchasers should carefully consider, among other things, the following risk factors and the other information in this prospectus, including our financial statements and the notes to those statements, prior to making an investment decision.

The following is a discussion of the risk factors that we believe are material to us at this time. These risks and uncertainties are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. All of these could adversely affect our business, business prospects, results of operations, financial condition and cash flows.

RISKS RELATING TO OUR BUSINESS

We have a limited operating history upon which investors can evaluate our future prospects.

We have a limited operating history based on our current business plan of commercializing and selling the InMotion robots, upon which an evaluation of our business plan or performance and prospects can be made.

The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a relatively new business and creating a new industry. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If it is unsuccessful, we and our business, financial condition and operating results could be materially and adversely affected.

The current and future expense levels are based largely on estimates of planned operations and future revenues. It is difficult to accurately forecast future revenues because the robotics market has not been fully developed, and we can give no assurance that our products will continue to fuel revenue growth. If our forecasts prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenue we expect to generate as a result of our products. As a result, the failure to generate revenues would immediately and adversely affect the business, financial condition and operating results of the Company.

We cannot predict when we will achieve profitability.

We have not been profitable and cannot predict when we will achieve profitability. We have experienced net losses since our inception in 2010. We began generating revenues after April 21, 2016 as a result of the acquisition of IMT and the sale of the InMotion robots, however, we do not anticipate generating significant revenues from other technologies in development until we successfully develop, commercialize and sell products derived from those technologies, of which we can give no assurance. Although we sold 11 InMotion robots during the year ended March 31, 2018 and 5 InMotion robots for the quarter ended June 30, 2018, we are unable to determine when we will generate significant revenues, if any, from the future sale of any of our products, or generate increased revenues from the sale of our commercialized InMotion robots.

We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of June 30, 2018, we had an accumulated deficit of $36,537,038.

There is substantial doubt on our ability to continue as a going concern.

Our independent registered public accounting firm has issued a going concern qualification as part of its audit report that accompanies our 2018 audited financial statements included herein. As stated in the notes to our audited financial statements for the fiscal year ended March 31, 2018, we have a negative working capital deficit and have accumulated a significant deficit. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available, or will be available on terms acceptable to us, in which case we may be unable to meet our obligations or fully implement our business plan, if at all. Additionally, should we be unable to realize our assets and discharge our liabilities in the normal course of business, the net realizable value of our assets may be materially less than the amounts recorded in our financial statements.

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We are subject to significant accounts payable and other current liabilities.

We have accounts payable other liabilities of approximately $2 million. Our operations are not currently able to generate sufficient cash flows to meet our payable and other liabilities, which could reduce our financial flexibility, increase interest expenses and adversely impact our operations. We may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

•	a significant portion of our cash flows could be required to be used to service such indebtedness;

•	a high level of indebtedness could increase our vulnerability to general adverse economic and industry conditions;

•	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

•	a high level of indebtedness may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing;

•	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry, if any; and

•	any ability to convert or exchange such indebtedness for equity in the Company can cause substantial dilution to existing stockholders of the Company

We may need to refinance or restructure all or a portion of our indebtedness and other liabilities on or before maturity. We may not be able to refinance any of our indebtedness or other liabilities on commercially reasonable terms, or at all.

A high level of indebtedness and other liabilities increases the risk that we may default on our debt obligations and other liabilities. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness and other liabilities or convert or exchange indebtedness for equity in the Company, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures or our research and development programs, any of which could have a material adverse effect on our operations and financial condition.

Our acquisition of companies or technologies could prove difficult to integrate and may disrupt our business and harm our operating results and prospects.

Potential acquisitions will likely involve risks associated with our assumption of some or all of the liabilities of an acquired company, which may be liabilities that we were or are unaware of at the time of the acquisition, potential write-offs of acquired assets and potential loss of the acquired company’s key employees or customers.

We may encounter difficulties in successfully integrating our operations, technologies, services and personnel with that of the acquired company, and our financial and management resources may be diverted from our existing operations. For instance, we diverted some resources from our existing technologies under development to focus on the InMotion robots acquired from IMT in April 2016. Offices outside of Canada or in multiple states or provinces, including our offices in Massachusetts have created a strain on our ability to effectively manage our operations and key personnel. We have consolidated accounting, finance and administration in Toronto. If we elect to further consolidate our facilities, we may lose key personnel unwilling to relocate to the consolidated facility, may have difficulty hiring appropriate personnel at the consolidated facility and may have difficulty providing continuity of service through the consolidation.

End-user satisfaction or performance problems with any acquired business, technology, service or device, including the InMotion robots, could also have a material adverse effect on our reputation. Additionally, potential disputes with the seller of an acquired business or its employees, suppliers or customers and amortization expenses related to intangible assets could adversely affect our business, operating results and financial condition. If we fail to properly evaluate and execute acquisitions, our business may be disrupted and our operating results and prospects may be harmed.

4

We will require additional capital to support our present business plan and our anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect our ability to operate; and such capital may substantially dilute the interests of existing stockholders.

We will require additional funds to further develop our business plan and have been relying on convertible and term debt financing to fund the operation of our business. Based on our current operating plans, our resources are currently not sufficient to fund our planned operations, including those necessary to introduce development-stage products into the rehabilitation and mobility markets. Since it is unlikely that we will generate sufficient revenues from our operating activities to fund all of our operating and development plans, we will need to raise additional funds through debt, equity or equity-linked offerings or otherwise in order to meet our expected future liquidity requirements, including development of existing products, introducing other products or pursuing new product opportunities. Any such financing that we undertake will likely be dilutive to current stockholders or may require that we relinquish rights to certain of our technologies or products. For instance, as of March 31, 2018 and June 2018, we converted approximately $9.1 million of convertible promissory notes into approximately 187 million shares of common stock. As of July 20, 2018, we also converted approximately $4.7 million of convertible promissory notes into approximately 102 million shares of common stock. In the event we consummate a firm commitment, underwritten offering of our common stock by March 27, 2019, and the offering price per share is less than the conversion price of the convertible promissory notes that were converted in July 2018, then in such event we shall issue to the holders of such convertible promissory notes additional shares of common stock pursuant to the terms of such notes. We are evaluating other financing arrangements, as well.

We intend to continue to make investments to support our business growth through introducing new products, including patent or other intellectual property asset creation, the acquisition of other businesses or strategic assets and licensing of technology or other assets. To fully execute on our business plan, we will need additional funds to respond to business opportunities and challenges, including ongoing operating expenses, protecting our intellectual property, satisfying debt payment obligations, developing new lines of business and enhancing our operating infrastructure. While we will need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock or common stock equivalents. We have previously and may again seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans.

We may never complete the development of any of our proposed products into marketable products.

We do not know when or whether we will successfully complete the development of the planned development-stage InMotion robots, or any other proposed, developmental or contemplated product, for any of our target markets. We continue to seek to improve our technologies before we are able to produce a commercially viable product. Failure to improve on any of our technologies could delay or prevent their successful development for any of our target markets.

Developing any technology into a marketable product is a risky, time consuming and expensive process. You should anticipate that we will encounter setbacks, discrepancies requiring time consuming and costly redesigns and changes and that there is the possibility of outright failure. We may not meet our product development, manufacturing, regulatory, commercialization and other milestones.

We have established milestones, based upon our expectations regarding our technologies at that time, which we use to assess our progress toward developing our products. These milestones relate to product roll-outs, technology and design improvements as well as to dates for achieving development goals and regulatory approvals, among other things. If our products exhibit technical defects or are unable to meet cost or performance goals or for any other reason, our commercialization schedule could be delayed and potential purchasers of our initial commercial products, may decline to purchase such products or may opt to pursue alternative products. In light of our current budgeting constraints and evolving timelines on our products in development, we are changing or delaying some of the timelines and milestones for our other technologies being developed.

We can give no assurance that our commercialization schedule will be met as we concentrate our efforts as we continue to develop our products.

Customers will be unlikely to buy any of our proposed, developmental or contemplated products unless we can demonstrate that they can be produced for sale to consumers at attractive prices.

During the past year, we retained a third-party manufacturer to manufacture our products, in addition to our Boston-based manufacturing facility now used primarily for research and development purposes but may continue to be used to manufacture and assemble some or all of our products as needed. We can offer no assurance that either we or our manufacturing partners will continue to develop efficient, automated, low-cost manufacturing capabilities and processes to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market any of our existing or contemplated products. Even if we or our manufacturing partners are successful in developing such manufacturing capability and processes, we do not know whether we or they will be timely in meeting our product commercialization schedule or the production and delivery requirements of potential customers. A failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business and financial results.

The price of our existing or contemplated products is in part dependent on material and other manufacturing costs. We are unable to offer any assurance that either we or a manufacturing partner from time to time will be able to reduce costs to a level which will allow production of a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity. Furthermore, although we have implemented a pricing structure for our existing products, we can give no assurance that this pricing structure will not require changes in the future that could affect the attractiveness of our pricing.

5

Our products may not be accepted in the market.

We cannot be certain that our current products or any other products we may develop or market will achieve or maintain market acceptance. Market acceptance of our products depends on many factors, including our ability to convince key opinion leaders to provide recommendations regarding our products, convince distributors and customers that our technology is an attractive alternative to other technologies, demonstrate that our products are reliable and supported by us in the field, supply and service sufficient quantities of products directly or through marketing alliances, and price products competitively in light of the current macroeconomic environment, which, particularly in the case of the medical device industry, are becoming increasingly price sensitive.

We are subject to extensive governmental regulations relating to the manufacturing, labeling and marketing of our products.

Our medical technology products and operations are or are expected to be subject to regulation by the FDA, Health Canada and other governmental authorities both inside and outside of the United States. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical products.

Under the United States Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Class II devices require a 510(k) premarket submission to the US FDA. The Company’s InMotion robots have been characterized as Class II devices by the FDA.

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can market the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Following the introduction of a product, these agencies will also periodically review our manufacturing processes and product performance. The process of complying with the applicable good manufacturing practices, adverse event reporting, clinical trial and other requirements can be costly and time consuming, and could delay or prevent the production, manufacturing or sale of our products. In addition, if we fail to comply with applicable regulatory requirements, it could result in fines, delays or suspensions of regulatory clearances, closure of manufacturing sites, seizures or recalls of products and damage to our reputation. Recent changes in enforcement practice by the FDA and other agencies have resulted in increased enforcement activity, which increases the compliance risk for the Company and other companies in our industry. In addition, governmental agencies may impose new requirements regarding registration, labeling or prohibited materials that may require us to modify or re-register products already on the market or otherwise impact our ability to market our products in those countries. Once clearance or approval has been obtained for a product, there is an obligation to ensure that all applicable FDA, Health Canada and other regulatory requirements continue to be met.

We may be subject to penalties and may be precluded from marketing our products if we fail to comply with extensive governmental regulations.

We believe that the InMotion robots for hospitals and certain other products under development will be categorized as a Class II device in the U.S. Class II devices require a 510(k) premarket submission to the US FDA. However, the FDA has not made any determination about whether our proposed medical products are Class II medical devices and, from time to time, the FDA may disagree with the classification of a new Class II medical device and require the manufacturer of that device to apply for approval as a Class III medical device. In the event that the FDA determines that our medical products should be reclassified as a Class III medical device, we could be precluded from marketing the devices for clinical use within the United States for months, years or longer, depending on the specific changes to the classification. Reclassification of our products as Class III medical devices could significantly increase our regulatory costs, including the timing and expense associated with required clinical trials and other costs.

6

The FDA and non-U.S. regulatory authorities require that our products be manufactured according to rigorous standards. These regulatory requirements may significantly increase our production costs and may even prevent us from making our products in amounts sufficient to meet market demand. If we change our manufacturing process, regulatory authorities may need to review the process before it may be used. Failure to comply with applicable regulatory requirements discussed could subject us to enforcement actions, including warning letters, fines, injunctions and civil penalties, recall or seizure of our products, operating restrictions, partial suspension or total shutdown of our production and criminal prosecution.

Federal, state and non-U.S. regulations regarding the manufacture and sale of medical devices are subject to future changes. The complexity, timeframes and costs associated with obtaining marketing clearances are unknown. Although we cannot predict the impact, if any, these changes might have on our business, the impact could be material.

If we are not able to both obtain and maintain adequate levels of third-party reimbursement for our products, it would have a material adverse effect on our business.

Healthcare providers and related facilities are generally reimbursed for their services through payment systems managed by various governmental agencies worldwide, private insurance companies, and managed care organizations. The manner and level of reimbursement in any given case may depend on the site of care, the procedure(s) performed, the final patient diagnosis, the device(s) utilized, available budget, or a combination of these factors, and coverage and payment levels are determined at each payer’s discretion. The coverage policies and reimbursement levels of these third-party payers may impact the decisions of healthcare providers and facilities regarding which medical products they purchase and the prices they are willing to pay for those products. Thus, changes in reimbursement levels or methods may either positively or negatively impact sales of our products.

We have no direct control over payer decision-making with respect to coverage and payment levels for our medical device products. Additionally, we expect many payers to continue to explore cost-containment strategies (e.g., comparative and cost-effectiveness analyses, so-called “pay-for-performance” programs implemented by various public and private payers, and expansion of payment bundling schemes such as Accountable Care Organizations, and other such methods that shift medical cost risk to providers) that may potentially impact coverage and/or payment levels for our current products or products we develop.

As our product offerings are expected to be diverse across healthcare settings, they will likely be affected to varying degrees by the many payment systems. Therefore, individual countries, product lines or product classes may be impacted by changes to these systems.

Product defects could adversely affect the results of our operations.

The design, manufacture and marketing of our products involves certain inherent risks. Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. These events could lead to recalls or safety alerts relating to our products (either voluntary or required by the FDA, Health Canada or similar governmental authorities in other countries), and could result, in certain cases, in the removal of a product from the market. A recall could result in significant costs, as well as negative publicity and damage to our reputation that could reduce demand for our products. Personal injuries relating to the use of our products could also result in product liability claims being brought against us. The Company maintains product liability insurance to mitigate this risk. In some circumstances, such adverse events could also cause delays in new product approvals.

Changes in reimbursement practices of third-party payers could affect the demand for our products and the prices at which they are sold.

The sales of our clinical and proposed products could depend, in part, on the extent to which healthcare providers and facilities or individual users are reimbursed by government authorities, private insurers and other third-party payers for the costs of our products or the services performed with our products. The coverage policies and reimbursement levels of third-party payers, which can vary among public and private sources and by country, may affect which products are purchased by customers and the prices they are willing to pay for those products in a particular jurisdiction. Reimbursement rates can also affect the acceptance rate of new technologies. Legislative or administrative reforms to reimbursement systems in the United States or abroad, or changes in reimbursement rates by private payers, could significantly reduce reimbursement for procedures using the Company’s products or result in denial of reimbursement for those products, which would adversely affect customer demand or the price customers may be willing to pay for such products.

We could be exposed to significant liability claims if we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims.

The testing, manufacturing, marketing and sale of medical devices entail the inherent risk of liability claims or product recalls. The Company currently maintains product liability insurance; however, product liability insurance is expensive and may not be available on acceptable terms in the future, if at all. A successful product liability claim or product recall could inhibit or prevent the successful commercialization of our products, cause a significant financial burden on the Company, or both, which in either case could have a material adverse effect on our business and financial condition. Although we carry product liability insurance, there is no guarantee that our insurance will adequately cover us against potential liability. If not, the results of our operations could be materially and adversely affected. In addition, any product liability claims brought in connection with any alleged defect of our products, whether with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage at rates we could afford.

7

The results of our research and development efforts are uncertain and there can be no assurance of the commercial success of our products.

We believe that we will need to incur additional research and development expenditures to continue development of our existing and proposed products as well as research and development expenditures to develop new products and services. The products and services we are developing and may develop in the future may not be technologically successful. In addition, the length of our product and service development cycle may be greater than we originally expected and we may experience delays in product development. If our resulting products and services are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products and services.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.

Our future success will depend upon the continued service of Eric Dusseux, our recently appointed Chief Executive Officer, and his executive team or any qualified replacement of those individuals. There can be no assurance that the services of any of these individuals will continue to be available to us in the future. We do not carry any key man life insurance policies on any of our executive officers. The failure to retain, or attract replacement, qualified personnel could have a material adverse effect on our business and our ability to pursue our growth strategy.

Recent executive and legislative actions to amend or impede the implementation of the Affordable Care Act and ongoing efforts to repeal, replace or further modify the Affordable Care Act may adversely affect our business, financial condition and results of operations.

Recent executive and legislative actions to amend or impede the implementation of the Affordable Care Act and ongoing efforts to repeal, replace or further modify the Affordable Care Act may adversely affect our business, financial condition and results of operations.

Since its adoption into law in 2010, the Affordable Care Act has been challenged before the U.S. Supreme Court, and several bills have been and continue to be introduced in Congress to delay, defund, or repeal implementation of or amend significant provisions of the Affordable Care Act. In addition, there continues to be ongoing litigation over the interpretation and implementation of certain provisions of the law. The net effect of the Affordable Care Act, as currently in effect, on our business is subject to a number of variables, including the law’s complexity, lack of complete implementing regulations and interpretive guidance, and the sporadic implementation of the numerous programs designed to improve access to and the quality of healthcare services. Additional variables of the Affordable Care Act impacting our business will be how states, providers, insurance companies, employers, and other market participants respond during this period of uncertainty surrounding the future of the Affordable Care Act.

On January 20, 2017, President Trump issued an executive order that, among other things, stated that it was the intent of his administration to repeal the Affordable Care Act and, pending that repeal, instructed the executive branch of the federal government to defer or delay the implementation of any provision or requirement of the Affordable Care Act that would impose a fiscal burden on any state or a cost, fee, tax or penalty on any individual, family, health care provider, or health insurer. Additionally, on October 12, 2017, President Trump issued another executive order requiring the Secretaries of the Departments of Health and Human Services, Labor and the Treasury to consider proposing regulations or revising existing guidance to allow more employers to form association health plans that would be allowed to provide coverage across state lines, increase the availability of short-term, limited duration health insurance plans, which are generally not subject to the requirements of the Affordable Care Act, and increase the availability and permitted use of health reimbursement arrangements. On October 13, 2017, the DOJ announced that HHS was immediately stopping its cost sharing reduction payments to insurance companies based on the determination that those payments had not been appropriated by Congress. Furthermore, on December 22, 2017, President Trump signed tax reform legislation into law that, in addition to overhauling the federal tax system, also, effective as of January 1, 2019, repeals the penalties associated with the individual mandate.

We cannot predict the impact that the President’s executive order will have on the implementation and enforcement of the provisions of the Affordable Care Act or the current or pending regulations adopted to implement the law. In addition, we cannot predict the impact that the repeal of the penalties associated with the individual mandate and the cessation of cost sharing reduction payments to insurers will have on the availability and cost of health insurance and the overall number of uninsured. We also cannot predict whether the Affordable Care Act will be repealed, replaced, or modified, and, if the Affordable Care Act is repealed, replaced or modified, what the replacement plan or modifications would be, when the replacement plan or modifications would become effective, or whether any of the existing provisions of the Affordable Care Act would remain in place.

8

Our operations in international markets involve inherent risks that we may not be able to control.

Our business plan includes the marketing and sale of our existing and proposed products in international markets. Accordingly, our results could be materially and adversely affected by a variety of uncontrollable and changing factors relating to international business operations, including:

•	macroeconomic conditions adversely affecting geographies where we intend to do business;

•	foreign currency exchange rates;

•	political or social unrest or economic instability in a specific country or region;

•	higher costs of doing business in foreign countries;

•	infringement claims on foreign patents, copyrights or trademark rights;

•	difficulties in staffing and managing operations across disparate geographic areas;

•	difficulties associated with enforcing agreements and intellectual property rights through foreign legal systems;

•	trade protection measures and other regulatory requirements, which affect our ability to import or export our products from or to various countries;

•	adverse tax consequences;

•	unexpected changes in legal and regulatory requirements;

•	military conflict, terrorist activities, natural disasters and medical epidemics; and

•	our ability to recruit and retain channel partners in foreign jurisdictions.

Our financial results may be affected by fluctuations in exchange rates.

Our financial statements are presented in U.S. dollars, while a portion of our business is conducted, and a portion of our operating expenses are payable, in Canadian dollars. Due to possible substantial volatility of currency exchange rates, exchange rate fluctuations may have an adverse impact on our future revenues or expenses presented in our financial statements. Our results of operations could be adversely affected if we are unable to successfully manage currency fluctuations in the future.

Any weakness in internal control over financial reporting or disclosure controls and procedures could result in a loss of investor confidence in our financial reports and lead to a stock price decline.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and report the results in our Annual Report on Form 10-K. We are also required to maintain effective disclosure controls and procedures. Since the acquisition of IMT, we have consolidated our accounting in Toronto; however, our internal controls need to expand to encompass activities related to those assets. If material weaknesses arise as a result and they are not remedied, we will be unable to assert that our internal controls are effective. Any failure to have effective internal control over financial reporting or disclosure controls and procedures could cause investors to lose confidence in the accuracy and completeness of our financial reports, limit our ability to raise financing or lead to regulatory sanctions, any of which could result in a material adverse effect on our business or decline in the market price of our common stock.

The industries in which we operate are highly competitive and subject to rapid technological change. If our competitors are better able to develop and market products that are safer, more effective, less costly, easier to use, or are otherwise more attractive, we may be unable to compete effectively with other companies.

The medical technology industry is characterized by intense competition and rapid technological change and we will face competition on the basis of product features, clinical outcomes, price, services and other factors. Competitors may include large medical device and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competition may respond more quickly to new or emerging technologies, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than ours or may be more successful in attracting potential customers, employees and strategic partners.

9

Our competitive position will depend on multiple, complex factors, including our ability to achieve market acceptance for our products, develop new products, implement production and marketing plans, secure regulatory approvals for products under development and protect our intellectual property. In some instances, competitors may also offer, or may attempt to develop, alternative therapies that may be delivered without a medical device or a medical device superior to ours. The development of new or improved products, processes or technologies by other companies may render our products or proposed products obsolete or less competitive. The entry into the market of manufacturers located in low-cost manufacturing locations may also create pricing pressure, particularly in developing markets. Our future success depends, among other things, upon our ability to compete effectively against current technology, as well as to respond effectively to technological advances, and upon our ability to successfully implement our marketing strategies and execute our research and development plan.

We face competition from other medical device companies that focus on robotic rehabilitation solutions to individuals with neurological disorders.

We face competition from other companies that also focus on robotic rehabilitation solutions to individuals with neurological disorders. Hocoma, AlterG, Aretech and Reha Technology are each currently selling products that may compete with our In Motion products. Hocoma also has a product that competes with the Morning Walk. Cyberdyne and Honda are the main competitors of one of our consumer development products. These companies have longer operating histories and may have greater name recognition and substantially greater financial, technical and marketing resources than us. Many of these companies also have FDA or other applicable governmental approval to market and sell their products, and more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations. We expect similar strong competition with respect to any other product or technology we develop or acquire.

Our industry is experiencing greater scrutiny and regulation by governmental authorities, which may lead to greater governmental regulation in the future.

In recent years, the medical device industry has been subject to increased regulatory scrutiny, including by the FDA, Health Canada and numerous other federal, state, provincial and foreign governmental authorities. This has included increased regulation, enforcement, inspections, and governmental investigations of the medical device industry and disclosure of financial relationships with health care professionals. We anticipate that governments will continue to scrutinize our industry closely, and that additional regulation by governmental authorities, both foreign and domestic, may increase compliance costs, exposure to litigation and other adverse effects to our operations.

Unsuccessful clinical trials or procedures relating to products under development could have a material adverse effect on our prospects.

The regulatory approval process for new products and new indications for existing products requires extensive clinical trials and procedures, including early clinical experiences and regulatory studies. Unfavorable or inconsistent clinical data from current or future clinical trials or procedures conducted by us, our competitors, or third parties, or perceptions regarding this clinical data, could adversely affect our ability to obtain necessary approvals and the market’s view of our future prospects. Such clinical trials and procedures are inherently uncertain and there can be no assurance that these trials or procedures will be completed in a timely or cost-effective manner or result in a commercially viable product. Failure to successfully complete these trials or procedures in a timely and cost-effective manner could have a material adverse effect on our prospects. Clinical trials or procedures may experience significant setbacks even after earlier trials have shown promising results. Further, preliminary results from clinical trials or procedures may be contradicted by subsequent clinical analysis.

In addition, results from our clinical trials or procedures may not be supported by actual long-term studies or clinical experience. If preliminary clinical results are later contradicted, or if initial results cannot be supported by actual long-term studies or clinical experience, our business could be adversely affected. Clinical trials or procedures may be suspended or terminated by us, the FDA or other regulatory authorities at any time if it is believed that the trial participants face unacceptable health risks.

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The industry in which we operate, including, in particular, the medical device industry, are characterized by extensive intellectual property litigation and, from time to time, we might be the subject of claims by third parties of potential infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert the time and effort of our management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in our payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category and could have a material adverse effect on its business, cash flows, financial condition or results of operations.

10

If we are unable to protect our patents or other proprietary rights, or if we infringe on the patents or other proprietary rights of others, our competitiveness and business prospects may be materially damaged.

We own 5 U.S. and international patents pending. We also have exclusive licensing rights to three patents. We intend to continue to seek legal protection, primarily through patents, trade secrets and contractual provisions, for our proprietary technology, as cash flow allows. Such methods may not be adequate to protect us or permit us to gain or maintain a competitive advantage. Seeking patent protection is a lengthy and costly process, and there can be no assurance that patents will be issued from any pending applications, or that any claims allowed from existing or pending patents will be sufficiently broad or strong to protect our proprietary technology. There is also no guarantee that any patents we hold will not be challenged, invalidated or circumvented, or that the patent rights granted will provide competitive advantages to us. Our competitors have developed and may continue to develop and obtain patents for technologies that are similar or superior to our technologies. In addition, the laws of foreign jurisdictions in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent, as do the laws of the United States and Canada.

Despite our efforts to safeguard our unpatented and unregistered intellectual property rights, we may not be successful in doing so or the steps taken by us in this regard may not be adequate to detect or deter misappropriation of our technologies or to prevent an unauthorized third party from copying or otherwise obtaining and using our products, technologies or other information that we regard as proprietary. Additionally, third parties may be able to design around our patents. Our inability to adequately protect our intellectual property could allow our competitors and others to produce products based on our technologies, which could substantially impair our ability to compete.

Adverse outcomes in current or future legal disputes regarding patent and other intellectual property rights could result in the loss of our intellectual property rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties on terms that may not be reasonable or favorable to us, prevent us from manufacturing, importing or selling our products, or compel us to redesign our products to avoid infringing third parties’ intellectual property. As a result, we may be required to incur substantial costs to prosecute, enforce or defend our intellectual property rights if they are challenged. Any of these circumstances could have a material adverse effect on our business, financial condition and resources or results of operations.

Our ability to develop intellectual property depends in large part on hiring retaining and motivating highly qualified design and engineering staff with the knowledge and technical competence to advance our technology and productivity goals. We have entered into confidentiality and/or intellectual property assignment agreements with many of our employees and consultants as one of the ways we seek to protect our intellectual property and other proprietary technologies. However, these agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements.

Our employees and consultants may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party illegally obtained and is using our proprietary know-how is expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect know-how than courts in the United States. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain intellectual property protection could adversely affect our competitive business position.

RISKS RELATED TO OUR SECURITIES AND GOVERNANCE MATTERS

The concentration of our capital stock ownership with insiders will likely limit your ability to influence corporate matters.

Our executive officers, directors, and their affiliated entities together beneficially own 45% of our outstanding common stock. As a result, these stockholders, if they act together or in a block, could have significant influence over virtually all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

We may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations.

Before our going-public transaction in 2015 with Drywave, a public shell company that at the time was a start-up designer and manufacturer of massage systems, Bionik Canada conducted due diligence on the Company it believed was customary and appropriate for similar transactions. However, the due diligence process may not have revealed all material liabilities of the Company then existing or which may be asserted in the future against us relating to the Company’s activities before the consummation of the going-public transaction with Drywave. In addition, the agreement with the Company contains representations with respect to the absence of any liabilities and indemnification for any breach thereof. However, there can be no assurance that the Company had no liabilities upon the closing of the going-public transaction with Drywave or that we will be successful in enforcing the indemnification provisions or that such indemnification provisions will be adequate to reimburse us. Any such liabilities of the Company that survive the going-public transaction with Drywave could harm our revenues, business, prospects, financial condition and results of operations.

11

We do not expect to pay cash dividends on our common stock.

We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends on our common stock in the future. Investors seeking cash dividends should not invest in our common stock for that purpose.

Anti-takeover provisions in the Company’s charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

We cannot assure you that the Company’s Common Stock will be listed on any national securities exchange, or remain listed or quoted.

We cannot assure you that the Company’s Common Stock will be listed on any national securities exchange; however, we are evaluating the requirements for our Common Stock to trade on the Nasdaq Capital Market. We cannot assure you that, if quoted, we would be able to maintain a listing of Common Stock on any of the NASDAQ markets or any other stock exchange. Our stock began trading on the OTCQB market from the OTCQX market on August 14, 2017. If our Common Stock remains quoted on or reverts to an over-the-counter system rather than being listed on a national securities exchange, an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of the Company’s Common Stock.

We may not be able to establish a liquid market for the Company’s Common Stock or attract the attention of research analysts at major brokerage firms

We have been unable to establish a liquid market for the Company’s Common Stock. Moreover, if we are unable to up-list to the Nasdaq Capital Market, or revert back to an over-the-counter system following the expected up-list, we would not expect security analysts of brokerage firms to provide coverage of the Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on behalf of the Company or our stockholders due to our becoming a public reporting company not by means of an initial public offering of Common Stock. If all or any of the foregoing risks occur, it would have a material adverse effect on the Company.

We cannot predict whether an active market for the Company’s Common Stock will ever develop in the future. In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;

•	Market visibility for shares of the Company’s Common Stock may be limited; and

•	A lack of visibility for shares of the Company’s Common Stock may have a depressive effect on the market price for shares of the Company’s Common Stock.

The Company’s Common Stock is quoted on the OTCQB marketplace operated by OTC Markets Group, Inc. since August 14, 2017 as a result of not meeting the net tangible asset requirements of the OTCQX market. These markets are relatively unorganized, inter- dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE. No assurances can be given that our Common Stock will ever actively trade on such markets, much less a senior market like the Nasdaq Capital Market. In any of these events, there could remain a highly illiquid market for the Company’s Common Stock and you may be unable to dispose of your Common Stock at desirable prices or at all.

An active and visible public trading market for the Company’s Common Stock may not develop and the market for our Common Stock is limited.

Our Common Stock is thinly traded and any recently reported sales price may not be a true market-based valuation of our Common Stock. There can be no assurance that an active market for our Common Stock will develop after we up-list to the Nasdaq Capital Market. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to operating performance. Consequently, holders of shares of our common stock may not be able to liquidate their investment in the Company’s shares at prices that they may deem appropriate.

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The market price for our Common Stock may be volatile.

The market price for our Common Stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	Actual or anticipated fluctuations in our quarterly or annual operating results;

•	Changes in financial or operational estimates or projections;

•	Conditions in markets generally;

•	Changes in the economic performance or market valuations of companies similar to ours;

•	Announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Our intellectual property position; and

•	General economic or political conditions in the United States, Canada or elsewhere.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our Common Stock.

As our Common Stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is now and may in the future continue to be less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	Make a special written suitability determination for the purchaser;

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•	Receive the purchaser’s prior written agreement to the transaction;

•	Provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

When our Common Stock is subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

USE OF PROCEEDS

The shares of our common stock offered by this prospectus are being registered solely for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. To the extent that we receive cash payment for the exercise of the warrants and options to purchase shares of our common stock from the selling stockholders participating in this offering, we would use such proceeds for our working capital, development of our technologies or acquisition of new technologies, and/or general corporate purposes. If all of the warrants and options to which the warrant shares and option shares offered in this prospectus were exercised, we would receive proceeds of $12,990,335 in the aggregate.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, or at privately negotiated prices.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the OTCQB marketplace under the symbol “BNKL” since August 14, 2017. Prior to that, our common stock was traded on the OTCQX marketplace under the symbol “BNKL” since August 19, 2015. Prior to that, our common stock was traded on the OTC Pink marketplace and was traded on such market prior to March 13, 2015 under the symbol “DWTP”. Our common stock did not trade between approximately July 15, 2013 and February 23, 2015. The following table sets forth the range of high and low bid prices for our common stock for each of the periods indicated as reported by such marketplaces. On September 19, 2018, the closing price of our common stock as reported on the OTCQB marketplace was $0.048 per share.

Quarterly Period Ended	High	Low
March 31, 2018	$0.18	$0.065
June 30, 2018	$0.084	$0.042
September 30, 2018 (through September 19, 2018)	$0.07	$0.032

March 31, 2017	$1.48	$0.36
June 30, 2017	$0.475	$0.211
September 30, 2017	$0.30	$0.105
December 31, 2017	$0.245	$0.10

March 31, 2016	$1.210	$0.735
June 30, 2016	$1.080	$0.660
September 30, 2016	$1.080	$0.51
December 31, 2016	$0.80	$0.526

We consider our common stock to be thinly traded and, accordingly, reported sales prices or quotations may not be a true market- based valuation of our common stock.

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Holders

As of September 19, 2018, 350,483,238 shares of Common Stock were issued and outstanding, which were held by approximately 900 holders of record and those who hold their shares through DTC, and 41,171,880 Exchangeable Shares were issued and outstanding, which were held by approximately 32 holders of record.

Dividends

We have not paid any dividends and we do not anticipate paying any cash dividends in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made in the discretion of our Board of Directors, after our taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Equity Compensation Plan Information

We adopted, and a majority of our stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”). Under such plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of up to 15% of our common stock and common stock reserved for issuance from the Exchangeable Shares are reserved for issuance under the 2014 Plan, and options for the purchase of 25,599,878 shares of our common stock have been granted and are outstanding as of March 31, 2018. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of the Company and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company.

The table below sets forth information as of March 31, 2018 with respect to compensation plans under which our common stock or Exchangeable Shares are authorized for issuance.

	(a)	(b)	(c)
	Number of securities to be Issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	13,384,524	$0.50	11,840,119
Equity compensation plans not approved by security holders:
Executive Stock Options	12,215,354	$0.161	-
Total	25,599,878		11,840,119

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company up to June 30, 2018, and should be read in conjunction with the audited financial statements and related notes of the Company as of March 31, 2018 and 2017. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

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Forward Looking Statements

Certain information contained in this MD&A includes “forward-looking statements.” Statements which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition and results of operations, prospects and opportunities and are based upon information currently available to us and our management and their interpretation of what is believed to be significant factors affecting our existing and proposed business, including many assumptions regarding future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should,” “expect,” “intend,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Although forward- looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially and perhaps substantially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including those risks described in detail in the section of this prospectus entitled “Risk Factors” as well as elsewhere in this prospectus.

In light of these risks and uncertainties, and especially given the nature of our existing and proposed business, there can be no assurance that the forward-looking statements contained in this section and elsewhere in this prospectus will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Plan of Operation and Corporate Developments

We are a global robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, specializing in the designing, developing and commercializing of cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. We strive to innovate and build devices that improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s ever move. Our product line includes three FDA-listed upper extremity clinical rehabilitation products currently on the market for clinical use, a gait rehabilitation product, a lower-body product being developed for the consumer market, as well as a potential pipeline to other new product candidates.

Bionik Laboratories Corp. was incorporated on January 8, 2010 in the State of Colorado. At the time of our incorporation the name of our company was Strategic Dental Management Corp. On July 16, 2013, the Company changed its name from Strategic Dental Management Corp. to Drywave Technologies, Inc. and changed its state of incorporation from Colorado to Delaware. Effective February 13, 2015, we changed our name to Bionik Laboratories Corp.

Bionik Canada was incorporated on March 24, 2011 under the Canada Business Corporations Act. On February 26, 2015, we:

•	Acquired 100 Class 1 common shares of Bionik Canada representing 100% of the outstanding Class 1 common shares of Bionik Canada. After giving effect to this transaction, we commenced operations through Bionik Canada; and

•	Immediately prior thereto, we transferred all of the legacy business, properties, assets, operations and goodwill of the Company (other than cash and cash equivalents), and liabilities, so that as of the Company’s acquisition of Bionik Canada, the Company had no material assets or liabilities.

As a result of the shareholders of Bionik Canada having a controlling interest in the Company subsequent to the February 2015 transaction, for accounting purposes the transaction did not constitute a business combination, and instead has been accounted for as a recapitalization of the Company with Bionik Canada being the accounting acquirer even though the legal acquirer is the Company.

On April 21, 2016, we acquired all of the outstanding shares and, accordingly, all assets and liabilities of IMT, a Boston, Massachusetts-based provider of effective robotic tools for neurorehabilitation, pursuant to an Agreement and Plan of Merger, dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary, which provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as our wholly-owned subsidiary. In return for acquiring IMT, IMT shareholders received 23,650,000 shares of our common stock.

As of March 31, 2018, an aggregate of approximately $5.9 million of our outstanding indebtedness converted in accordance with their terms, as amended, into an aggregate of 126,313,487 shares of our common stock. Also as of March 31, 2018, we were obligated to convert an additional approximately $3.2 million in outstanding indebtedness in accordance with their terms, as amended, into 61,037,660 shares of our common stock, of which 21,491,884 were issued as a result of not having authorized a sufficient number of shares of common stock to issue all of such shares as of March 31, 2018. The remaining 39,545,776 shares were issued in June 2018 after we filed an amendment to our Certificate of Incorporation to increase our authorized number of shares of our common stock from 250 million to 500 million.

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From June through July 2018, the Company issued convertible promissory notes in the aggregate principal amount of $4,708,306 to existing investors, which includes (i) an aggregate of $1,991,673 from an affiliate of Remi Gaston-Dreyfus, a director and major stockholder of the Company, and (ii) an aggregate of $306,255 from an affiliate of Andre-Auberton Herve, the Chairman of the Company, pursuant to an up to $6,000,000 convertible note offering. Pursuant to the terms of such notes, as of July 20, 2018, the notes converted in accordance with their terms into an aggregate of 102,509,278 shares (the “Shares”) of the Company’s common stock (the “Conversion”), which number of Shares was preliminarily determined on July 24, 2018 and issued on July 26, 2018 and August 8, 2018.

Significant Accounting Policies and Estimates

The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

The adoption of the FASB issued, ASU No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities From Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments With Down Round Features II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception, allows a financial instrument with a down-round feature to no longer automatically be classified as a liability solely based on the existence of the down-round provision. The update means the instrument does not have to be accounted for as a derivative and be subject to an updated fair value measurement each reporting period. The Company adopted ASU No. 2017-11 in the quarter ended September 30, 2017. Accordingly, we have reissued our audited financial statements for the fiscal years ended March 31, 2017 and 2016 in accordance with SEC rules to reflect this adoption.

Results of Operations

From the inception of Bionik Canada on March 24, 2011 through to June 30, 2018, we have generated a deficit of $36,537,038.

We expect to incur additional operating losses through the fiscal year ending March 31, 2019 and beyond, principally as a result of our continuing research and development, building the sales and marketing team, long sales cycles and general and administrative costs predominantly associated with being a public company.

Our results of operations are presented for the three months ended June 30, 2018 with comparatives for the three months ended June 30, 2017.

The following is the commentary on the three months ended June 30, 2018 compared to the three months ended June 30, 2017.

Sales

Sales were $501,333 for the three months ended June 30, 2018 (June 30, 2017 – $87,250). Sales in the three months ended June 30, 2018 represent the sale of 5 InMotion robots, service and warranty income compared to 1 InMotion robot, service and warranty income in the three months ended June 30, 2017.

Cost of Sales and Gross Margin

Cost of Sales was $253,163 for the three months ended June 30, 2018 (June 30, 2017 – $29,300). Gross margin of $248,170 or 50% for the three months ended June 30, 2018 compared to $58,220 or 67% for the three months ended June 30, 2017. The prior year sales consisted of one unit and the decreased margin in 2018 is due to higher material prices and issues related to outsourcing which the Company’s engineering team is working on mitigating.

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Operating Expenses

Total operating expenses for the three months ended June 30, 2018 was $2,882,941 compared to $2,127,589 for the three months ended June 30, 2017, as further detailed below.

Sales and marketing expenses were $542,659 for the three months ended June 30, 2018 compared to $445,525 for the three months ended June 30, 2017. The increase primarily relates to additional personnel related expenses to develop the commercial team.

Research and development expenses were $676,743 for the three months ended June 30, 2018, compared to research and development expenses of $685,909 for the three months ended June 30, 2017. Research and development expenses remained relatively constant from period to period as a result of similar staffing and project development projects having comparable costs as prior year.

For the three months ended June 30, 2018, we incurred general and administrative expenses of $979,479 compared to general and administrative expenses of $627,606 for the three months ended June 30, 2017. The increase in these expenses is primarily due to additional staff which increased salaries, as well as consulting fees, legal expenses and the costs of being a public company.

For the three months ended June 30, 2018, the Company recorded $595,412 in share-based compensation expense compared to $251,048 for the three months ended June 30, 2017.

Other Expenses

For the three months ended June 30, 2018, we incurred interest expenses of $37,420 compared to interest expenses of $72,588 for the three months ended June 30, 2017. The decrease in interest expense relates to the Company having less interest-bearing debt during the three month period ended June 30, 2018 when compared to June 30, 2017.

Foreign exchange gain for the period ended June 30, 2018 was $41,134 as compared to a loss of $98,561 for the period ended June 30, 2017. This is mainly a result of the fluctuation in the exchange rate of the Canadian Dollar to the United States Dollar.

For the three months ended June 30, 2018, we incurred $134,251 in accretion expense and $44,087 in fair value adjustment connected to the convertible loans (June 30, 2017 – $Nil and $Nil).

Other Income

For the period ended June 30, 2018, upon the increase of the number of authorized shares, we recorded a gain of $2,048,697 (June 30, 2017 – $Nil) on the fair value reevaluation of the shares to be issued, warrants and stock options outstanding at March 31, 2018.

Comprehensive Loss

Comprehensive loss for the three months ended June 30, 2018 amounted to $(760,698) resulting in a loss per share of $(0.00) compared to a loss of $(2,240,518) the three months ended June 30, 2017, resulting in a loss per share of $(0.02).

For the Fiscal Year Ended March 31, 2018 Compared to the Fiscal Year Ended March 31, 2017

Sales were $987,431 for the year ended March 31, 2018 (March 31, 2017 - $571,945). The sales are comprised of sales of InMotion products, service and warranty income commencing from the acquisition of IMT on April 21, 2016.

Cost of Sales and Gross Margin

Cost of sales was $402,665 for the year ended March 31, 2018 (March 31, 2017- $388,756), which in 2017 included inventory write downs totaling $167,425 and product costs of sales of $221,331. If the $167,425 of inventory write down were excluded from the gross margin of $183,189, it would result in a gross margin before inventory write-downs of $350,614. In 2018, cost of sales included inventory write downs totaling $38,860 and product cost of sales of $363,805. If the $38,860 of inventory write down were excluded from the gross margin of $584,766, it would result in a gross margin before inventory write-downs of $623,626.

Operating Expenses

Total operating expenses for the year ended March 31, 2018 were $10,354,032 and for the year ended March 31, 2017 was $8,829,481, as further described below.

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For the year ended March 31, 2018, the Company incurred $1,989,837 in sales and marketing expenses (year ended March 31, 2017 – $1,188,207). The sales and marketing team was expanded starting in August 2016 with the addition of five sales and marketing employees, including a Chief Commercialization Officer and marketing and sales support to aid the launch of the next generation InMotion product release which was launched in the fall of 2017.

For the year ended March 31, 2018, the Company incurred research and development expenses of $2,825,200 (year ended March 31, 2017– $2,663,146). The increase in research and development expenses relates primarily to the additional development and prototyping costs for our new development projects.

The Company incurred general and administrative expenses of $3,585,484 for the year ended March 31, 2018 and $3,346,230 for the year ended March 31, 2017. The increase in general and administrative expenses in 2018 over 2017 resulted from higher legal and public company related costs, the addition of a new employee and a consultant, increased compensation to our new CEO starting September 1, 2017 as well as amounts owing to the former CEO of the Company. The expenses for the twelve months period ended March 31, 2017 includes expenses related to the IMT acquisition in 2016. In addition, the previous year’s costs included cost of our former Chief Operating Officer; this position was reallocated to research and development in the current fiscal year.

Stock compensation expense was $1,540,580 for the year ended March 31, 2018, compared to $1,001,950 for the year ended March 31, 2017, due to more option grants in the year ended March 31, 2018 compared to the year ended March 31, 2017.

 Amortization of technology and other assets allocated from the purchase of IMT was $323,905 for the year ended March 31, 2018 (March 31, 2017 – $550,080). The amortization has decreased as certain assets acquired have been fully amortized. Assets acquired were characterized as workforce which was amortized over one year, whereas non-compete agreements and customer relationships are amortized over two years, trademarks are indefinite and patents and our exclusive license agreements over their lifetime, all as further described in our financial statements included in this prospectus. Depreciation amounted to $89,026 for the year ended March 31, 2018 (March 31, 2017 – $79,868).

For the year ended March 31, 2018, the Company recorded $1,937,308 as accretion expense compared to $Nil for the year ended March 31, 2017 due to the amortization of the fair value of warrants issued in conjunction with the Company’s recent convertible notes offering as well as the beneficial conversion feature recorded in connection with the conversion of the convertible debt financing.

Other Expenses

For the year ended March 31, 2018, we incurred interest expense of $1,297,205 (March 31, 2017 – $43,735). The increase in interest expenses relates to indebtedness assumed as a result of our acquisition of IMT in 2016, and to new indebtedness incurred during the fiscal year ended March 31, 2018 to support operating expenses.

For the year ended March 31, 2018, we expensed share premium expense of $1,249,994 (March 31, 2017 – $Nil) related to the Company’s convertible promissory notes. The amount represents 25% of the principle investment amount of the original convertible promissory loans.

For the year ended March 31, 2018, we expensed a loss of $376,674 (March 31, 2017 – $Nil) on the mark to market reevaluation of the shares to be issued as of March 31, 2018 due to not having enough authorized shares to issue all of the shares of common stock upon conversion of our convertible promissory notes on March 31, 2018.

For the year ended March 31, 2018, we incurred a foreign exchange loss of $102,999 (March 31, 2017 – $71,573). On April 1, 2015, Bionik Canada and Bionik Acquisitions Inc. changed its functional currency from the Canadian Dollar to the U.S. Dollar. This reflects the fact that the majority of the Company’s business is influenced by an economic environment denominated in U.S. currency as well as that the Company anticipates revenues to be earned in U.S. dollars.

Other Income

For the year ended March 31, 2018, other income was $107,656 and for the year ended March 31, 2017, other income was $692,198, in each case related to interest and other income. The decrease in other income is related to refundable scientific tax credits from the Government of Canada that the Company is no longer eligible for.

Comprehensive Loss

Comprehensive loss for the year ended March 31, 2018 after the retroactive adoption of ASU 2017-11 noted above was $14,625,790 resulting in loss per share of $0.14, and for the year ended March 31, 2017, after retroactive adoption of ASU 2017-11 noted above comprehensive loss was $8,069,402, resulting in loss per share of $0.09. The increase in the comprehensive loss is primarily due to larger operating expenses in the current year.

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Liquidity and Capital Resources

We have funded operations through the issuance of capital stock, loans, grants and investment tax credits received from the Government of Canada. We raised in our 2015 private offering aggregate gross proceeds of $13,126,600 which resulted in net proceeds of $11,341,397. During fiscal years 2017 and 2018, the Company also obtained funds through additional government tax credits, incurring convertible indebtedness totaling $9,111,375 that was converted into Company common shares, a short term loan of $400,000 the Company repaid and raising $1,125,038 from its warrant solicitation. Since April 2018 through June 30, 2018, the Company incurred convertible indebtedness totaling $2,965,971 that was converted into shares of common stock, and at June 30, 2018, the Company had cash and cash equivalents of $959,704. Since June 30, 2018 through July 20, 2018 when the offering closed, the Company received an aggregate of approximately $1.7 million in additional convertible debt from investors that was converted into shares of common stock.

Based on our current burn rate, we need to raise additional capital in the short term to fund operations and meet expected future liquidity requirements, or we will be required to curtail or terminate some or all of our product lines or our operations. Our Board of Directors is currently contemplating a private convertible note financing; however, we cannot give any assurance at this time that we will successfully raise all or some of such capital or any other capital. We believe we have the support of certain major shareholders who have provided convertible loans to meet the Company’s cash flow needs and the Company hopes to raise additional funds in the next six months which if successful, will enable us to continue operations based on our current burn rate, for the next 12 months; however, we cannot give any assurance at this time that we will successfully raise all or some of such capital or any other capital. Furthermore, we do not have an established source of funds sufficient to cover operating costs after September 2018 at this time and accordingly, there can be no assurance that the necessary debt or equity financing will be available, or will be available on terms acceptable to us, in which case we may be unable to meet our obligations or fully implement our business plan, if at all. These conditions however raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated interim financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Additionally, we will need additional funds to respond to business opportunities including potential acquisitions of complementary technologies, protect our intellectual property, develop new lines of business and enhance our operating infrastructure. While we may need to seek additional funding for any such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We will also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our product lines or our operations.

Net Cash Used in Operating Activities

During the three months ended June 30, 2018, we used cash in operating activities of $(2,421,086) compared to $(1,306,657) for the three months ended June 30, 2017. The increased use of cash is mainly attributable to cost of sales and inventory build-up to support revenues, higher general and administrative and sales and marketing costs and settlement of accrued commitments.

During the fiscal year ended March 31, 2018, we used cash in operating activities of $(7,710,862). The increased use of cash in the fiscal year ended March 31, 2018, compared to a use of $(6,992,313) for the year ended March 31, 2017 is mainly attributable to the larger loss from operations.

Net Cash Used in Investing Activities

During the three months ended June 30, 2018, net cash used in investing activities was $(7,844) related to equipment purchases. For the three months ended June 30, 2017, net cash used in investing activities was $(15,600).

During the fiscal year ended March 31, 2018, net cash used in investing activities was $(21,567), compared to $(170,790) for the fiscal year ended March 31, 2017. The decrease in the year ended March 31, 2018 resulted from there being no investment activity compared to the year ended March 31, 2017, when the Company was providing funds to IMT before the close of that acquisition in April 2016.

Net cash used in investing activities in 2018 and 2017 was used for the acquisition of equipment. The Company’s purchase of additional computer equipment was due to the increase in engineers and equipment to help with the development of our technology.

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Net Cash Provided by Financing Activities

Net cash provided by financing activities was $2,881,323 for the three months ended June 30, 2018 compared to cash provided by financing activities of $1,625,038 for the three months ended June 30, 2017. The increase in the three months ended June 30, 2018 is due to receipt of an additional $2,934,298 convertible loan, which was offset by the repayment of $52,975 in principal and interest under an existing demand loan.

Net cash provided by financing activities was $7,696,090 for the fiscal year ended March 31, 2018 compared to $2,324,996 for the year ended March 31, 2017. The reason for the increase from the 2017 period to the 2018 period is due to successfully raising more capital in the 2018 fiscal period than the 2017 fiscal period.

Newly Adopted and Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). The updated standard will replace most existing revenue recognition guidance in U.S. GAAP. The new standard introduces a five-step process to be followed in determining the amount and timing of revenue recognition. It also provides guidance on accounting for costs incurred to obtain or fulfill contracts with customers, and establishes disclosure requirements, which are more extensive than those required under existing U.S. GAAP. The FASB has issued numerous amendments to ASU 2014-09 from August 2015 through January 2018, which provide supplemental and clarifying guidance, as well as amend the effective date of the new standard. ASU 2014-09, as amended, is effective for the Company in the interim period ended June 30, 2018. The standard permits the use of either the retrospective or modified retrospective (cumulative effect) transition method. The Company adopted the new standard using the modified retrospective transition method. Although the Company’s analysis of the impact of the new revenue recognition guidance is not fully complete, management do not currently believe that such guidance will materially impact the aggregate amount and timing of revenue recognition subsequent to adoption, nor a significant cumulative adjustment to the consolidated balance sheet as of April 1, 2018; however, the Company will provide enhanced revenue recognition disclosures as required by the new standard.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which require that deferred tax liabilities and assets be classified on our Consolidated Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing after December 15, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the consolidated financial position or the consolidated results of operations.

In January 2016, the FASB issued ASU No. 2016-01 Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The updates make several modifications to Subtopic 825-10, including the elimination of the available-for-sale classification of equity investments, and it requires equity investments with readily determinable fair values to be measured at fair value with changes in fair value recognized in operations. The update is effective for fiscal years beginning after December 2017. The Company is still assessing the impact that the adoption of ASU 2016-01 will have on the consolidated financial position and the consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASU 2016-02 will have on the consolidated financial position and the consolidated results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting”. Several aspects of the accounting for share-based payment award transaction are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company has adopted ASU-2016-09 during the year and it did not have material effect on the consolidated financial position and the consolidated results of operations.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments”. This ASU provides eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for the fiscal year commencing after December 15, 2017. The Company is still assessing the impact that the adoption of ASU 2016-15 will have on the consolidated statement of cash flows.

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In January 2017, the FASB issued ASU 2017-01, “Business Combinations: Clarifying the definition of a Business” which amends the current definition of a business. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU 2017-01 further states that when substantially all of the fair value of gross assets acquitted is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term “outputs” to be consistent with how it is described in Topic 606, Revenue from Contracts with Customers. The changes to the definition of a business will likely result in more acquisitions being accounted for as asset acquisitions. ASU 2017-01 is effective for acquisitions commencing on or after June 30, 2019, with early adoption permitted. Adoption of this guidance will be applied prospectively on or after the effective date.

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other” ASU 2017-04 simplifies the accounting for goodwill impairment by eliminating Step 2 of the current goodwill impairment test, which required a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the reporting unit’s carrying value exceeds its fair value, limited to the carrying value of the goodwill. ASU 2017-04 is effective for financial statements issued for fiscal years, and interim periods beginning after December 15, 2019.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2017-09). The FASB issued the update to provide clarity and reduce the cost and complexity when applying the guidance in Topic 718. The amendments in this update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. ASU 2017-09 is effective for the Company in the interim period ended June 30, 2018. The Company does not expect the impact of adopting ASU 2017-09 to be material on its consolidated financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated interim financial statements

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS

Company Overview

Bionik Laboratories Corp. is a healthcare company focused on improving the quality of life of millions of people with neurological or mobility impairments by combining artificial intelligence and innovative robotics technology to help individuals from hospital to home to regain mobility, enhance autonomy, and regain self-esteem.

The Company uses artificial intelligence and machine learning technologies to make rehabilitation methods and processes smarter and more intuitive to deliver greater recovery for patients with neurological or mobility impairments. These technologies allow large amounts of data to be collected and processed in real-time, enabling appropriately challenging and individualized therapy during every treatment session. This is the foundation of the InMotion therapy. The Company’s rehabilitation therapy products are built on an artificial intelligence platform, measuring the position, the speed and the acceleration of the patient 200 times per second. The artificial intelligence platform is designed to adapt in real time to the patient’s needs and progress while providing quantifiable feedback of a patient’s progress and performance, in a way that the Company believes a trained clinician cannot.

Based on this foundational work, the Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired individuals, including three InMotion robots currently in the market and two products in varying stages of development.

The InMotion therapy uses the Company’s robots to assist patients to rewire a segment of their brains after injury, also known as neuroplasticity. The InMotion Robots - the InMotion ARM, InMotion Wrist and the InMotion ARM/HAND – are designed to provide intelligent, adaptive therapy in a manner that has been clinically shown to maximize neurorecovery. The Company is also developing a home version of the InMotion upper-body rehabilitation technology, as well as a lower-body wearable assistive product, based on the Company’s existing ARKE lower body exoskeleton technology, which could allow certain mobility impaired individuals to walk better. The Company intends to launch this mobility assistance solution into the consumer market.

The InMotion ARM, InMotion ARM/HAND, and InMotion Wrist are robotic therapies for the upper limbs. InMotion robotic therapies have been characterized as Class II medical devices by the U.S. Food and Drug Administration, or FDA, and are listed with the FDA to market and sell in the United States. More than 250 of our clinical robotic products for stroke rehabilitation have been sold in over 20 countries, including the United States. In addition to these fully developed, clinical rehabilitation solutions, we are also developing “InMotion Home”, which is an upper extremity product that allows the patient to extend their therapy for as long as needed while rehabilitating at home. This rehabilitation solution is being developed on the same design platform as the InMotion clinical products.

We believe recent payment changes in the US marketplace proposed and finalized by the Centers for Medicare and Medicaid Services create a favorable environment for greater clinical adoption of our robotic technology. For instance, the Improving Medicare Post-Acute Care Transformation Act of 2014, or the Impact Act of 2014, began the shift toward standardizing patient assessment data for quality measures. The updated Prospective Payment System (PPS), SNF QRP (Quality Reporting Program) and SNF VBP (Value Based Purchasing) programs have further shifted reimbursement toward the needs of the patient and away from volume of services provided in the skilled nursing setting. Other programs have caused a similar shift in the Inpatient Rehabilitation Facility setting, as well. We expect that in the next 12-18 months, further incentives toward quality based care will be implemented, resulting in providers being publicly ranked, as well as financially rewarded, for quality reporting and better outcomes.

We have a growing body of clinical data for our products. More than 1,500 patients participated in trials using our InMotion robots, the results of which have been published in peer-reviewed medical journals (including the New England Journal of Medicine, Nature and Stroke). Of note, our InMotion robots are being used in an ongoing, multicenter randomized controlled phase III interventional trial, funded by the National Institute for Health Research Health Technology Assessment Program in the United Kingdom. The study includes the enrollment of 720 stroke patients in a multi-center, randomized controlled research trial to evaluate the clinical and cost effectiveness of robot-assisted training in post-stroke care that is expected to be completed before the end of 2018 with results to be published in 2019.

In addition to our proprietary in-house products, we have the exclusive right to market and sell the Morning Walk lower body rehabilitation technology owned by Curexo Inc., a South Korean company, within the United States. The Morning Walk is a gait assistance product for rehabilitation. We plan to develop other biomechatronic solutions, including consumer-level medical assistive and rehabilitative products, through internal research and development. We may in the future further augment our product portfolio through technology acquisition opportunities should they come available and if we are sufficiently capitalized to undertake these investments.

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We have worked with industry leaders in manufacturing and design and have also expanded our development team through partnerships with researchers and academia. Most recently, on May 17, 2017, we entered into a Co-operative Joint Venture Contract with Ginger Capital Investment Holding Ltd., pursuant to which the Company has a 25% interest and Ginger Capital has a 75% interest. As of the date of this prospectus, Ginger Capital is obligated to contribute $290,000 to the joint venture and is required to contribute an additional $435,000 by May 22, 2019 and $725,000 by May 22, 2023.

On June 20, 2017 we entered into a joint development and manufacturing agreement with Wistron Medical Tech Holding Company of Taiwan to jointly develop a lower body assistive robotic product based on the ARKE technology for the consumer home market.

We have also entered into an agreement with Cogmedix Inc., a wholly owned subsidiary of Coghlin Companies, a medical device development and manufacturing company located in Worchester, MA, for the production of our InMotion robots. The initial agreement is for turnkey, compliant manufacturing with the capability of scaling faster production to meet increased volume as the Company grows. In addition, our Massachusetts-based manufacturing facility is compliant with ISO- 13485 and FDA regulations.

We currently hold an intellectual property portfolio that includes 5 U.S. and international pending patents, as well as other patents under development. We may file provisional patents from time to time, which may expire if we do not pursue full patents within 12 months of the filing date. The provisional patents may not be filed as full patents and new provisional patents may be filed as the technology evolves or changes. Additionally, we hold exclusive licenses to three additional patents of which one is currently being used for the InMotion Wrist and is licensed to us from the Massachusetts Institute of Technology.

We currently sell our products directly or can introduce customers to a third party finance company to lease at a monthly fee over the term or other fee structure for our products to hospitals, clinics, distribution companies and/or buying groups that supply those rehabilitation facilities.

We introduced our new enhanced commercial version of the InMotion product line in December 2017. We sold six InMotion robots in the year ended March 31, 2017, eleven InMotion robots in the year ended March 31, 2018, and five InMotion robots in the quarter ended June 30, 2018.

We have a history of net losses. At June 30, 2018 the Company had an accumulated deficit of $36,537,038 (March 31, 2018 – $35,776,340). The Company incurred a comprehensive loss of $760,698 for the three month period ended June 30, 2018 (June 30, 2017 – $2,240,518). The Company had $987,431 of revenue for the year ended March 31, 2018 (March 31, 2017 – $571,945), and revenue for the first quarter ended June 30, 2018 of $501,333 (June 30, 2017 - 87,250). As of June 30, 2018, the Company had a working capital deficit of $3,152,267 (March 31, 2018 – $6,711,941).

History; Recent Developments

Bionik Laboratories Corp. was incorporated on January 8, 2010 in the State of Colorado. At the time of our incorporation the name of our company was Strategic Dental Management Corp. On July 16, 2013, we changed our name from Strategic Dental Management Corp. to Drywave Technologies, Inc. and changed our state of incorporation from Colorado to Delaware. Effective February 13, 2015, we changed our name to Bionik Laboratories Corp.

Bionik Laboratories Inc., which we refer to in this prospectus as Bionik Canada, was incorporated on March 24, 2011 under the Canada Business Corporations Act.

On February 26, 2015, we entered into an Investment Agreement with Bionik Acquisition Inc., a company existing under the laws of Canada and our wholly owned subsidiary, and Bionik Canada whereby we acquired 100 Class 1 common shares of Bionik Canada representing 100% of the outstanding Class 1 common shares of Bionik Canada. After giving effect to this and related transactions, we commenced operations through Bionik Canada.

Subsequently, on April 21, 2016, we acquired Interactive Motion Technologies, Inc., or IMT,, a Boston, Massachusetts-based provider of effective robotic products for neurorehabilitation, including all of its owned and licensed products both commercialized and in development.

Between March 31, 2018 and June 2018, an aggregate of approximately $9.1 million of our outstanding indebtedness converted in accordance with their terms, as amended, into an aggregate of 187,351,147 shares of our common stock.

From June through July 2018, the Company issued short-term convertible promissory notes in the aggregate principal amount of $4,708,306 to existing investors, which includes affiliates of the Company. As of July 20, 2018, the notes converted in accordance with their terms into an aggregate of 102,509,278 shares of the Company’s common stock.

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Corporate Information

Our principal executive office is located at 483 Bay Street, N105, Toronto, ON, Canada M5G 2C9 and our main corporate telephone number is (416) 640-7887 x 508. Our principal US office is located at 80 Coolidge Hill Road, Watertown, MA, USA 02472. Our website is www.bioniklabs.com. Information on our website does not constitute a part of this prospectus.

Products in Market

InMotion Robots

Our suite of robotic rehabilitation products are the result of medical engineering research and development at the Newman Laboratory for Biomechanics and Human Rehabilitation at the Massachusetts Institute of Technology (MIT).

We believe that our robotic products have exceptional capacity for measurement and immediate interactive response, which sets them apart from other therapy systems:

•	Senses the patient’s movement and responds to a patient’s continually-changing ability;

•	Using artificial intelligence, robots guide the exercise treatment accordingly:

•	If the patient is unable to move, the robot assists the patient to initiate movement towards the target;

•	If coordination is a problem, using artificial intelligence, the robot “guides” the movement, allowing the patient to move towards the target and confirming that the patient is practicing the movement the correct way; and

•	As the patient gains movement control, the robot provides less assistance and continually challenges the patient; and

•	Provides quantifiable feedback on progress and performance that can be downloaded.

InMotion Robots have been tested by leading medical centers in controlled clinical trials, including large randomized controlled clinical studies. Through research, we have determined that the best way to optimize robot therapy is by allowing the robots to focus on reducing impairments and allowing the therapist to assist on translating the gains into function.

We believe that our modular systems approach to neurorehabilitation is designed to optimize the use of robotics in a manner that is consistent with the latest clinical research and neuroscience, taking into account the latest understanding on motor learning interference and motor memory consolidation.

More than two hundred fifty InMotion Robots have been sold for research and rehabilitation in over 20 countries, including the United States. Extensive research has shown the InMotion robots to be effective, especially for stroke and cerebral palsy. Based on clinical trials using the InMotion ARM, the American Heart Association (AHA) Stroke council and the U.S. Department of Veterans Affairs recommended, in 2010, the use of robot-assisted therapy to improve upper extremity motor coordination in individuals with some voluntary finger extension in outpatient and chronic care settings. In the trial conducted by the Department of Veterans Affairs, results demonstrated efficacy and a reduction in healthcare expenses when using the InMotion ARM when compared to non-robotic therapy.

The InMotion robot was exclusively selected for the Robot Assisted Training for the Upper Limb after Stroke study that is funded by the NIHR Health Technology Assessment Program conducted throughout the United Kingdom that employs our InMotion upper extremity robotic systems. The study includes the enrollment of 720 stroke patients in a multi-center, randomized controlled research trial to evaluate the clinical and cost effectiveness of robot-assisted training in post-stroke care, that is expected to be completed before the end of 2018 with results to be published in 2019.

InMotion ARM

The InMotion ARM is an evidence-based intelligent interactive rehabilitation technology that senses patient movements and limitations, providing assistance as needed in real time. It allows clinicians to effectively deliver optimum intensive sensor motor therapy to the shoulder and elbow to achieve the development of new neural pathways and helps patients regain motor function following a neurological condition or injury. We recently launched a new version of the InMotion ARM, which has a 40% smaller footprint than the previous generation and has wireless report printing, among other improvements.

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InMotion ARM/HAND

The InMotion ARM/HAND is an add-on module to be used with the InMotion ARM. The two work together to provide as needed support for reaching with grasp and release movements, or independently for focused training on individual hand movements. It allows clinicians to efficiently deliver optimum intensive sensor motor therapy to the hand to achieve the development of new neural pathways and helps patients regain motor function following a neurological condition or injury. The product is characterized as a Class II medical device by the U.S. and is listed with the FDA as 510(k) exempt, allowing the product to be marketed in the United States.

InMotion WRIST

The InMotion WRIST is an evidence based interactive rehabilitation device that senses patient movements and limitations, and provides assistance as needed. It can accommodate the range of motion of a normal wrist in everyday tasks and can be used by clinicians as a stand-alone treatment option or in addition to the InMotion ARM. The InMotion WRIST enables clinicians to efficiently deliver optimum intensive sensor motor wrist and forearm therapy to patients with neurological conditions. The product is characterized as a Class II medical device by the U.S. and is listed with the FDA as 510(k) exempt, allowing the product to be marketed in the United States.

Morning Walk

Since March 2018, we are the exclusive distributor of the Morning Walk gait rehabilitation product in the United States. The technology is owned by Curexo, Inc., a South Korean company and the exclusive distributor of our InMotion robotic systems in South Korea.

Product Pipeline

InMotion HOME

The InMotion Home is an upper extremity product that would allow patients to extend their therapy for as long as needed while rehabilitating at home, and is being developed on the same design platform as the InMotion clinical products described above. The InMotion Home is currently in development and we have not yet determined a release date for this product.

Lower Body Robotic Products

The ARKE is a robotic lower body exoskeleton that was under development and designed for wheelchair bound individuals suffering from spinal cord injuries, stroke and other mobility disabilities. As a result of a combination of our concentrating on the commercialization of the InMotion robots, our lack of additional funds, and changes in the marketplace, we determined to suspend the further development of the ARKE as a rehabilitation device, and instead, building on our existing ARKE exoskeleton technology, we are developing with Wistron Medical Tech Holding Company of Taiwan a lower body robotic assistive device as well as other technology targeting the consumer market, that could allow mobility impaired individuals to walk better. We intend to launch our first version of this product in 2020.

Other Prospective Products

We have exclusively licensed the rights to manufacture and sell products and methodologies covered by a patent for a lower limb robotic rehabilitation apparatus and method for rehabilitating gait, owned in part by Dr. Hermano Igo Krebs, one of our former directors and executive officers; however, this product has not yet been developed.

We may from time to time expand our product offerings and enhance the strength of our Company through internal development, as well as through strategic and accretive partnerships or acquisitions from time to time.

Competition and Competitive Advantage

The medical technology equipment industry is characterized by strong competition and rapid technological change. There are a number of companies developing technologies that are competitive to our existing and proposed products, many of them, when compared to our Company, having significantly longer operational history and greater financial and other resources.

The primary competitor for the InMotion product line of upper-body rehabilitation robots as well as the Morning Walk is Hocoma, a Swiss-based company. Other competitors include AlterG, Aretech and Reha Technology We believe that the InMotion product line’s primary advantage over Hocoma is the evidence based, research proven data that supports each of our products. Evidence based, research proven data is used to support reimbursement from health systems, insurance companies and governments.

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The prime competitors for our lower body robotics assistive device in development are Honda, Cyberdyne and Ekso. We expect it, once developed, to compete as a personal choice physical enhancement consumer product.

Our challenge will be achieving rapid market awareness and adoption of our emerging technology in rehabilitation and mobility centers throughout the U.S., Canada and any other market we may enter. Our existing InMotion robots and technologies are expected to significantly help with our clinical trials and our ability to launch our lower-extremity development products into the market, as we intend to leverage clinical data on our rehabilitative products and international distributorships and relationships with rehabilitation centers around the world.

Robotic technology and its use in clinical settings is a new and emerging industry and is regulated by medical device regulatory agencies (such as the US Food and Drug Administration). We believe that we will face challenges of increased regulatory scrutiny, possible changes in regulator’s requirements, meeting quality control standards of various government regulators, increased competition in the future based on other new technologies, additional features and customizability, reduced pricing, clinical outcomes and other factors. Our strength in this market will depend on our ability to achieve market acceptance, develop new technologies, develop new products, implement production plans, develop marketing strategies, secure regulatory approvals, secure necessary data for reimbursement, protect our intellectual property and have sufficient funding to meet all these challenges.

The market for the Company’s other prospective products also has competition and is subject to rapid technological change and regulatory requirements. There can be no assurance that the Company will be in a strong position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. Failure to maintain and enhance our competitive position could materially affect the business and our prospects.

Market Strategy

The Company’s current products are designed to be rehabilitation products and mobility solutions for patients in hospitals and clinics. We currently have three robotic products that listed with the FDA, which are the products sold through our own sales team in the United States, as well as through third party distributors around the world. Our business plan in part relies on broad adoption of upper and lower body robotic rehabilitation products to provide neuro-rehabilitation to individuals who have suffered a neurological injury or disorder.

The sales of our clinical and proposed products could depend, in part, on the extent to which healthcare providers and facilities or individual users are reimbursed by government authorities, private insurers and other third-party payers for the costs of our products or the services performed with our products. The coverage policies and reimbursement levels of third-party payers, which can vary among public and private sources and by country, may affect which products are purchased by customers and the prices they are willing to pay for those products in a particular jurisdiction. Reimbursement rates can also affect the acceptance rate of new technologies. Legislative or administrative reforms to reimbursement systems in the United States or abroad, or changes in reimbursement rates by private payers, could significantly reduce reimbursement for procedures using the Company’s products or result in denial of reimbursement for those products, which would adversely affect customer demand or the price customers may be willing to pay for such products. The change expected in October 2018 under certain US government plans to reimburse SNF’s (Skilled Nursing Facilities) to be followed by ORF’s (Inpatient Rehabilitation Facilities) based on outcome data, is expected to be beneficial to the Company in its sales efforts.

Outside of the US, we have used distributors to sell in the local markets and we currently have distributors in South Korea, as well as a joint venture partner in China. We plan in the near term to hire a sales director in Europe to increase our market penetration in Europe and surrounding areas.

We have not yet determined a release date for the InMotion Home, our planned home version of our InMotion product line. Our market strategy will be the development of hospital and clinic relationships that will allow us to gain acceptance of the technology among experts and patients. We are also seeking a number of government grants in collaboration with various hospitals and clinics to allow us to partially fund trials and research projects. We expect to gain traction among the doctors and experts involved in the distribution and buying groups that are established within those selected partner hospitals. We expect to also conduct clinical trials in other countries for the purpose of gaining traction in those markets.

We currently sell our products or can introduce customers to a third party finance company to lease at a monthly fee over term or other fee structure for our products to hospitals, clinics, distribution companies and/or buying groups that supply those rehabilitation facilities.

Our market strategy also relies on identifying and entering into joint venture arrangements with third parties that can assist us with the development, commercialization and distribution of our technologies and products. For instance, we have entered into a relationship with Wistron Medical Tech Holding Company of Taiwan to develop a lower body robotic assistive product for the consumer home market based on our ARKE technology, and with Curexo Inc. of South Korea to distribute our InMotion robots to that market. Additionally, we established a cooperative joint venture enterprise with Ginger Capital Investment Holding Ltd. for the purpose of selling and distributing our InMotion robots in the People’s Republic of China.

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The distribution of the Morning Walk in the US market is expected to be through our existing sales force and infrastructure that is used to sell the InMotion robots, as we believe the Morning Walk is a complementary product to our existing offerings and the customers are generally within the same segments.

Intellectual Property

We use intellectual property developed, acquired or licensed, including patents, trade secrets and technical innovations to provide our future growth and to build our competitive position. We have 5 U.S. and international patents pending and other patents under development. As we continue to expand our intellectual property portfolio, it is critical for us to continue to invest in filing patent applications to protect our technology, inventions, and improvements. However, we can give no assurance that competitors will not infringe on our patent rights or otherwise create similar or non-infringing competing products that are technically patentable in their own right.

Our patents pending, all of which are expected to expire in 2033 or 2034, are as follows:

Algorithms & Control Systems	Filed US & International
Sensory Technology	Filed US & International
Robotics	Filed US & International
Robotics	Filed US & International
Robotics	Filed US & International

We may file provisional patents from time to time, which may expire if we do not pursue full patents within 12 months of the filing date. The provisional patents may not be filed as full patents and new provisional patents may be filed as the technology evolves or changes.

The following are the patents licensed to us that we acquired on April 21, 2016:

Patent #	Description	Date	Expiration

7,618,381	Wrist and Upper Extremity Motion (MIT License)	11/17/09	10/27/2024

7,556,606	Pelvis Interface: key components for effective motor neuro- Rehabilitation of lower extremities (MIT License)	07/07/09	05/17/2027

8,613,691	Dynamic Lower Limb Rehabilitation Robotic Apparatus And Method of Rehabilitating Human Gait (Krebs/Bosecker License)	12/24/13	4/16/2030

IMT entered into an Agreement, executed on December 31, 1999, to license two of the above-referenced patents from MIT with a royalty of 3% on sales within the United States and 1.5% for sales outside the United States, with a minimum annual royalty of $10,000. To date, we have not determined whether we intend to commercialize the patent relating to the pelvis.

Dr. Krebs, a former director and former executive officer and a founder of IMT, is a co-licensor pursuant to an Agreement dated June 8, 2009, of patent #8,613,691, pursuant to which we are required to pay Dr. Krebs and Caitlyn Joyce Bosecker an aggregate royalty of 1% of sales based on such patent. As this product connected to the patent is not yet commercialized, no sales have been made.

We have to date and generally plan to continue to enter into non-disclosure, confidentially and intellectual property assignment agreements with all new employees as a condition of employment. In addition, we also generally enter into confidentiality and non-disclosure agreements with consultants, manufacturers’ representatives, distributors, suppliers, investors, financial partners and others to attempt to limit access to, use and disclosure of our proprietary information.

Research and Development

Our research and development programs are pursued by engineers and scientists employed by us in Toronto and Boston on a full- time basis or hired as per diem consultants. InMotion robots are based on research and development originally done at MIT. Our InMotion Wrist product is based on a patent that we license from MIT.

We also work with advisors who are industry leaders in manufacturing and design and researchers and academia. Our leading robotic advisor is Dr. Neville Hogan of MIT. We are also working with subcontractors in developing specific components of our technologies. The primary objective of our research and development program is to advance the development of our existing and proposed products, to enhance the commercial value of such products.

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For the fiscal years ended March 31, 2018 and March 31, 2017, the Company incurred $2,825,200 and $2,633,146, respectively, in research and development costs. Research and development expenses were $676,743 for the three months ended June 30, 2018, compared to research and development expenses of $685,909 for the three months ended June 30, 2017. Research and development expenses remained relatively constant from period to period as a result of similar staffing and project development projects having comparable costs as prior year.

Government Regulations

General

Our medical technology products and operations are subject to regulation by the U.S. Food and Drug Administration (“FDA”) and various other federal and state agencies, as well as foreign governmental agencies in Canada, Europe, South America and Asia. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical device products.

In addition to the below, other regulations we encounter are the regulations that are common to all businesses, such as employment legislation, implied warranty laws, and environmental, health and safety standards, to the extent applicable. We will also encounter in the future industry-specific government regulations that would govern our products, if and when developed for commercial use. It may become the case that other regulatory approvals will be required for the design and manufacture of our products and proposed products.

We do not expect our planned lower body robotic assistive device to be subject to FDA or other regulations as a medical or rehabilitative device.

U.S. Regulation

Under the U.S. Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. The InMotion robots are classified as Class II 510 (k) exempt products. Our manufacturing facility in Boston is compliant with ISO 13485 and FDA regulations.

We also are required to establish a suitable and effective quality management system, which establishes controlled processes for our product design, manufacturing, and distribution. We are doing this in compliance with the internationally recognized standard ISO 13485 Quality Management Systems. Following the introduction of a product, the FDA and foreign agencies may engage in periodic reviews of our quality systems, as well as product performance and advertising and promotional materials. These regulatory controls, as well as any changes in FDA or other foreign agencies’ policies, can affect the time and cost associated with the development, introduction and continued availability of new products. Where possible, we anticipate these factors in our product development processes. These agencies possess the authority to take various administrative and legal actions against us, such as product recalls, product seizures and other civil and criminal sanctions.

Foreign Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. InMotion robots have also been designated as Class IIa devices in the EU. Whether or not we obtain FDA clearance for the marketing, sale and use of a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The process varies from country to country, and the time may be longer or shorter than that required by the FDA. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

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The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Employees

As of September 19, 2018, we had 27 full-time employees, 3 part-time employees and 3 consultants who are based in our principal executive office located in Toronto, Canada, and our Watertown, Massachusetts facility. These employees oversee day-to-day operations of the Company supporting management, engineering, research and development, sales and marketing and administration functions of the Company. As required, we also engage consultants to provide services to the Company, including quality assurance and corporate services. We have no unionized employees.

Subject to available funds, we plan to hire up to 5 additional full-time employees within the next 12 months whose principal responsibilities will be the support of our research and development, clinical development, production, sales and marketing and commercialization/ business development activities.

We consider relations with our employees to be satisfactory.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

MANAGEMENT

Directors and Executive Officers

Our executive officers and directors are as follows:

Name	Age	Position

Andre Auberton-Herve	56	Chairman of the Board
Eric Dusseux	50	Chief Executive Officer and Director
Michal Prywata	27	Chief Technology Officer
Remi Gaston Dreyfus	63	Director
P. Gerald Malone	68	Director
Joseph Martin	70	Director
Charles Matine	60	Director
Audrey Thevenon	40	Director
Leslie Markow	57	Chief Financial Officer
Renaud Maloberti	50	Chief Commercial Officer

Andre Auberton-Herve: Chairman of the Board. Mr. Auberton-Herve has been the Chairman of the Company’s Board of Directors since January 24, 2018. Mr. Auberton-Herve brings substantial leadership experience within strategic, operational, and financial activities from past roles. Mr. Auberton-Herve is the founder of 4A Consulting & Engineering, which provides strategic advice and consulting services with respect to renewable energy and digital innovation, and has served as its President and CEO since its founding in July 2015. 4A Consulting provided consulting services to the Company from February 2017 until Mr. Auberton-Herve’s appointment as Chairman. Mr. Auberton-Herve co-founded Soitec SA, a publicly traded company on the Euronext Paris stock exchange which designs and manufactures innovative semiconductor materials which are used in many smartphone platforms and computing activities, where he was President and CEO from July 1992 until January 2015, then Chairman and Chairman Emeritus since September 2015. While at Soitec SA, Mr. Auberton-Herve was responsible for overseeing the strategic, operational and financial activities of the company. He built an international high-tech group in ten countries and five manufacturing facilities in Europe, Asia and the U.S. Mr. Auberton-Herve also led the company through its listing on Euronext in 1999, raising significant amounts of capital since then with some of the world’s largest investment banks. He has been nominated Knight of the Legion of Honor and Knight of the Order of Merit in France. Mr. Auberton-Herve holds a Doctorate degree in Semiconductor Physics and a Master’s degree in Materials Science from Ecole Centrale de Lyon in France. The Company believes that Mr. Auberton-Herve is qualified as a board member of the Company because of his substantial strategic, operational and leadership experience.

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Dr. Eric Dusseux: Chief Executive Officer and Director. Dr. Dusseux has served as the Company’s Chief Executive Officer since September 1, 2017 and has served as a director since July 22, 2017. He was previously the President Europe at Auregen BioTherapeutics SA and was a director at Auregen BioTherapeutics Inc., which is translating 3D bioprinting technology for innovative treatments for patients with rare disorders, since February 2017. Prior to that, from November 2016 through January 2017, Dr. Dusseux was President Europe at Bemido SA, a family office. From September 2012 to October 2016, Dr. Dusseux was an Executive Committee Member in the Corporate Strategy Department of Sanofi Pasteur SA, the vaccines division of Sanofi, a global healthcare leader, where he led corporate strategy, business intelligence, and international business development. He has also served in key roles at GlaxoSmithKline Biologicals from January 2008 to June 2012, leading product development and business growth strategy. Dr. Dusseux also gained significant experience providing strategic advice for numerous pharmaceutical, medical device, payer and biotechnology clients, while working for the Boston Consulting Group from 2002 to 2007. Dr. Dusseux is a Medical Doctor, specializing in Public Health. Dr. Dusseux also holds a Master of Science in Physical Chemistry and is a graduate of the French Business School H.E.C. in Paris (MBA, Isa). We believe that Dr. Dusseux is qualified as a board member of the Company because of his substantial strategic and leadership experience within the healthcare industry.

Michal Prywata: Chief Technology Officer. Mr. Prywata is the co-founder of Bionik Canada and has served as our Chief Technology Officer since June 2017, Chief Operating Officer from April 2013 to June 2017, as a director from March 2011 to September 2018, and as an observer to the Board since September 2018. Mr. Prywata previously served as our Chief Executive Officer from March 2011 to April 2013. Mr. Prywata studied biomedical engineering at Ryerson University until the end of his second year, with a focus on electronics and software development for medical products. He has a track record of winning technology showcases and inventing technologies that address significant unmet needs and untapped markets. He has spent the past 5 years with Bionik Canada, managing technological advancements, managing day-to-day operations, and developing concepts into products. In addition, Mr. Prywata, together with the Company’s other co-founder and its former CEO, was responsible for raising and securing initial seed capital and subsequent capital raises. Mr. Prywata is the co-inventor of the Company’s ARKE technology platform. Mr. Prywata serves as a member of the Board of Directors due to his being a founder of the Company and his current executive position with the Company. We also believe that Mr. Prywata is qualified due to his experience in the medical device industry.

Remi Gaston-Dreyfus: Director: Mr. Gaston-Dreyfus has been a director of the Company since September 1, 2017. Since 2007, Mr. Gaston-Dreyfus has been the CEO and Founder of RGD Investissements S.A.S. in Paris, a developer of and investor in real estate assets in Paris. Prior to 2007, Mr. Gaston-Dreyfus was a shareholder, Chairman and CEO of the Photo-Journalism group A.G.I. (including Gamma Press Agency). Mr. Gaston-Dreyfus was a co-founder of a Parisian law firm in 1984, and was a French lawyer until 1992. We believe that Mr. Gaston-Dreyfus is qualified to serve as a member of the Board of Directors due to his experience as an entrepreneur and his legal training

P. Gerald Malone: Director. Mr. Malone has been a director of the Company since March 19, 2018. Since 1997, Mr. Malone has held a number of directorships and chairmanships in private and AIM listed companies in the healthcare, IT and energy sectors in the UK and the USA. He has extensive experience within the financial services sector, serving since 2001 as a board member and ultimately Chairman of Aberdeen Asia-Pacific Income Fund (FAX), a U.S. closed-end mutual fund. He also serves as a director of a number of other U.S. and Canadian closed- and open-end mutual funds, and of the Washington, D.C.-based Mutual Fund Directors Forum, a body representing independent fund directors. A Scottish lawyer by profession, Mr. Malone was previously a Member of Parliament in the U.K. from 1983 to 1997, and served as Minister of State for Health in John Major’s government from 1994 to 1997. Mr. Malone is qualified as a board member of the Company because of his substantial commercial strategic, government and leadership experience.

Joseph Martin: Director. Mr. Martin currently serves as Chairman of Brooks Automation, a global provider of automation, vacuum and instrumentation solutions. He also serves as a director of Collectors Universe, Inc., a third party grading and authentication service for high-value collectibles, of Allegro Microsystems, a manufacturer of high-performance semiconductors for the automotive market, Fairchild Semiconductor, ChipPAC Inc. and Soitec Inc. In 2000 CFO Magazine awarded Mr. Martin the CFO of the Year award for turnaround operations. Mr. Martin holds an Executive Masters certification from The American College of Corporate Directors. We believe Mr. Martin is qualified to serve as a member of the Board of Directors due to his extensive board and financial expertise.

Charles Matine: Director. Mr. Matine serves as an Advisory Board Member of Enlaps, a start-up company providing a time-lapse solution to photographers, since February 2018. Since July 2015, Mr. Matine has served as a strategic advisor to C4 Ventures, a London-based venture fund supporting media, e-commerce and hardware startups. In April 2014, Mr. Matine founded B & Associates, a marketing and digital transformation consultancy firm, and has served as its CEO since April 2014. Prior to that, Mr. Matine served as a Business Unit Director of Apple France from July 2010 to April 2014, where he led the Education and Research business unit, and as a Senior Marketing Manager of Apple Europe from April 2006 to June 2010, where he was responsible for promoting Apple products and defining marketing, PR and branding strategies within central Europe, the Middle East and Africa. Prior to Apple, Mr. Matine worked extensively in marketing and advertising, promoting technology products and brands throughout Europe. Mr. Matine studied at Sciences Po (the Paris Institute for Political Studies, Section Public Service) and holds the IFA-Sciences Po non-executive director certificate. We believe that Mr. Matine is qualified as to serve as a member of the Board of Directors because of his experience with product marketing and go-to-market strategies.

Audrey Thevenon, Ph.D.: Director. Dr. Thevenon serves as a Program Officer on the Board of Life Sciences at the National Academies of Sciences, Engineering and Medicine (“NASEM”), a private, nonprofit institution that provides high-quality, objective advice on science, engineering, and health matters, since October 2016, and previously served as the Associate Program Officer of NASEM from August 2014 to October 2016. Dr. Thevenon also serves as the Managing Editor of the journal Institute for Laboratory Animal Research at NASEM. From February 2012 to July 2014, Dr. Thevenon was a Postdoctoral Fellow at the Uniformed Services University of the Health Sciences in Bethesda, MA. Dr. Thevenon has also completed a Postdoctoral Fellowship at the University of Hawaii in placental pharmacology. Dr. Thevenon has a Ph.D. and an MS both in Biology from Georgetown University, as well as an MS in Cell Biology & Physiology and a BS in Life Sciences and Environment from the University of Rennes 1 in France. We believe that Dr. Thevenon is qualified as to serve as a member of the Board of Directors because of her experience in medicine and scientific innovation.

Leslie Markow: Chief Financial Officer. Ms. Markow has served as the Company’s Chief Financial Officer since September 2014. She is a CPA CA in Canada, a US CPA (Illinois) and Chartered Director. From 2002 to 2004 and since 2010, Ms. Markow has provided outsourced CFO, controller and financial services on a part-time basis to numerous public and private companies. In addition, in 2012-2013, Ms. Markow was the Chief Financial Officer of Stewardship Ontario, a supply chain operator of Blue Box and Orange Drop Programs for industry in the Province of Ontario. In 2010-2012, Ms. Markow was the Chief Financial Officer of Blue Ocean NutraSciences Inc. (formerly Solutions4CO2 Inc.), a public CO2 solution industrial company. From 2004 to 2010, Ms. Markow was the Director of Client Service for Resources Global Professionals, a NASDAQ-listed global consulting firm. From 1991-2002, she held various positions at SunOpta Inc. a TSX-NASDAQ listed company, which at that time was named Stake Technology Ltd. and was an industrial technology manufacturer, including as Chief Administrative Officer, Vice-President Regulatory Reporting & Compliance, Chief Financial Officer and Vice-President–Finance and Controller. Ms. Markow started her career in 1983 with predecessors of PricewaterhouseCoopers, ultimately holding a position as Senior Audit Manager and in 1991, she moved to SunOpta Inc. Ms. Markow is a member of the Board of Directors and Chairperson of the Audit Committee of Jemtec Inc., a Canadian public company that sells monitoring hardware and software. She also is a member of Financial Executives Canada, where she is a past National Board Director, Toronto Board Director, Toronto Chapter President and the winner of the Toronto Leadership Award, and is a faculty member of The Directors College, which is a joint venture of McMaster University and The Conference Board of Canada.

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Renaud Maloberti: Chief Commercial Officer. Mr. Maloberti has served as the Company’s Chief Commercial Officer since June 11, 2018. From April 2012 through May 2018, Mr. Maloberti held various positions at FujiFilm SonoSite Inc., which develops cutting-edge, portable and point-of-care ultrasound solutions, most recently as Vice President and General Manager of the SonoSite High Frequency Division, where as he led the development and launch of the world’s first and only ultra-high frequency ultrasound and led the division through double-digit revenue growth for six years. Mr. Maloberti previously served as General Manager, Americas for BK Medical Systems, a subsidiary of Analogic Corporation (Nasdaq:ALOG), a leader for advanced imaging technologies and real-time guidance systems in disease diagnosis and treatment, from November 2006 through March 2012. Prior to that, from October 2004 through October 2006, he was the Director of Marketing and Product Management at Draeger Medical Systems for its patient monitoring and healthcare IT business. From July 1994 through October 2004, Mr. Maloberti held various positions with GE Healthcare and GE Medical Systems, most recently as Manager, Global Radiography Business. Mr. Maloberti holds an MBA in global marketing from the F.W. Olin Graduate School of Business at Babson College, and a Bachelor’s Degree in International Finance from ESLSCA Business School in Paris, France.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Each of our executive officers and directors has informed us that he or she, as the case may be, has not been involved in any of the events specified in clauses (1) through (8) of Regulation S-K, Item 401(f). Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates that are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Directors are appointed to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten (10%) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted. Reporting Persons are also required to furnish copies of such reports filed pursuant to Section 16(a) of the Exchange Act with the Company.

Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner in the fiscal year ended March 31, 2018, except for Mr. Auberton-Herve, who failed to timely file his Form 3, Mr. Dusseux, who failed to timely file a Form 4 showing 1 transaction, Mr. Martin, who failed to timely file his Form 3, and Mr. Malone, who failed to timely file his Form 3.

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Code of Business Conduct and Ethics Policy

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics is available on our website www.bioniklabs.com.

Corporate Governance

The business and affairs of the Company are managed under the direction of our Board of Directors, which as of September 19, 2018 is comprised of Messrs. Auberton-Herve, Dusseux, Gaston-Dreyfus, Martin, Malone, Matine and Dr. Thevenon.

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.

Committees of the Board of Directors

Audit Committee

On May 30, 2018, our Board of Directors formed an Audit Committee and appointed Messrs. Martin (Chairman), Malone and Mathieu as the members. Mr. Mathieu resigned as a member of the Board of Directors and all committees thereof on August 1, 2018. On September 7, 2018, our Board appointed Mr. Matine as a member of the Audit Committee.

Compensation Committee

On May 30, 2018, our Board of Directors formed a Compensation Committee comprised of Messrs. Malone (Chairman) and Martin. On September 7, 2018, our Board appointed Dr. Thevenon as a member of the Compensation Committee.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	The director is, or at any time during the past three years was, an employee of the company;

•	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Messrs. Martin, Malone, Matine and Dr. Thevenon are considered independent directors.

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EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of Bionik for the periods indicated.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Eric Dusseux (3)	2018	229,987	136,719	–	983,602	–	12,547	1,362,855
Chief Executive Officer	2017	–	–	–	–	–	–	–

Peter Bloch (4)	2018	114,583	233,750	–	–	–	644,327	992,660
Former CEO	2017	275,000	–	–	–	–	13,750	288,750

Michal Prywata	2018	210,000	103,950	–	67,450	–	11,247	392,647
Chief Technology Officer	2017	210,000	–	–	–	–	10,500	220,500

Leslie Markow	2018	210,000	116,550	–	40,470	–	11,068	378,088
Chief Financial Officer	2017	210,000	–	–	–	–	10,500	220,500

Timothy McCarthy (5)	2018	260,000	97,500	–	691,106	–	-	1,048,606
Former Chief Commercialization Officer	2017	166,684	–	–	652,068	–	1,000	819,752

(1)	“2018” represents the fiscal year ended March 31, 2018 and “2017” represents the fiscal year ended March 31, 2017.
(2)	For assumptions made in such valuation, see Note 10 to the Company’s audited consolidated financial statements included in this prospectus, commencing on page F-19.
(3)	On September 1, 2017, Mr. Dusseux was hired as our Chief Executive Officer at an annual base salary of CDN $500,000.
(4)	Mr. Bloch served as the Company’s Chief Executive Officer from April 2013 until September 1, 2017, and acted as a consultant until November 2017. His consulting income and severance in 2018 is reflected under All Other Compensation.
(5)	On August 8, 2016, Mr. McCarthy was hired as our Chief Commercialization Officer with a base salary of $260,000. Mr. McCarthy left the Company on April 27, 2018.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the end of the fiscal year ended March 31, 2018.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date

Eric Dusseux	1,017,946	(1)	5,089,731	(1)	$0.16	September 1, 2027
			500,000	(2)	$0.155	January 24, 2025
Peter Bloch	990,864	(3)(4)	–		$0.23	September 1, 2020
	1,000,000	(5)	–		$1.00	September 1, 2020
Michael Prywata	990,864	(3)	–		$0.23	July 1, 2021
	266,667	(5)	–		$1.00	December 14, 2022
	–		133,333	(5)	$1.00	December 14, 2022
	–		500,000	(2)	$0.155	January 24, 2025
Leslie Markow	141,557	(6)	–		$0.23	February 16, 2022
	266,667	(7)	–		$1.22	November 24, 2022
	–		133,333	(7)	$1.22	November 24, 2022
	–		300,000	(2)	$0.155	January 24, 2025
Timothy McCarthy	250,000	(8)	–		$1.00	October 27, 2018
	–		500,000	(8)	$1.00	April 27, 2018
	–		2,000,000	(9)	$0.21	April 27, 2018
	–		100,000	(2)	$0.155	April 27, 2018

(1)	On September 1, 2017, we issued 6,107,677 options to Mr. Dusseux at an exercise price of $0.161. 1,017,946 options have vested and 50% of the remaining options vest on performance being met and 50% vest annually over 5 years.
(2)	On January 24, 2018, the Company granted 500,000 options to Mr. Dusseux, 500,000 options to Mr. Prywata, 300,000 options to Ms. Markow and 100,000 options to Mr. McCarthy at $0.155 that vest equally on January 24, 2019, 2020 and 2021. As Mr. McCarthy left April 27, 2018, his options expired immediately on that date.
(3)	On July 1, 2014, Bionik Canada issued an aggregate of 1,981,728 options (adjusted for post-going public transaction) equally split between Messrs. Bloch and Prywata at an exercise price of $0.23 with a term of 7 years, which vested May 27, 2015. All of such options were issued subject to and contingent on the successful consummation of the Offering and the going public transaction, which took place on February 26, 2015. Accordingly, such options are deemed issued as of February 26, 2015.
(4)	Pursuant to Mr. Bloch’s Separation Agreement dated September 1, 2017, all of such options vested and expire two years from the date Mr. Bloch left the Company as a consultant or an employee.
(5)	On December 14, 2015, we issued 1,000,000 options to Mr. Bloch and 400,000 options to Mr. Prywata at an exercise price of $1.00 that vest equally over three years on the anniversary date starting December 14, 2016. On September 1, 2017, all of Mr. Bloch’s stock options automatically vested pursuant to the terms of his Separation Agreement and expire September 1, 2020.
(6)	On February 17, 2015, we issued 141,557 options (adjusted for post-going public transaction) to Ms. Markow at an exercise price of $0.23, that vested one-third immediately and two-thirds over the next two anniversary dates with an expiry date of seven years.
(7)	On November 24, 2015, we issued 400,000 options to Ms. Markow at an exercise price of $1.22, that vest equally over three years on the anniversary date starting November 24, 2016.
(8)	In August 8, 2016, we issued 750,000 options to Mr. McCarthy at an exercise price of $1.00, that vest equally over three years on the anniversary date of August 8, 2016. Mr. McCarthy left the Company in April 2018, 500,000 options have expired as of his resignation date and 250,000 will expire 6 months after his resignation date.
(9)	On August 3, 2017, the Company issued 1,500,000 options at $0.21 to Mr. McCarthy, which vest equally over three future years. In addition, he was also granted up to 500,000 additional performance options based on meeting sales targets for the years ending March 31, 2018 and 2019. Mr. McCarthy left the Company in April 2018 and all 2,000,000 options have expired as of his resignation date.

On February 25, 2015, 262,904 post-Acquisition Transaction common shares were issued to two former lenders connected with a $241,185 loan received and repaid in fiscal 2013. As part of the consideration for the initial loan, Mr. Prywata and Mr. Caires, a former executive of the Company, collectively transferred 314,560 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse them 320,000 common shares; however these shares have not yet been issued.

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Long-Term Incentive Plans and Awards

Since our incorporation on January 8, 2010 through March 31, 2018 we did not have any long-term incentive plans that provided compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception through March 31, 2018.

Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors during the fiscal year ended March 31, 2018.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Andre Auberton-Herve	$225,000	-	$916,152	-	-	-	1,141,152
Marc Mathieu[1]	$22,500	-	-	-	-	-	22,500
Remi Gaston Dreyfus	$14,167	-	-	-	-	-	14,167
P. Gerald Malone	$1,747	-	-	-	-	-	1,747
Joseph Martin	$1,747	-	-	-	-	-	1,747

(1) Mr. Mathieu resigned from the Board on August 1, 2018.

Other than Mr. Auberton-Herve’s annual fee as Chairman of $180,000, our non-employee directors are entitled to receive an annual cash payment of up to $20,000 (until February 2018) and thereafter $50,000 per annum, as well as reimbursement for expenses incurred by them in connection with attending board meetings. The Company has accrued for these fees but has not paid any amounts other then $210,000 to Mr. Auberton-Herve during the year ended March 31, 2018, part of which related to consulting fees prior to him becoming Chairman. Our directors also are eligible for stock option grants. Mr. Matine and Dr. Thevenon were appointed to the Board subsequent to March 31, 2018.

Employment Agreements

Eric Dusseux

The Company entered into an employment agreement with Dr. Dusseux on September 1, 2017, pursuant to which he serves as our Chief Executive Officer (the “Dusseux Employment Agreement”). Under the Dusseux Employment Agreement, Dr. Dusseux will receive an initial annual base salary of CDN$500,000. In addition, Dr. Dusseux may receive up to 50% of his base salary as a target bonus based on measurable performance goals to be mutually agreed upon once employment starts on a pro-rata basis in the first fiscal year.

The Company also entered into an Equity Compensation Agreement, dated September 1, 2017 (the “Dusseux Equity Compensation Agreement”), pursuant to which the Company is required to grant Dr. Dusseux a stock option representing a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, which grant is required to be made as soon as practicable following September 1, 2017. The exercise price of the option is $0.161, and the expiration date will be the tenth anniversary of the date of grant. One-sixth of the option will be vested and exercisable as of its date of grant, and the unvested portion of the option will become vested and exercisable as follows:

•	50% in 5 equal annual installments on each of the five anniversaries of the date of the issuance of the option; and

•	50% in 5 equal separate tranches annually based on Dr. Dusseux’s achievement of annual performance goals to be established by the Board in consultation with Dr. Dusseux. The extent to which each separate tranche becomes vested shall be determined by reference to Dr. Dusseux’s annual performance as measured by reference to the performance targets set for that performance period. In the event a specific tranche is not fully vested, that tranche shall not be forfeited, but shall remain outstanding, and may become vested as a result of Dr. Dusseux’s future performance at an above target level or as a result of accelerated vesting on the occurrence of any other event that triggers accelerated vesting.

The option, including any portion that is subject to vesting based on the period of Dr. Dusseux’s service and any portion that is subject to vesting on the basis of performance, shall be fully vested on the occurrence of any of the following conditions: (a) A Change of Control (as defined in the Company’s 2014 Equity Incentive Plan) or (b) Termination of Dr. Dusseux’s employment that constitutes a “separation from service” (as the phrase is used for purpose of Section 409A of the Internal Revenue Code of 1986, as amended), other than where such termination is for Cause (as defined in the Company’s 2014 Equity Incentive Plan) or if Dr. Dusseux resigns other than for Good Reason (as defined in the Company’s 2014 Equity Incentive Plan).

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Dr. Dusseux is also entitled to receive a target annual cash bonus of up to 50% of base salary.

Dr. Dusseux is entitled to reimbursement of housing costs of up to $4,000 per month for 24 months and the costs of immigration and annual tax compliance and an annual executive medical provided by Medcan or similar supplier over the time he is employed.

In the event that Dr. Dusseux employment is terminated as a result of death, Dr. Dusseux’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options as of the date of death would continue in full force and effect, subject to their terms and conditions of the Equity Incentive Plan.

In the event that Dr. Dusseux’s employment is terminated as a result of disability, Dr. Dusseux would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination. In addition, all vested options as of the date of death would continue in full force and effect, subject to their terms and conditions of the Equity Incentive Plan

In the event that Dr. Dusseux’s employment is terminated by the Company for cause Dr. Dusseux would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event that Dr. Dusseux’s employment is terminated by the Company without cause he would be entitled to receive 12 months’ pay and benefit coverage plus one month for each year of service. Payment of pro-rata bonus for the fiscal year up to the date of termination will also be paid.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Dr. Dusseux agrees not to compete and solicit with the Company. Dr. Dusseux also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Michal Prywata

Bionik Canada entered into an employment agreement with Michal Prywata on July 7, 2014, pursuant to which he serves as our Chief Operating Officer on an indefinite basis, subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Prywata has received an annual base salary of $210,000 since February 26, 2015. The salary is reviewed on an annual basis to determine potential increases based on Mr. Prywata’s performance and that of the Company. On June 29, 2017, the Company changed his title to Chief Technology Officer.

Mr. Prywata is also entitled to receive a target annual cash bonus of up to 30% of base salary. Mr. Prywata is further entitled to a cash and option bonus based on a per patent creation basis, as determined by the Board of Directors.

In the event Mr. Prywata’s employment is terminated as a result of death, Mr. Prywata’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to their terms and conditions.

In the event Mr. Prywata’s employment is terminated as a result of disability, Mr. Prywata would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. Prywata’s employment is terminated by the Company for cause, Mr. Prywata would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event Mr. Prywata’s employment is terminated by the Company without cause, he would be entitled to receive 12 months’ pay and full benefits, plus one month for each year of service. Furthermore, Mr. Prywata will have six months after termination to exercise all vested options in accordance with the terms of the 2014 Incentive Plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Prywata agrees not to compete and solicit with the Company. Mr. Prywata also agreed to customary terms regarding confidentiality and ownership of intellectual property.

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Leslie Markow

Bionik Canada entered into an employment agreement with Leslie Markow on September 3, 2014, pursuant to which she serves as our Chief Financial Officer on a part-time, indefinite basis, subject to the termination provisions described in the agreement. On September 16, 2015, Ms. Markow was promoted to full time. Pursuant to the terms of the agreement, as amended, Ms. Markow receives an annual base salary of $210,000 payable semi-monthly in arrears. The salary is reviewed on an annual basis to determine potential increases based on Ms. Markow’s performance and that of the Company. Ms. Markow is also entitled to receive a target annual cash bonus of up to 30% of base salary, and a grant of options in an amount to be determined at the price of the Company’s going public transaction, upon the closing of the Company’s going public transaction, to vest over three years in equal annual installments.

In the event Ms. Markow’s employment is terminated as a result of death, Ms. Markow’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions of the plan.

In the event Ms. Markow’s employment is terminated as a result of disability, Ms. Markow would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Ms. Markow’s employment is terminated by the Company for cause, Ms. Markow would be entitled to receive her annual salary, benefits and expenses incurred up to the date of termination.

In the event Ms. Markow’s employment is terminated by us without cause, or she decides to leave the Company, she would be entitled to receive six months but no more than nine months’ pay and full benefits. Furthermore Ms. Markow will have six months after termination to exercise all vested options in accordance with the terms of the plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Ms. Markow agrees not to compete and solicit with the Company. Ms. Markow also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Renaud Maloberti

The Registrant entered into an Employment Agreement with Mr. Maloberti, effective as of June 11, 2018, his first day of employment (the “Employment Agreement”).

Mr. Maloberti shall be employed by the Registrant until terminated pursuant to the termination provisions described in the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Maloberti shall receive an annual base salary of $295,000 per annum. The annual base salary shall be reviewed on an annual basis. Mr. Maloberti may be entitled to receive an annual bonus of up to 40% of annualized actual base salary, based on performance in the previous fiscal year. He is also entitled to participate in the Registrant’s equity incentive plan, and shall be granted options to purchase an aggregate of 750,000 shares of the Registrant’s common stock, at an exercise price per share equal to the fair market value of the Registrant’s common stock on June 11, 2018, the date of grant, and which shall vest equally over a 3 year period commencing one year from the date of grant and in the two subsequent years on the anniversary of the grant date.

In the event Mr. Maloberti’s employment is terminated as a result of death, Mr. Maloberti’s estate would be entitled to receive any earned base salary and accrued vacation earned up to the date of death.

In the event Mr. Maloberti’s employment is terminated as a result of disability (as defined in the Employment Agreement), Mr. Maloberti would be entitled to receive the annual salary, accrued vacation, and benefits through the date of termination.

In the event Mr. Maloberti’s employment is terminated by the Registrant for cause, as defined in the Employment Agreement, Mr. Maloberti would be entitled to receive his unpaid base salary earned up to the date of termination.

In the event Mr. Maloberti’s employment is terminated by the Registrant without cause, he would be entitled to receive 6 months’ salary and benefits, plus accrued vacation.

Mr. Maloberti may terminate the Employment Agreement and his employment at any time, for any reason, provided that he provides the Registrant with 30 days’ prior written notice. In case of “good reason (as defined in the Employment Agreement), the Registrant shall pay to Mr. Maloberti: (i) 6 months’ salary and benefits; (ii) accrued vacation time if any; provided that the Registrant shall not be required to pay the 6 months’ salary and benefits in the event the Registrant elects to enforce the non-competition provisions of the Employment Agreement and pays to Mr. Maloberti as a result of such enforcement, no less than that amount in base salary.

37

The Employment Agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Registrant. Mr. Maloberti also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provides that the Company will indemnify its officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of September 19, 2018 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of September 19, 2018 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The following table provides for percentage ownership assuming 391,655,118 shares are issued outstanding as of September 19, 2018, consisting of 350,483,238 shares of Common Stock and 41,171,880 Common Stock equivalents through the Exchangeable Shares. The percentages below also assume the exchange by all of the holders of Exchangeable Shares for an equal number of shares of our Common Stock in accordance with the terms of the Exchangeable Shares. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned

Remi Gaston-Dreyfus (1)(2)	147,429,909	36.76%
E.C.I SA (1)(3)	28,292,383	7.19%
Solomar SA (1)(4)	22,981,437	5.84%
Andre Auberton–Herve (5)	25,333,715	6.40%
Eric Dusseux (6)	8,035,892	2.01%
Michal Prywata(1)(7)	8,753,877	2.19%
Leslie Markow (8)	408,224	*
P. Gerald Malone	-	-
Joseph Martin	-	-
Charles Matine	-	-
Dr. Audrey Thevenon	-	-
Renaud Maloberti	-	-
SFP Capital	25,402,236	6.49%
All directors and executive officers as a group (10 persons)	189,961,617	45%

* Less than 1%

(1)	Such shares include Exchangeable Shares originally issued for tax purposes. The Exchangeable Shares have the following attributes, among others:
	·	Be, as nearly as practicable, the economic equivalent of the Common Stock as of the consummation of the Company’s going public transaction;

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·	Have dividend entitlements and other attributes corresponding to the Common Stock;
·	Be exchangeable, at each holder’s option, for Common Stock; and
·	Upon the direction of our Board of Directors, be exchanged for Common Stock on the 10-year anniversary of the first closing of the Company’s 2015 offering, subject to applicable law, unless exchanged earlier upon the occurrence of certain events.

The holders of the Exchangeable Shares, through The Special Voting Preferred Stock, will have voting rights and other attributes corresponding to the Common Stock.

(2)	Includes options to acquire 166,667 shares of Common Stock, (ii) an aggregate of 3,370,891 Exchangeable Shares held through Lombard International Assurance SA and RGD Investissements and (iii) warrants to purchase an aggregate of 9,219,687 shares of Common Stock held through Lombard International Assurance SA and RGD Investissements. The address of RGD Investissements is 46 rue Pierre Charron, F-75008 Paris, France. The address of Lombard is 4 Rue Lou Hemmer, L-1748, Luxembourg.
(3)	Includes 1,398,115 Exchangeable Shares. Also includes warrants to purchase an aggregate of 1,728,611 shares of Common Stock. The address of E.C.I. SA is 125 rue Saint Martin, F-75004, Paris, France.
(4)	Includes 2,446,702 Exchangeable Shares. Also includes warrants to purchase an aggregate of 1,600,640 shares of Common Stock. The address of Solomar SA is Le Point du Jour, 44600, Saint Nazaire, France.
(5)	Includes (i) warrants to purchase 1,600,640 shares of Common Stock held through Star SCI, (ii) an aggregate of 2,035,892 options to acquire Common Stock held through 4A Consulting and Engineering, and (iii) 250,000 options to acquire Common Stock held through 4A Consulting and Engineering that are exercisable within 60 days of the date hereof. The address of Star SCI and 4A Consulting and Engineering is 18 Chemin de la Vierge Noire, La Tronche, France 38700.
(6)	Represents options to acquire shares of our Common Stock. Does not include options to acquire shares of our Common Stock which have not yet vested.
(7)	Represents options to acquire shares of our Common Stock and Exchangeable Shares.
(8)	Represents options to acquire shares of our Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures and Policies

We consider “related party transactions” to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

Our Board of Directors is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors is appointed by the Board of Directors. We do not have any formal policies or procedures for related party transactions.

Transactions with Related Parties

Since January 1, 2016 through July, 2018, entities controlled by Mr. Gaston-Dreyfus have made the following loans to the Company:

•	Effective as of December 23, 2016, the Company entered into a Subscription Agreement dated as of December 20, 2016, with existing investors of the Company, including entities controlled by Mr. Gaston-Dreyfus, for the issuance of convertible notes. The Company borrowed an aggregate of $550,000 in this financing from entities controlled by Mr. Dreyfus. Mr. Dreyfus also received warrants as part of this financing.

•	On March 28, 2016, the Company borrowed an aggregate of $500,000 from entities controlled by Mr. Gaston-Dreyfus. Mr. Gaston-Dreyfus also received warrants as part of this financing.

•	Between August through December 2017, entities controlled by Mr. Gaston-Dreyfus loaned the company an aggregate of $2,580,000 evidenced by convertible promissory notes. Mr. Dreyfus also received warrants as part of this financing.

•	On December 19, 2017, an entity controlled by Mr. Gaston-Dreyfus loaned the Company $400,000 evidenced by a promissory note which was paid back January 4, 2018.

•	From January 2018 through March 31, 2018, the Company borrowed an aggregate of $1,250,000 from an entity controlled by Mr. Gaston-Dreyfus, evidenced by convertible promissory notes.

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All convertible loans were exchanged for common shares on March 31, 2018 and Mr. Gaston-Dreyfus and his affiliates received an aggregate of 94,575,008 shares of common stock. As part of such transaction, 9,219,687 warrants were issued to affiliates of Mr. Gaston-Dreyfus.

•	From April 2018 through June 25, 2018, the Company borrowed an aggregate of $1,991,673 from an entity controlled by Mr. Gaston-Dreyfus, evidenced by convertible promissory notes. Effective as of July 20, 2018, such convertible notes converted in accordance with their terms into 43,468,547 shares of common stock.

In December 2015, Mr. Gaston-Dreyfus received 250,000 options for certain consulting services rendered to the Company.

Since December 2016, the Company borrowed an aggregate of $700,000 from an entity controlled by Mr. Andre Auberton–Herve, evidenced by convertible promissory notes. All such convertible loans were exchanged for common shares on March 31, 2018 and affiliates of Mr. Auberton–Herve received an aggregate of 14,758,703 common shares. As part of such transaction, 1,600,640 warrants were issued to affiliates of Mr. Auberton–Herve.

In June 2018, the Company borrowed an aggregate of $306,255 from an entity controlled by Mr. Andre Auberton–Herve, evidenced by a convertible promissory note. Effective as of July 20, 2018, such convertible note converted in accordance with its terms into 6,688,480 shares of common stock.

As of June 30, 2018, we had aggregate advances repayable by Mr. Prywata of $18,547. The loan to Mr. Prywata bears interest at a prescribed rate of 1% until March 31, 2018 and 2% thereafter and is repayable on demand in Canadian dollars.

At March 31, 2018, there was $208,567 owing to Eric Dusseux, $135,039 owing to Michal Prywata and $116,624 owing to Leslie Markow and $600 to Tim McCarthy for sums paid by them on behalf of Bionik for business expense and bonus payments that were paid subsequent to March 31, 2018. In addition, the Company owes $587,019 as severance to its former CEO Peter Bloch, which is being paid over time ending January 2019.

In connection with a CDN$250,000 loan obtained by Bionik Canada (which loan has been repaid), Bionik Canada agreed to transfer pre-transaction 83,574 common shares to the lenders. In addition, Messrs. Caires and Prywata also transferred 100,000 pre- transaction common shares to the loan holder and this will be reimbursed by the issuance of 320,000 exchangeable shares to Messrs. Caires and Prywata. These shares have not yet been issued.

Other than the above transactions, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 Regulation S-K. The Company is currently not a subsidiary of any company.

SELLING STOCKHOLDERS

This prospectus relates to the registration of 71,310,960 shares of our common stock, consisting of (i) 15,211,606 shares of common stock, (ii) 35,041,020 shares of common stock issuable upon the exercise of outstanding warrants, of which 34,641,006 shares are issuable as a result of the triggering of anti-dilution protections in existing warrants as a result of conversion of convertible promissory notes, (iii) 19,076,606 shares of common stock issuable upon the exchange, on a one-for-one basis, of Exchangeable Shares of Bionik Laboratories, Inc. and (iv) 1,981,728 shares of common stock issuable upon the exercise of options to acquire Exchangeable Shares and the subsequent exchange of such Exchangeable Shares.

Each warrant has anti-dilution protection including adjustments to the exercise price, as provided under the terms of such warrant, for stock splits, stock dividends and other similar transactions.

The selling stockholders identified in this prospectus may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

Unless otherwise indicated, we believe, based on information supplied by the following persons, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own. The information presented in the columns under the heading “Shares Beneficially Owned After Offering” assumes the sale of all of our shares offered by this prospectus. The registration of the offered shares does not mean that any or all of the selling stockholders will offer or sell any of these shares.

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Certain selling stockholders set forth in the table of selling stockholders below may be broker-dealers, or affiliates of broker-dealers. Each broker-dealer identified below acquired the securities identified in the table as beneficially owned by it as compensation for placement agent and financial advisory services provided to the Company, and is offering the covered securities in its proprietary capacity. No broker-dealer identified in the selling stockholders table below is acting as a broker-dealer in connection with this offering. Additionally, each selling stockholder identified in the table below as an affiliate of a broker-dealer acquired the securities identified in the table as beneficially owned by it in the ordinary course of its business and not as underwriting compensation in this offering, and at the time such securities were acquired, had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Unless otherwise indicated, none of the selling stockholders have within the past three years had any position, office or other material relationship with the Company or any of its predecessors or affiliates.

	Number of Shares Beneficially		Common Stock Offered by the Selling
Name of Shares Beneficially Owned	Owned (42)		Stockholder		Number (42)
Abrams, Mark	1,739,224		989,224	(1)	750,000
Antico, Steven R	579,742		329,742	(1)	250,000
Apregan Family Living Trust dto 2/11/98 (3)	424,806		247,306	(1)	187,500
Beaumont, Nigel	661,49		12,159	(1)	53,990
Bricker, Adam	289,871		164,871	(1)	125,000
Brickley, Robert J.	297,527	(4)	166,277	(1)	131,250
Cloyd, Richard A.	579,742		329,742	(1)	250,000
Dennis Abbott IRA (5)	424,806		247,306	(1)	187,500
Dronenburg, Jr., Ernest	231,896		131,896	(1)	100,000
Factor, Seth	115,948		65,948	(1)	50,000
Fahey, Michael	289,871		164,871	(1)	125,000
Fisher, Patricia	57,974		32,974	(1)	25,000
Fried, Arno Harris	1,159,482		659,482	(1)	500,000
Giordano, Nicholas P.	579,742		329,742	(1)	250,000
Goodson, Michael D.	139,137		79,137	(1)	60,000
Herbranson, Dale E.	81,163		46,163	(1)	35,000
Huykman, Richard B.	405,819		230,819	(1)	175,000
Ide, Gary	289,871		164,871	(1)	125,000
Koncsics, Thomas M.	1,101,508		626,508	(1)	475,000
Lisser, Anna	231,896		131,896	(1)	100,000
McGarr, Samuel	579,742		329,742	(1)	250,000
McGee, Larry	144,936		82,436	(1)	62,500
McLoughlin, Mick	2,713,190		1,543,190	(1)	1,170,000
Painter, Adam	144,936		82,436	(1)	62,500
Richards, Donald J.	289,871		164,871	(1)	125,000
Root, Sherwin	57,974		32,974	(1)	25,000
Scherer, Martin	579,742		329,742	(1)	250,000
Shappard, Richard A.	579,742		329,742	(1)	250,000
Susan A. Izard IRA (7)	144,936		82,436	(1)	62,500
Tam, John L.	139,137		79,137	(1)	60,000
Uttley, Adam	278,276		158,276	(1)	120,000
Orville A. White, IRA (8)	579,742		329,742	(1)	250,000
Bennett, Kirk	14,493		8,243	(1)	6,250
FACA Management Trust (9)	289,871		164,871	(1)	125,000
Bunker, Jeffrey	555,141		180,141	(1)	375,000
Andrew M. Ciora and Michelle A. Ciora Revocable Trust (10)	57,974		32,974	(1)	25,000
Cole, Jeffery	443,015		193,015	(1)	250,000
FRX Bionik, LLC (11)	463,793		263,793	(1)	200,000
Georgek, Gregory	1,014,546		577,046	(1)	437,500
Hall, David B.	463,793		263,793	(1)	200,000
Hariri, Robert J.	776,118	(12)	385,065	(1)	391,053
JW Opportunities Fund, LLC (13)	173,922		98,922	(1)	75,000
JW Partners, LP (14)	695,689		395,689	(1)	300,000
Kaminetsky, Jed	579,742		329,742	(1)	250,000
McKracken, Mark	434,806		247,306	(1)	187,500
Paul, Patrick	4,384,059		2,473,059	(1)	1,911,000
Perspecta Trust, LLC as Trustee of Lev Grzhonko Non-Grantor Delaware Trust (15)	579,742		329,742	(1)	250,000

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Pratt, Alfred	289,871		164,871	(1)	125,000
Scheck, Clifford	11,595		6,595	(1)	5,000
Talwar, Mahesh	579,742		329,742	(1)	250,000
Lifestyle Healthcare LLC (16)	3,689,789	(17)	2,098,653	(1)	1,591,136
Fitzgibbons, Shawn	57,974		32,974	(1)	25,000
Mills, Christian	869,612		494,612	(1)	375,000
Helicopter Express, Inc. (18)	927,586		527,586	(1)	400,000
OceanAir Environmental LLC	579,742		329,742	(1)	250,000
Soles, Robert	289,871		164,871	(1)	125,000
Weinman, Kristian & Sharon	144,936		82,436	(1)	62,500
Cohen, Gerald D.	289,871		164,871	(1)	125,000
Fuchs, Martin	179,720		102,220	(1)	77,500
Jindal, Gorav	231,896		131,896	(1)	100,000
Robert G Moroney IRA (19)	144,936		82,436	(1)	62,500
Alsberg, Charles	579,742		329,742	(1)	250,000
Carr, Walter Lee	716,468		466,468	(1)	250,000
Kasten, Donald	144,936		82,436	(1)	62,500
Schaffer, Don	144,936		82,436	(1)	62,500
Spence, Chris	579,742		329,742	(1)	250,000
Aldrich, Ellen Anita	144,936		82,436	(1)	62,500
Bouch, Clive	207,835		82,835	(1)	125,000
Casey, Rupert	626,207		376,207	(1)	250,000
Cummins, Jonathan	57,974		32,974	(1)	25,000
Donohue, James	579,742		329,742	(1)	250,000
Favre, Donald	289,871		164,871	(1)	125,000
Golden, Richard J.	579,742		329,742	(1)	250,000
Greenberg, Mark	579,742		329,742	(1)	250,000
Herndon, Mark	289,871		164,871	(1)	125,000
Latimer, Gordon	579,742		329,742	(1)	250,000
MacKenzie, Kevin	579,742		329,742	(1)	250,000
Moroney, Kathleen IRA (20)	144,936		82,436	(1)	62,500
Moroney, Ryan IRA (21)	144,936		82,436	(1)	62,500
Prasad, Joseph	23,189		13,189	(1)	10,000
Quackenbush, Michael	289,871		164,871	(1)	125,000
Rey Family Trust (22)	579,742		329,742	(1)	250,000
Richards, Donald	579,742		329,742	(1)	250,000
Shaer, Steve	579,742	(23)	329,742	(1)	250,000
Thibault, Daniel	289,871		164,871	(1)	125,000
Wakil, Salman	289,871		164,871	(1)	125,000
Abrams, Kristine	579,742		329,742	(1)	250,000
Barone, Charles	579,742		329,742	(1)	250,000
Freyne, James	185,517		105,517	(1)	80,000
Friedman, Greg & Susan	57,974		32,974	(1)	25,000
George Umansky IRA (24)	579,742		329,742	(1)	250,000
Hart, Maureen & Allen	92,759		52,759	(1)	40,000
Pins, Judson	144,936		82,436	(1)	62,500
Semple, Bob	579,742		329,742	(1)	250,000
West, Andrew	289,871		164,871	(1)	125,000
Kristian Weinman Roth IRA (25)	2,574,051		1,464,051	(1)	1,110,000
Mulukutla, Ramakrisana	115,948		65,948	(1)	50,000
Gornick, Thomas G.	289,871		164,871	(1)	125,000
Wheeler, Richard	139,137		79,137	(1)	60,000
Laband, Alistair	579,742		329,742	(1)	250,000
Pochi, Adam	46,379		26,379	(1)	20,000
Rabetz, William	92,759		52,759	(1)	40,000

42

Rush, David	1,159,482	(26)	659,482	(1)	500,000
Somers, James F.	289,871	(27)	164,871	(1)	125,000
Blum, George	115,948		65,948	(1)	50,000
Pinto, Paul A.	57,974		32,974	(1)	25,000
Brown, Jeffrey S.	250,764		163,264	(1)	87,500
Genrich, Thomas W.	579,742		329,742	(1)	250,000
Mostafa El Khashab & Bakinam Ghoneim WROS	57,974		32,974	(1)	25,000
Jecmen, Scott J.	1,449,353		824,353	(1)	625,000
Lisa Kemp Carter IRA (28)	579,742		329,742	(1)	250,000
Denechaud, Barton	86,961		49,461	(1)	37,500
Gegg, James L.	376,831		214,331	(1)	162,500
Brodt, Terry	2,387		2,323	(1)	64	(29)
Coletta, Craig	378,960		368,829	(1)	10,131	(29)
DeGregorio, Joseph	5,556		5,374	(1)	182	(29)
Giambalvo, Peter	17,200		16,740	(1)	460	(29)
Lisser, Lev	8,641		8,403	(1)	238	(29)
Merriman Capital Inc.	487,113		474,091	(1)	13,022	(30)
Mouser, Matthew	77,661		75,585	(1)	2,076	(29)
Murphy, Michael	727,329		707,885	(1)	19,444	(31)
Nicholas, Dave	66,322		64,549	(1)	1,773	(29)
Padova, Michael	2,465		2,399	(1)	66	(29)
Palacios, Cristhian	116,510		113,395	(1)	3,115	(29)
Pasquale, Frank	110,045		78,413	(1)	31,632	(29)
Payne, Melvin	2,465		2,399	(1)	66	(29)
Pazdro, Jeffrey	24,738		24,077	(1)	661	(29)
Pirrello, Raymond	731,721		712,159	(1)	19,562	(29)
Ragg, Michael	45,320		44,108	(1)	1,212	(29)
Shaikh, Sohail	1,262		1,228	(1)	34	(29)
Theofanidis, Lorentzo	356,307		346,782	(1)	9,525	(29)
Fried, Jules	2,465,825	(32)	868,647		1,597,178	(32)
Krebs, Hermano Igo	5,190,376	(33)	4,830,145		360,231	(33)
Bloch, Peter	8,074,768	(34)	7,074,768	(35)	1,000,000	(36)
Prywata, Michal	8,753,881	(37)	8,487,215	(38)	266,666	(39)
Gardner, Sara	2,841,478		2,841,478		0
Caires, Thiago	7,496,351	(40)	7,496,351	(40)	0
Hogan, Neville	4,671,336		4,671,336		0
Garden State Securities Inc. (41)	400,014	(1)	400,014	(1)	0
TOTAL	98,723,972		71,310,960		61,364,108

Less than 1%.

(1)	Except as may otherwise be disclosed in a footnote, these values represent ownership of shares underlying common stock purchase warrants.
(2)	Represents outstanding shares of common stock only.
(3)	George Apregan and Patricia Ann Apregan, as Trustees, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(4)	Includes 53,125 shares of common stock underlying warrants.
(5)	Dennis Abbott has sole voting and investment control over these shares.
(6)	Include 3,500 shares of common stock underlying warrants.
(7)	Susan A. Izard has sole voting and investment control over these shares.
(8)	Orville A. White has sole voting and investment control over these shares.
(9)	Frank A. Blankenbeckler III, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(10)	Andrew M. Ciora, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(11)	Zeshan Muhammedi is the manager of the selling stockholder and has control of all decisions related to the voting and trading of stock.
(12)	Includes 125,000 shares underlying common stock purchase warrants and options to acquire 129,580 shares of our common stock. Mr. Hariri was a member of our Board of Directors until October 3, 2017.
(13)	Jason Wild is the managing member JW GP, LLC, the manager of the selling stockholder, and has effective voting and investment control over the shares offered by the selling stockholder.
(14)	Jason Wild is the managing member JW GP, LLC, the general partner of the selling stockholder, and has effective voting and investment control over the shares offered by the selling stockholder.
(15)	Lev Grzhonko is the investment advisor of the Trust and has voting and investment control over these shares.
(16)	Dmitri Saprikyn is a partner of the selling stockholder and has voting and investment control over the shares offered by the selling stockholder.
(17)	Includes 625,000 shares underlying common stock purchase warrants.
(18)	Scott R. Runyan has sole voting and investment control over these shares.
(19)	Robert G. Moroney has sole voting and investment control over these shares.

43

(20)	Kathleen Moroney has sole voting and investment control over these shares.
(21)	Ryan Moroney has sole voting and investment control over these shares.
(22)	David A. Rey, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(23)	Includes 85,000 shares of common stock underlying warrants.
(24)	George Umansky has sole voting and investment control over these shares.
(25)	Kristian Weinman has sole voting and investment control over these shares.
(26)	Includes 50,000 shares of common stock underlying warrants.
(27)	Includes 22,500 shares of common stock underlying warrants.
(28)	Lisa Kemp Carter has the sole voting and investment control over these shares.
(29)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent services provided to the Company by Garden State Securities, Inc., a registered broker dealer.
(30)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent services provided to the Company by Merriman Capital Inc., a registered broker dealer.
(31)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent services provided to the Company by Columbus Advisory Group, a registered broker dealer.
(32)	Includes options to acquire 1,597,178 shares of our common stock.
(33)	Includes options to acquire 360,231 shares of our common stock.
(34)	Includes 6,083,904 shares of our common stock that may be issued to the selling stockholder upon the exchange of his Exchangeable Shares, on a one-for-one basis. Also includes options to acquire 990,864 Exchangeable Shares and 1,000,000 shares of our common stock.
(35)	Includes 6,083,904 shares of our common stock that may be issued to the selling stockholder upon the exchange of his Exchangeable Shares, on a one-for-one basis. Also includes shares of our common stock that may be issued to the selling stockholder upon the exercise of options to acquire 990,864 Exchangeable Shares, and subsequent exchange of such Exchangeable Shares.
(36)	Represents options to acquire 1,000,000 shares of our common stock.
(37)	Includes 7,496,351 shares of our common stock that may be issued to the selling stockholder upon the exchange of his Exchangeable Shares, on a one-for one basis. Also includes options to acquire 990,864 Exchangeable Shares and 266,666 shares of our common stock.
(38)	Includes 7,496,351 shares of our common stock that may be issued to the selling stockholder upon the exchange of his Exchangeable Shares, on a one-for one basis. Also includes shares of our common stock that may be issued to the selling stockholder upon the exercise of options to acquire 990,864 Exchangeable Shares, and subsequent exchange of such Exchangeable Shares.
(39)	Represents options to acquire 266,666 shares of our common stock.
(40)	Includes 5,496,351 shares of our common stock that may be issued to the selling stockholder upon the exchange of his Exchangeable Shares, on a one-for one basis.
(41)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent services provided to the Company by the selling stockholder, a registered broker dealer.
(42)	Such shareholdings are to the knowledge of the Company.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary only and is qualified by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included as Exhibits 3.5 and 3.6, respectively, incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2015, as well as our Certificates of Amendment of the Certificate of Incorporation, which are included as Exhibits 3.7 and 3.8, respectively, incorporated by reference to the Company’s Current Reports on Form 8-K filed with the SEC on November 8, 2017 and June 13, 2018, respectively.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of September 19, 2018, there were 350,483,238 shares of Common Stock issued and outstanding and 41,171,880 Exchangeable Shares which have rights (including voting rights) substantially identical to the Common Stock. There is currently one share of The Special Voting Preferred Stock issued and outstanding held by one holder of record, which is the Trustee in accordance with the terms of the Trust Agreement.

Common Stock

Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Delaware law. The stockholders will not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption rights and will carry no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (if any). Subject to the laws of the State of Delaware, if any, of the holders of any outstanding series of preferred stock, the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of Common Stock.

44

Blank-Check Preferred Stock

The Company is currently authorized to issue up to 10,000,000 shares of blank check preferred stock, $0.001 par value per share, of which one share has currently been designated as The Special Voting Preferred Stock (as described below). The Board of Directors has the discretion to issue shares of preferred stock in series and, by filing a Preferred Stock Designation or similar instrument with the Delaware Secretary of State, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof.

Special Voting Preferred Stock

The Board authorized the designation of a class of The Special Voting Preferred Stock, with the rights and preferences specified below. For purposes of deferring Canadian tax liabilities that would be incurred by certain of our shareholders, Bionik Canada and its shareholders entered into a transaction pursuant to which the Bionik Canada shareholders, who would have otherwise received shares of common stock of the Company pursuant to the Acquisition Transaction, would receive instead newly issued shares of Bionik Canada that are exchangeable into shares of Common Stock at the same ratio as if the shareholders exchanged their common shares at the consummation of the Acquisition Transaction (the “Exchangeable Shares”). The right to vote the Common Stock equivalent of such Exchangeable Shares shall be conducted by the vote of The Special Voting Preferred Stock issued to the Trustee.

In that regard, the Company has designated one share of preferred stock as The Special Voting Preferred Stock with a par value of $0.001 per share. The rights and preferences of The Special Voting Preferred Stock consist of the following:

•	The right to vote in all circumstances in which the Common Stock have the right to vote, with the Common Stock as one class;

•	The Special Voting Preferred Stock entitles the holder (the Trustee) to an aggregate number of votes equal to the number of shares of Common Stock that are issuable to the holders of the outstanding Exchangeable Shares;

•	The holder of the Special Voting Preferred Stock (and, indirectly, the holders of the Exchangeable Shares) has the same rights as the holders of Common Stock as to notices, reports, financial statements and attendance at all stockholder meetings;

•	No entitlement to dividends;

•	The holder of the Special Voting Preferred Stock is entitled to a total sum of $1.00 upon windup, dissolution or liquidation of the Company; and

•	The Company may cancel The Special Voting Preferred Stock when there are no Exchangeable Shares outstanding and no option or other commitment of Bionik Canada, which could require Bionik Canada to issue more Exchangeable Shares.

As set forth above, the holders of the Exchangeable Shares, through The Special Voting Preferred Stock, have voting rights and other attributes corresponding to the Common Stock. The Exchangeable Shares provide an opportunity for Canadian resident holders of Bionik Canada securities to obtain a full deferral of taxable capital gains for Canadian federal income tax purposes in specified circumstances. Reference is made to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part.

Warrants

General Terms. With respect to the shares of the Company’s common stock underlying warrants being registered in this Registration Statement, the Company has issued an aggregate of (i) 31,591,961 warrants exercisable for Common Stock at an exercise price equal to $0.3714 per share, (ii) 3,049,044 warrants exercisable for Common Stock at an exercise price equal to $0.23 per share and (iii) 400,014 warrants exercisable for Common Stock at an exercise price equal to $0.25 per share. The exercise price and the number of securities issued upon exercise of the warrants are subject to adjustment in certain cases described below under “Adjustments.”

45

Exercisability. Of such warrants, (i) 31,591,961 have an exercise period of 4 years from their respective dates of issuance from February 26, 2015 to June 30, 2015, (ii) 3,049,044 expire on February 26, 2019 and (ii) 400,014 expire on June 27, 2020. The warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the warrants. No fractional shares will be issued upon the exercise of the warrants.

Adjustments. The exercise price and the number of warrant shares purchasable upon the exercise of the warrants are subject to “weighted average” adjustment for dilutive issuance as well as adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of a reclassification or exchange, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable holders of the warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares Common Stock that might otherwise have been purchased upon the exercise of the warrants.

Cashless Exercise. The warrants provide for a “cashless” exercise, provided that the shares underlying the warrants are not registered.

Redemption. The warrants may be redeemed by the Company if the VWAP (as defined in the warrants) of the Common Stock is 200% of the exercise price or more for 20 consecutive trading days, provided there is an effective registration statement covering the Warrant Shares.

Warrant holder Not a Stockholder. The warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of the Company.

Options

The Company has issued options to purchase 1,981,728 Exchangeable Shares of Bionik Laboratories, Inc. The options have an exercise price of $0.23 per share, and are exercisable until July 1, 2021.

Transfer Agent and Registrar

VStock Transfer, LLC is the registrar and transfer agent for our shares of common stock. Its address is 18 Lafayette Place, Woodmere, NY, 11598; Telephone: (212) 828-8436.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities offered hereby and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

46

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (or the Securities Act), if available, rather than under this prospectus; however, Rule 144 may only be available under the conditions set forth in subsection (i) (2) of such rule, as we were an issuer with no or nominal assets prior to February 26, 2015.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (or the Exchange Act), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M promulgated under the Exchange Act, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock covered by this prospectus will be passed upon by Ruskin Moscou Faltischek, P.C., Uniondale, New York.

47

EXPERTS

The consolidated financial statements of the Company as of March 31, 2018 and 2017 appearing in this prospectus have been audited by MNP LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 relating to the common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and our common stock, you should refer to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. You may inspect a copy of the registration statement and the exhibits and schedules thereto without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from such office at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the annual, quarterly and other information we file with the SEC pursuant to the informational requirements of the Securities Exchange Act of 1934. You may access the registration statement, of which this prospectus is a part, and our other reports and other filings, at the SEC’s Internet website.

48

BIONIK LABORATORIES CORP.

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018 and 2017

(Amounts expressed in US Dollars)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Bionik Laboratories Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Bionik Laboratories Corp. and its subsidiaries (the “Company”) as at March 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years ended March 31, 2018 and 2017, and the related notes comprising a summary of significant accounting policies and other explanatory information (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses and negative cash flows from operations as well as working capital deficiency and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of classifying financial instruments with a down-round feature for the year ended March 31, 2017, due to the adoption on July 1, 2017, of ASU No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities From Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments With Down Round Features II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2015.

Toronto, Ontario

May 31, 2018

F-2

Bionik Laboratories Corp.

Consolidated Balance Sheets

(Amounts expressed in US Dollars)

	As at March 31, 2018 $	As at March 31, 2017 (Restated, Note 2) $
Assets
Current
Cash and cash equivalents	507,311	543,650
Trade accounts receivable (net of allowance for doubtful accounts of $19,694; March 31, 2017 – $38,600)	212,730	383,903
Inventory (Note 6)	237,443	228,249
Prepaid expenses and other receivables (Note 5)	433,655	228,047
Due from related parties (Note 9)	18,897	18,731
Total Current Assets	1,410,036	1,402,580
Equipment (Note 7)	159,961	227,421
Technology and other Assets (Note 4)	4,706,719	5,030,624
Goodwill (Note 4)	22,308,275	22,308,275
Total Assets	28,584,991	28,968,900
Liabilities and Shareholders’ Equity (Deficiency)
Current
Accounts payable (Notes 3 & 9)	724,673	784,771
Accrued liabilities (Notes 8 & 9)	1,529,505	1,228,657
Customer advances	800	121,562
Demand Loans (Note 8)	51,479	330,600
Promissory Note Payable (Note 8)	-	236,548
Convertible Loans (Note 8)	-	2,017,488
Shares to be issued, stock options and warrants (Notes 10, 11 and 12)	5,692,853	-
Deferred Revenue	122,667	98,624
Total Current Liabilities	8,121,977	4,818,250
Shareholders’ Equity
Special Voting Preferred Stock, par value $0.001; Authorized – 1; Issued and outstanding – 1	-	-
Common Shares, par value $0.001; Authorized – 250,000,000 (March 31, 2017 – 150,000,000) Exchangeable Shares; Authorized – Unlimited, Common shares Issued and outstanding – 205,328,106, March 31, 2017 – 48,885,107 Exchangeable Shares Issued and Outstanding – 44,271,880, March 31, 2017 – 47,909,336 (Note 10)	249,599	96,794
Additional paid-in capital	55,947,606	45,088,171
Deficit	(35,776,340)	(21,076,464)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders’ Equity	20,463,014	24,150,650
Total Liabilities and Shareholders’ Equity	28,584,991	28,968,900

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Bionik Laboratories Corp.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts expressed in U.S. Dollars)

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
		(Restated, Note 2)
	$	$
Sales	987,431	571,945
Cost of Sales (Note 6)	402,665	388,756
Gross Margin	584,766	183,189

Operating expenses
Sales and marketing	1,989,837	1,188,207
Research and development	2,825,200	2,663,146
General and administrative	3,585,484	3,346,230
Share-based compensation expense (Notes 10 and 11)	1,540,580	1,001,950
Amortization of technology and other assets (Note 4)	323,905	550,080
Depreciation (Note 7)	89,026	79,868
Total operating expenses	10,354,032	8,829,481

Other expenses (income)
Accretion expense (Note 8)	1,937,308	-
Interest expense (Note 8)	1,297,205	43,735
Share premium (Note 8)	1,249,994	-
Loss on mark to market reevaluation (Note 10)	376,674	-
Other income	(107,656)	(692,198)
Foreign exchange loss	102,999	71,573
Total other expenses (income)	4,856,524	(576,890)

Net loss and comprehensive loss for the year	(14,625,790)	(8,069,402)

Loss per share – basic and diluted (Note 16)	$(0.14)	$(0.09)

Weighted average number of shares outstanding – basic and diluted (Note 16)	100,980,341	91,784,976

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Bionik Laboratories Corp.

Consolidated Statements of Changes in Shareholders’ Equity

(Amounts expressed in U.S. Dollars)

	Special voting Preferred shares		Common shares (Note 10)		Additional Paid		Accumulated Other Comprehensive
	Shares	Amount $	Shares	Amount $	in Capital $	Deficit $	Income $	Total $

Balance, March 31, 2016 (Note 2)	1	-	72,591,292	72,591	18,292,173	(13,007,062)	42,149	5,399,851

Shares issued to acquire IMT	-	-	23,650,000	23,650	23,153,350	-	-	23,177,000
Stock compensation acquired	-	-	-	-	2,582,890	-	-	2,582,890
Options exercised	-	-	110,096	110	18,056	-	-	18,166
Cashless exercise of warrants (Note 2)	-	-	51,249	51	(51)	-	-	-
Warrant exercised	-	-	174,759	175	40,020	-	-	40,195
Share compensation expense	-	-	217,047	217	1,001,733	-	-	1,001,950
Net loss for the year (Note 2)	-	-	-	-	-	(8,069,402)	-	(8,069,402)

Balance, March 31, 2017 (Note 2)	1	-	96,794,443	96,794	45,088,171	(21,076,464)	42,149	24,150,650

Warrant exercised	-	-	5,000,172	5,000	1,120,038	-	-	1,125,038
Share compensation expense	-	-	-	-	1,540,580	-	-	1,540,580
Fair value of warrants on convertible loans	-	-	-	-	548,179	-	-	548,179
Warrant down-round feature	-	-	-	-	74,086	(74,086)	-	-
Conversion of convertible notes	-	-	147,805,371	147,805	9,032,980	-	-	9,180,785
Stock option and warrant reclassification (Notes 11 & 12)	-	-	-	-	(2,845,557)	-	-	(2,845,557)
Beneficial conversion feature on convertible debt (Note 8)	-	-	-	-	1,389,129		-	(1,389,129)
Net loss for the year (Note 2)	-	-	-	-	-	(14,625,790)		(14,625,790)
Balance, March 31, 2018 (Note 2)	1	-	249,599,986	249,599	55,947,606	(35,776,340)	42,149	20,463,014

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Bionik Laboratories Corp.

Consolidated Statements of Cash Flows

(Amounts expressed in U.S. Dollars)

	Year ended	Year ended
	March 31,	March 31,
	2018	2017
		(Restated, Note 2)
	$	$
Operating activities
Net loss for the year	(14,625,790)	(8,069,402)
Adjustment for items not affecting cash:
Depreciation	89,026	79,868
Amortization of intangible assets	323,905	550,080
Interest expense	1,294,005	41,934
Share-based compensation expense	1,540,580	844,162
Accretion expense	1,937,308	-
Shares issued for services	-	157,788
Share premium	1,249,994	-
Loss on mark to market reevaluation	376,674	-
Allowance for doubtful accounts	(19,694)	-
	(7,833,992)	(6,395,570)
Changes in non-cash working capital items:
Accounts receivable	190,867	(377,413)
Prepaid expenses and other receivables	(205,608)	20,525
Due from related parties	(166)	22,714
Inventory	(9,194)	(39,370)
Accounts payable	(60,098)	(375,572)
Accrued liabilities	304,048	18,674
Customer advances	(120,762)	35,075
Deferred Revenue	24,043	98,624
Net cash used in operating activities	(7,710,862)	(6,992,313)
Investing activities
Acquisition of equipment	(21,567)	(170,790)
Net cash used in investing activities	(21,567)	(170,790)
Financing activities
Cash acquired on acquisition	-	266,635
Proceeds from the exercise of options	-	18,166
Proceeds from the exercise of warrants	1,125,038	40,195
Proceeds from convertible loans	7,111,375	2,000,000
Repayment of Promissory notes principal	(200,000)	-
Repayment of Promissory notes interest	(49,505)	-
Repayment of Demand notes principal	(208,359)	-
Repayment of Demand notes interest	(79,259)	-
Proceeds from short term loan	400,000	-
Repayment of short term loan	(400,000)	-
Repayment of short term loan interest	(3,200)	-
Net cash provided by financing activities	7,696,090	2,324,996
Net decrease in cash and cash equivalents for the year	(36,339)	(4,838,107)
Cash and cash equivalents, beginning of year	543,650	5,381,757
Cash and cash equivalents, end of year	507,311	543,650

Supplemental Information
Assets acquired and liabilities assumed at April 21, 2016:
Current assets, including cash of $266,635		$478,843
Equipment		59,749
Intangible assets		5,580,704
Goodwill		22,308,275
Accounts payable		(241,299)
Accrued liabilities		(361,029)
Customer deposits		(86,487)
Demand notes payable		(324,894)
Promissory Notes payable		(217,808)
Bionik advance		(1,436,164)
		$25,759,890

The accompanying notes are an integral part of these consolidated financial statements.

F-6

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

The Company and its Operations

Bionik Laboratories Corp. (formerly Drywave Technologies Inc., the “Company” or “Bionik”) was incorporated on January 8, 2010 in the State of Colorado as Strategic Dental Management Corp. On July 16, 2013, the Company changed its name to Drywave Technologies Inc. (“Drywave”) and its state of incorporation from Colorado to Delaware. Effective February 13, 2015, the Company changed its name to Bionik Laboratories Corp. and reduced the authorized number of shares of common stock from 200,000,000 to 150,000,000. Concurrently, the Company implemented a 1-for-0.831105 reverse stock split of the common stock, which had previously been approved on September 24, 2014.

On February 26, 2015, the Company entered into a Share Exchange Agreement and related transactions whereby it acquired Bionik Laboratories Inc., a Canadian Corporation (“Bionik Canada”) and Bionik Canada issued 50,000,000 Exchangeable Shares, representing a 3.14 exchange ratio, for 100% of the then outstanding common shares of Bionik Canada (the “Merger”). The Exchangeable Shares are exchangeable at the option of the holder, each into one share of the common stock of the Company. In addition, the Company issued one Special Preferred Voting Share (the “Special Preferred Share”) (Note 10).

As a result of the shareholders of Bionik Canada having a controlling interest in the Company subsequent to the Merger, for accounting purposes the Merger does not constitute a business combination. The transaction has been accounted for as a recapitalization of the Company with Bionik Canada being the accounting acquirer even though the legal acquirer is Bionik, accordingly, the historic financial statements of Bionik Canada are presented as the comparative balances for the period prior to the Merger.

References to the Company refer to the Company and its wholly owned subsidiaries, Bionik Acquisition Inc., Bionik, Inc. (the former IMT) and Bionik Canada. References to Drywave relate to the Company prior to the Merger.

On April 21, 2016, the Company acquired all of the outstanding shares and, accordingly, all assets and liabilities of Interactive Motion Technologies, Inc. (IMT), a Boston, Massachusetts-based global pioneer and leader in providing effective robotic products for neurorehabilitation, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary (Bionik Mergerco). The merger agreement provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as the Company’s wholly owned subsidiary. In return for acquiring IMT, IMT shareholders received an aggregate of 23,650,000 shares of the Company’s common stock (Note 4).

The Company is a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, specializing in designing, developing and commercializing cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. The Company strives to innovate and build devices that can rehabilitate and improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s every move.

The consolidated financial statements consolidate the Company and its wholly owned subsidiaries Bionik Canada, Bionik Acquisition Inc. and Bionik, Inc. (the former IMT) since its acquisition on April 21, 2016. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern.

The Company’s principal offices are located at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9 and its U.S. address is 80 Coolidge Hill Road, Watertown, MA 02472.

Going Concern

As at March 31, 2018, the Company had a working capital deficit of $6,711,941 (working capital deficit as at March 31, 2017, of $3,415,670) and an accumulated deficit of $35,776,340 (March 31, 2017 - $21,076,464) and the Company incurred a net loss and comprehensive loss of $14,625,790 for the year ended March 31, 2017 (March 31, 2017 – net loss of $8,069,402).

There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the future to enable it to meet its obligations as they come due and consequently continue as a going concern. The Company will require additional financing this year to fund its operations and it is currently working on securing this funding through corporate collaborations, public or private equity offerings or debt financings. Sales of additional equity securities by the Company would result in the dilution of the interests of existing stockholders. There can be no assurance that financing will be available when required. In the event that the necessary additional financing is not obtained, the Company would reduce its discretionary overhead costs substantially or otherwise curtail operations.

The Company expects the forgoing, or a combination thereof, to meet the Company’s anticipated cash requirements for the next 12 months; however, these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN – Continued

All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these consolidated financial statements.

2.	CHANGE IN ACCOUNTING POLICY

The FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities From Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments With Down Round Features II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception, allows a financial instrument with a down-round feature to no longer automatically be classified as a liability solely based on the existence of the down-round provision. The update also means the instrument would not have to be accounted for as a derivative and be subject to an updated fair value measurement each reporting period.

On consideration of the above factors, the Company elected to early adopt ASU 2017-11 on July 1, 2017, the ASU is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

The early adoption allows the Company to reduce the cost and complexity of updating the fair value measurement each reporting period and eliminate the unnecessary volatility in reported earnings created by the revaluation when the Company’s shares’ value changes.

The Company presented the change in accounting policy through the retrospective application of the new accounting principle to all prior periods, as described in ASU No. 250-10-45-5, Accounting Changes and Error Corrections. The following financial statement line items for the year ended March 31, 2017 were affected by the change in accounting principle.

Income Statement

	As originally reported	As of March 31, 2017 As adjusted	Effect of change
Sales	$571,945	$571,945	$-
Cost of Sales	388,756	388,756	-
Total operating expenses	8,829,481	8,829,481	-
Total other expenses	(4,709,718)	(576,890)	(4,132,828)
Net income (loss) and comprehensive loss for the Period	(3,936,574)	(8,069,402)	(4,132,828)
Basic loss per share	(0.04)	(0.09)	(0.05)
Diluted loss per share	(0.04)	(0.09)	(0.05)

Balance sheet

As a result of the accounting policy change, the Company’s deficit as of April 1, 2017 increased from ($15,588,554), as originally reported under ASU No. 2016-01, to ($21,076,464) using ASU No. 2017-11.

Balance Sheet	As originally reported	As at March 31, 2017 As adjusted	Effect of change
Current assets	$1,402,580	$1,402,580	$-
Capital assets	227,421	227,421	-
Intangible assets	27,338,899	27,338,899	-
Total assets	$28,968,900	$28,968,900	$-
Warrant derivative liability	959,600	-	(959,600)
Other current liabilities	4,818,205	4,818,250	45
Total liabilities	$5,777,805	$4,818,250	$(959,555)
Common stock	96,794	96,794	-
Additional paid in capital	38,640,706	45,088,171	6,447,465
Deficit	(15,588,554)	(21,076,464)	(5,487,910)
Accumulated other comprehensive income	42,149	42,149	-
Total shareholders’ equity	$23,191,095	$24,150,650	$959,555
Total liabilities and shareholders’ equity	$28,968,900	$28,968,900	$-

F-8

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

Statement of cash flows

	As originally reported	As at March 31, 2017 As adjusted	Effect of change
Net income (loss) for year	$(3,936,574)	$(8,069,402)	$(4,132,828)
Adjustment for items not affecting cash and changes in non-cash working capital items	(3,055,739)	1,077,089	4,132,828
Net cash (used in) operating activities	(6,992,313)	(6,992,313)	-
Net cash (used in) investing activities	(170,790)	(170,790)	-
Net cash provided by financing activities	2,324,996	2,324,996	-
Net (decrease) in cash and cash equivalents for the year	(4,838,107)	(4,838,107)	-
Cash and cash equivalents, beginning of year	5,381,757	5,381,757	-
Cash and cash equivalents, end of year	$543,650	$543,650	$-

F-9

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

Newly Adopted and Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). The updated standard will replace most existing revenue recognition guidance in U.S. GAAP. The new standard introduces a five-step process to be followed in determining the amount and timing of revenue recognition. It also provides guidance on accounting for costs incurred to obtain or fulfill contracts with customers, and establishes disclosure requirements which are more extensive than those required under existing U.S. GAAP. The FASB has issued numerous amendments to ASU 2014-09 from August 2015 through January 2018, which provide supplemental and clarifying guidance, as well as amend the effective date of the new standard. ASU 2014-09, as amended, is effective for the Company in the interim period ended June 30, 2018. The standard permits the use of either the retrospective or modified retrospective (cumulative effect) transition method. The Company adopted the new standard using the modified retrospective transition method. Although the Company’s analysis of the impact of the new revenue recognition guidance is not fully complete, management do not currently believe that such guidance will materially impact the aggregate amount and timing of revenue recognition subsequent to adoption, nor a significant cumulative adjustment to the consolidated balance sheet as of April 1, 2018; however, the Company will provide enhanced revenue recognition disclosures as required by the new standard.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which require that deferred tax liabilities and assets be classified on our Consolidated Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing after December 15, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the consolidated financial position or the consolidated results of operations.

In January 2016, the FASB issued ASU No. 2016-01 Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The updates make several modifications to Subtopic 825-10, including the elimination of the available-for-sale classification of equity investments, and it requires equity investments with readily determinable fair values to be measured at fair value with changes in fair value recognized in operations. The update is effective for fiscal years beginning after December 2017. The Company is still assessing the impact that the adoption of ASU 2016-01 will have on the consolidated financial position and the consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASU 2016-02 will have on the consolidated financial position and the consolidated results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting”. Several aspects of the accounting for share-based payment award transaction are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company has adopted ASU-2016-09 during the year and it did not have material effect on the consolidated financial position and the consolidated results of operations.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments”. This ASU provides eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for the fiscal year commencing after December 15, 2017. The Company is still assessing the impact that the adoption of ASU 2016-15 will have on the consolidated statement of cash flows.

In January 2017, the FAS issued ASU 2017-01, “Business Combinations: Clarifying the definition of a Business” which amends the current definition of a business. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU2017-01 further states that when substantially all of the fair value of gross assets acquitted is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term “outputs” to be consistent with how it is described in Topic 606, Revenue from Contracts with Customers. The changes to the definition of a business will likely result in more acquisitions being accounted for as asset acquisitions. ASU 2017-01 is effective for acquisitions commencing on or after June 30, 2019, with early adoption permitted. Adoption of this guidance will be applied prospectively on or after the effective date.

F-10

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES – Continued

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other” ASU 2017-04 simplifies the accounting for goodwill impairment by eliminating Step 2 of the current goodwill impairment test, which required a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the reporting unit’s carrying value exceeds its fair value, limited to the carrying value of the goodwill. ASU 2017-04 is effective for financial statements issued for fiscal years, and interim periods beginning after December 15, 2019.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2017-09). The FASB issued the update to provide clarity and reduce the cost and complexity when applying the guidance in Topic 718. The amendments in this update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. ASU 2017-09 is effective for the Company in the interim period ended June 30, 2018. The Company does not expect the impact of adopting ASU 2017-09 to be material on its consolidated financial statements and related disclosures.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is recorded at standard cost, which approximates actual cost, on the first-in first-out basis. Work in progress and finished goods consist of materials, labor and allocated overhead.

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of an agreement with customer exists, products are shipped or title passes pursuant to the terms of the agreement, the amount due from the customer is fixed or determinable, collectability is reasonably assured, and there are no significant future performance obligation. Deposits are carried as liabilities until the requirements for revenue recognition are met.

Warranty Reserve and Deferred Warranty Revenue

The Company provides a one-year warranty as part of its normal sales offering. When products are sold, the Company provides warranty reserves, which, based on the historical experience of the Company are sufficient to cover warranty claims. Accrued warranty reserves are included in accrued liabilities on the consolidated balance sheets and amounted to $64,957 at March 31, 2018 (March 31, 2017 - $64,957). The Company also sells extended warranties for additional periods beyond the standard warranty. Extended warranty revenue is deferred and recognized as revenue over the extended warranty period. The Company recognized $Nil of expenses related to warranty expenses incurred and recorded this expense in cost of goods sold for the year ended March 31, 2018 (March 31, 2017 - $nil).

Foreign Currency Translation

On April 1, 2015, Bionik Canada and Bionik Acquisition Inc. changed its functional currency from the Canadian Dollar to the U.S. Dollar. This reflects the fact that the majority of the Company’s business is influenced by an economic environment denominated in U.S. currency as well the Company anticipates revenues to be earned in U.S. dollars. The change in accounting treatment was applied prospectively. The functional currency is separately determined for the Company, and each of its subsidiaries, and is used to measure the financial position and operating results. The functional currency of the Company and its wholly owned subsidiaries is the U.S. dollar. Transactions denominated in a currency other than the functional currency are recorded on initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at the end of each reporting period into the functional currency at the exchange rate at that date. Exchange differences are recognized in profit or loss. Non-monetary assets and liabilities measured at cost are translated at the exchange rate at the date of the transaction.

Equipment

Equipment is recorded at cost. Depreciation is computed using the declining balance method, over the estimated useful lives of these assets. The costs of improvements that extend the life of equipment are capitalized. All ordinary repair and maintenance costs are expensed as incurred. Equipment is depreciated as follows:

Computer & Electronics	50% per annum
Furniture and Fixtures	20% per annum
Demonstration Equipment	50% per annum
Manufacturing Equipment	20% per annum
Tools and Parts	20% per annum

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. The estimates based on management’s best knowledge of current events and actions of the Company may undertake in the future. Significant areas requiring the use of estimates relate to the valuation of inventory, revenue recognition, the useful life of equipment and intangible assets, impairment of goodwill and intangible assets, inputs to the fair value of shares to be issued, stock options and warrants. Actual results could differ from these estimates.

F-11

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs, which are as observable as possible, and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, other receivables, accounts payable, accrued liabilities, due from related parties, demand loans, convertible loans and promissory note payable approximate fair value because of the short period of time between the origination of such instruments, their expected realization and their current market rates of interest. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

The Company has recognized shares to be issued, stock options and warrants, for which it did not as of March 31, 2018 have sufficient authorized share capital to issue, as a liability that is measured at fair value based on Level 1 inputs, for the component related to shares to be issued, and Level 3 inputs for the measurement of the stock options and warrants using a valuation model, as disclosed in Notes 11 & 12.

The Company’s policy is to recognize transfers into and out of Level 3 as of the date of the event or change in the circumstances that caused the transfer. There were no such transfers during the year.

Segment Reporting

ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for the way that public business enterprises report information about operating segments in the Company’s consolidated financial statements. Operating segment are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

Approximately 99% of the Company’s assets are US-based and all sales for the years ended March 31, 2018 and 2017 were made by the Company’s US subsidiary, Bionik, Inc. In addition, all of the Company’s technology and other assets and goodwill are connected to the acquisition by the Company in April 2016 of Bionik, Inc. Equipment connected to Bionik Inc. amounts to $120,910 and $39,051 is connected to equipment at the Company’s Canadian subsidiary Bionik Laboratories Inc.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original terms to maturity of 90 days or less at the date of purchase. For all periods presented cash and cash equivalents consisted entirely of cash.

Research and Development

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred.

Income Taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of related assets and liabilities in the period in which such events occur. Such adjustment may have a material impact on the Company’s income tax provision and results of operations.

F-12

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Basic and Diluted Loss Per Share

Basic and diluted loss per share has been determined by dividing the net loss available to shareholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. The diluted weighted average number of shares outstanding is calculated as if all dilutive options had been exercised or vested at the later of the beginning of the reporting period or date of grant, using the treasury stock method.

Loss per common share is computed by dividing the net loss by the weighted average number of shares of common shares outstanding during the period. Common share equivalents, options and warrants are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

Impairment of Long-Lived Assets

The Company follows the ASC Topic 360, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets’ carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss represented by the difference between its fair value and carrying value, is recognized. When properties are classified as held for sale they are recorded at the lower of the carrying amount or the expected sales price less costs to sell.

Goodwill and Indefinite Lived Intangible Assets

The Company records goodwill when the purchase price of an acquisition exceeds the fair value of the net tangible and identified intangible assets acquired. Goodwill and indefinite lived intangible assets, consisting of the trademarks acquired (Note 4), are assessed for impairment annually, or more frequently if indicators of potential impairment exist, which includes evaluating qualitative and quantitative factors to assess the likelihood of an impairment of goodwill or indefinite lived intangible assets. The Company performs impairment tests using a fair value approach when necessary. None of the Company’s goodwill or indefinite lived intangibles was impaired as of March 31, 2018. Accordingly, no impairment loss has been recognized in the year ended March 31, 2018.

4.	ACQUISITION

On April 21, 2016, the Company acquired 100% of the common and preferred shares of IMT, through a transaction where Bionik Mergerco merged with and into IMT, with IMT surviving the merger as a wholly owned subsidiary of Bionik. Bionik issued an aggregate of 23,650,000 shares of Company Common Stock in exchange for all shares of IMT Common Stock and IMT Preferred Stock outstanding immediately prior to April 21, 2016. All shares have been issued at March 31, 2017.

Bionik also assumed each of the 3,895,000 options to acquire IMT Common Stock granted under IMT’s equity incentive plan or otherwise issued by IMT. These options were exchanged for purchase of an aggregate of 3,000,000 shares of Company Common Stock, of which 1,000,000 have an exercise price of $0.25. 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. Stock compensation expense on vested options of $2,582,890 was recorded on the options exchanged and this amount is included in the acquisition equation.

As a result of the acquisition of IMT, the Company acquired assets including three licensed patents, two license agreements, three FDA listed products, a FDA inspected manufacturing facility, extensive clinical and sales data, and international distributors. The Company retained an independent valuator to determine the purchase price allocation, which reflects the allocation of assets and goodwill.

F-13

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

4.	ACQUISITION – Continued

The following sets forth the purchase price allocation based on management’s best estimates of fair value, including a summary of major classes of consideration transferred and the recognized amounts of assets acquired and liabilities assumed at the acquisition date.

As
at April 21,
2016
$
Fair value of 23,650,000 shares of common stock (a)	23,177,000
Fair value of vested stock options (b)	2,582,890
Allocation of purchase price:	25,759,890
Cash and cash equivalents	266,635
Accounts receivable	6,490
Inventories	188,879
Prepaid expenses and other current assets	16,839
Equipment	59,749
Liabilities assumed:
Accounts payable	(241,299)
Accrued liabilities	(361,029)
Customer deposits	(86,487)
Demand notes payable	(324,894)
Promissory notes payable	(217,808)
Bionik advance (d)	(1,436,164)
Net assets acquired	(2,129,089)
Patents and exclusive License Agreement	1,306,031
Trademark	2,505,907
Customer relationships	1,431,680
Non compete agreement	61,366
Assembled Workforce	275,720
Goodwill	22,308,275
25,759,890

(a)	The fair value of common stock was based on $0.98, which was the closing market price of the Company’s common stock on April 21, 2016.

(b)	The fair value of the vested stock options was determined using the Black Scholes option pricing model with the following key assumptions: a risk free rate of 1.59%, dividend and forfeiture rates of 0% and expected volatility of 114% which is consistent with the Company’s assumptions (Note 11).

(c)	Pro forma information has not been presented for IMT as these operations have been consolidated for all days in the year ended March 31, 2017 except 20 days from April 20, 2016. These 20 days are not considered material.

(d)	Included in the net assets acquired was a loan issued to IMT in the amount of $300,000 under normal commercial terms. The loan carried an interest rate of 6% and were secured by all the assets of IMT subject to a $200,000 subordination to a third party financial services company, which was released in April 2016.

(e)	The schedule below reflects the intangible assets acquired in the IMT acquisition and the assets amortization period and expense for the year ended March 31, 2018:

	Amortization	Value	Expense	Value at	Expense	Value at
Intangible assets acquired	period (years)	acquired	March 31, 2017	March 31, 2017	March 31, 2018	March 31, 2018
		$	$	$	$	$
Patents and exclusive Licence Agreement	9.74 years	1,306,031	126,375	1,179,656	134,126	1,045,530
Trademark	Indefinite	2,505,907	-	2,505,907	-	2,505,907
Customer relationships	10	1,431,680	134,931	1,296,749	143,206	1,153,543
Non compete agreement	2	61,366	28,918	32,448	30,709	1,739
Assembled workforce	1	275,720	259,856	15,864	15,864	-
		5,580,704	550,080	5,030,624	323,905	4,706,719

F-14

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

5.	PREPAID EXPENSES AND OTHER RECEIVABLES

	March 31, 2018	March 31, 2017
	$	$
Prepaid expenses and other receivables	86,957	68,484
Prepaid inventory	301,104	-
Prepaid insurance	36,497	136,896
Sales taxes receivable (i)	9,097	22,667
	433,655	228,047

i)	Sales tax receivable represents net harmonized sales taxes (HST) input tax credits receivable from the Government of Canada.

6.	INVENTORY

	March 31,	March 31,
	2018	2017
	$	$
Raw Materials	237,443	119,985
Work in Progress	-	108,264
	237,443	228,249

For the year ended March 31, 2018, $38,860 (March 31, 2017 - $43,009) of inventory has been written off to Cost of Sales as it is not expected to be used as a result of an introduction of new versions of existing InMotion products. In addition, for the year ended March 31, 2017, $124,416 was written off as a result of physical inventory counts.

7.	EQUIPMENT

Equipment consisted of the following as at March 31, 2018 and March 31, 2017:

	March 31, 2018			March 31, 2017
		Accumulated			Accumulated
	Cost	Depreciation	Net	Cost	Depreciation	Net
	$	$	$	$	$	$
Computers and electronics	256,505	223,750	32,755	250,538	204,258	46,280
Furniture and fixtures	36,795	28,051	8,744	36,795	26,096	10,699
Demonstration equipment	200,186	105,441	94,745	184,586	44,420	140,166
Manufacturing equipment	88,742	85,668	3,074	88,742	84,982	3,760
Tools and parts	11,422	5,741	5,681	11,422	4,472	6,950
Assets under capital lease	23,019	8,057	14,962	23,019	3,453	19,566
Balance	616,669	456,708	159,961	595,102	367,681	227,421

Equipment is recorded at cost less accumulated depreciation. Depreciation expense during the year ended March 31, 2018 was $89,026 (March 31, 2017 - $79,868).

F-15

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

8.	NOTES PAYABLE

(a) Demand Notes payable

Notes Payable

The Company repaid on December 31, 2017, all outstanding demand notes payable (“Notes”) except Notes in the aggregate principal amount of $50,000, which was deferred to June 30, 2018 acquired from IMT on April 21, 2016.

Balance, March 31, 2016	$-
Acquisition of IMT (Note 4)	324,894
Accrued interest	5,706
Balance, March 31, 2017	330,600
Accrued interest	8,497
Repayment of principal	(208,359)
Repayment of interest	(79,259)
Balance, March 31, 2018	$51,479

Interest expense incurred on the Notes totaled $8,497 for the year ended March 31, 2018 (March 31, 2017 - $5,706), which are included in accrued liabilities.

(b) Promissory Notes payable

In February 2014, the Company borrowed $200,000 from an existing investor under the terms of a secured promissory note (“Promissory Note”). The Promissory Note bears interest at a simple interest rate equal to 10% per annum and interest is payable quarterly. Interest expenses incurred on the Promissory Note totaled $12,957 for the twelve months ended March 31, 2018 (March 31, 2017 - $18,740). The Promissory Note was paid in full during the quarter ended March 31, 2018

Balance, March 31, 2016	$-
Acquisition of IMT	217,808
Accrued Interest	18,740
Balance, March 31, 2017	236,548
Accrued interest	12,957
Repayment of principal	(200,000)
Repayment of interest	(49,505)
Balance, March 31, 2018	$-

(c) Short term Loan

In December 2017, a company controlled by a Board member made a short-term loan to the Company of $400,000 with interest at 1.5% per month. Interest expenses incurred on the loan totaled $3,200 for the year ended March 31, 2018 (March 31, 2017 - $Nil). The Company repaid this loan with interest of $3,200 in January 2018.

(d) Convertible Loans Payable

In December 2016, several shareholders of the Company agreed to advance the Company $1,500,000 of convertible notes in three tranches: $500,000 upon origination of the convertible loans and $500,000 on each of January 15, 2017 and February 15, 2017. A further $500,000 was advanced in March 2017 to bring the total of these convertible loans to approximately $2,000,000. The convertible loans bore interest at 6% until the original due date of March 31, 2017 and $17,488 was accrued and expensed as interest on these loans for the year ended March 31, 2017.

F-16

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

8.	NOTES PAYABLE – Continued

The convertible loans contain the following terms: convertible at the option of the holder at the price of the equity financing or payable on demand upon the completion of an equity financing greater than $5,000,000; automatically convertible at the price of the equity financing upon completion of an equity financing between $3,500,000 and $5,000,000; if no such equity financing is completed by November 15, 2017, then the loans shall become secured by a general security agreement over all assets of the Company; and, upon a change in control would either be payable on demand or convertible at the lesser of a price per share equal to that received by the parties in the change in control transaction or the market price of the shares. These conversion features were analyzed and determined to be contingent conversion features, accordingly, until the triggering event no beneficial conversion feature is recognized.

On August 14, 2017, the Company entered into an amendment to these convertible loans, whereby the interest was changed to a fixed rate of 12% per year from April 1, 2017 to August 14, 2017, and 3% per month from August 14, 2017 to maturity, which was extended to the earlier of March 31, 2018 or consummation of a qualified financing. The conversion feature was modified to contain the following terms: upon the consummation of an equity or equity-linked round of with an aggregate gross proceeds of $7,000,000, without any action on part of the Holder, the outstanding principal, accrued and unpaid interest and premium amount equal to 25% of the principal amount less the accrued and unpaid interest, will be converted into shares of new round stock based upon the lesser of (a) the lowest issuance (or conversion) price of new round stock in case there is more than one tranche of new round stock or (b) $0.25.

Further, the Company issued warrants to these debt holders amounting to 20% of the aggregate principal of the convertible loans divided by the exercise price, which would be determined as the lowest of a new round stock in a qualified financing, the average volume weighted average price for the sixty trading days prior to January 31, 2018 or $0.25. The warrants have a term of five years. These amendments were treated as an extinguishment of the original debt; however, there was no gain or loss recognized and the new and amended debts were recognized as shown below.

An additional $2,999,975 was received from these shareholders during the year ended March 31, 2018 for a total of $4,999,975. For the year ended March 31, 2018, an additional $1,037,067 of interest was accrued and expensed on these convertible loans.

The Company has recognized a discount against the convertible loans for the relative fair value of the warrants and is accreting the discount using the effective interest rate method. The assumptions used in valuing the warrants using the binomial valuation model were as follows: exercise price of $0.25, volatility of 114%, risk-free interest rate of 1.91% and a term of five years. The Company evaluated the fair value of the warrants attached to the convertible notes as $548,178 and recorded $548,178 of accretion expense in the twelve months period ended March 31, 2018.

Balance, March 31, 2016	$-
Additional principal investment	2,000,000
Accrued Interest	17,488
Balance, March 31, 2017	2,017,488
Additional principal investment	2,999,975
Fair value of warrants	(548,178)
Accretion expense	548,178
Accrued Interest	1,037,067
Conversion of principal and interest	(6,054,530)
Balance, March 31, 2018	$-

(e) In May 2017, the Company’s Chinese joint venture partners loaned the Company $500,000 at an interest rate of 8% convertible into the Company’s common shares upon a capital raise (“Qualified Financing”) where gross proceeds exceed $3,000,000 at the lesser of $0.50 and the quotient of the outstanding balance on the conversion date by the price of the Qualified Financing. Additionally, the holders are entitled to warrants equaling 25% of the number of conversion shares to be issued at conversion. During the twelve months ended March 31, 2018, $33,556 of interest was accrued and expensed on these convertible loans.

Balance, March 31, 2017	$-
Additional principal investment	500,000
Accrued Interest	33,556
Conversion of principal and interest	(533,556)
Balance, March 31, 2018	$-

(f)       In December 2017, investors of the Company advanced funds under a new convertible loan offering. These convertible loans bear interest at a fixed rate of 3% per month until the earlier of (a) January 31, 2018 and (b) the consummation of a qualified financing defined as gross proceeds of no less than $7,000,000 and up to $14,000,000 raised in one or more tranches. On the maturity date, without any action on the part of the Holder, the outstanding principal and accrued and unpaid interest under the notes will be converted into shares of new round stock based upon a 15% discount to the lesser of (i) (A) the VWAP average of the last 30 days ending on the closing of the qualified financing (or, in the event of multiple closings, the lowest VWAP average of the last 30 days ending on each closing of a qualified financing) in the event of a maturity date referred to in clause (b) of the definition thereof, or (B) the VWAP average of the last 30 days before the maturity date in the event of a maturity date referred to in clause (a) of the definition thereof, and (ii) $0.18. In January 2018, the terms of the new convertible loan offering were amended to extend the maturity date until March 31, 2018 and in March 2018 the terms of the loans were amended to change the definition of qualified financing as gross proceeds of no less than $2,000,000 and up to $14,000,000 raised in one or more tranches.

F-17

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

8.	NOTES PAYABLE – Continued

Convertible Loans Payable – Continued

$3,611,400 was received from these investors during the twelve months ended March 31, 2018 and $201,928 of interest was accrued and expensed on these convertible loans for the twelve months ended March 31, 2018.

Balance, March 31, 2017	-
Additional principal investment	3,611,400
Accrued Interest	201,928
Conversion of principal and interest	(3,813,328)
Balance, March 31, 2018	$-

(g) Conversion of Notes Payable

	March 31, 2018
	Principal	Interest	Premium	Total Conversion Amount	Beneficial Conversion Feature	Number of Shares Converted
Convertible Notes Payable (December 2016 to December 2017)	$4,999,975	$1,054,555	$1,249,994	$7,304,523	$762,301	116,919,141
Chinese Convertible Loan	$500,000	$33,556	-	$533,556	$76,230	9,394,346
Convertible Notes Payable (December 2017 to March 2018)	$3,611,400	$201,928	-	$3,813,328	$550,598	61,037,660
Total	$9,111,375	$1,290,039	$1,249,994	$11,651,407	$1,389,129	187,351,147

9.	RELATED PARTY TRANSACTIONS AND BALANCES

Due from related parties

An outstanding loan to the Chief Operating Officer (“COO”) of the Company is for $18,897 (March 31, 2017 - $18,731). The loan has an interest rate of 1% based on the Canada Revenue Agency’s prescribed rate for such advances and is denominated in Canadian dollars. During the year ended March 31, 2018, the Company accrued interest receivable in the amount of $590 (March 31, 2017 - $707); the remaining fluctuation in the balance from the prior year is due to changes in foreign exchange.

Accounts payable and accrued liabilities

(a)	As at March 31, 2018, $208,567 (March 31, 2017 - $Nil) was owing to the CEO of the Company; $135,039 (March 31, 2017 – $Nil to the former CTO) was owing to the Chief Technology Officer; and, $600 (March 31, 2017 – $97,500) was owing to the Chief Commercialization Officer, $116,624 (March 31, 2017 $Nil) was owing to the Chief Financial Officer (“CFO”), and $587,019 (March 31, 2017 – $4,135) was owing to the former CEO, all related to severance, bonuses and business expenses, all of which are included in accounts payable or accrued liabilities. Bonus amounts were paid in May 2018.

(b)	In connection with the acquisition of IMT, the Company acquired a license agreement dated June 8, 2009, with a former director as a co- licenser, pursuant to which the Company pays the director and the co-licenser an aggregate royalty of 1% of sales based on patent #8,613,691. No sales have been made, as the technology under this patent has not been commercialized.

(c)	As at the effective date of the merger pursuant to the Merger Agreement, a former director received an aggregate of 5,190,376 shares of the Company in return for his ownership of IMT securities, in addition to his IMT options which were as of the effective date of the merger exercisable for an aggregate of 360,231 shares of common stock of the Company.

F-18

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

10.	SHARE CAPITAL

	March 31, 2018		March 31, 2017
	Number of shares	$	Number of shares	$
Exchangeable Shares:
Balance beginning of year	47,909,336	47,910	50,000,000	50,000
Converted into common shares (e)	(3,637,456)	(3,637)	(2,090,664)	(2,090)
Balance at end of year	44,271,880	44,273	47,909,336	47,910
Common Shares
Balance at beginning of the year	48,885,107	48,884	22,591,292	22,591
Shares issued on acquisition (Note 4)	-	-	23,650,000	23,650
Shares issued to exchangeable shareholders (e)	3,637,456	3,637	2,090,664	2,090
Shares issued for services (d)	-	-	217,047	217
Shares issued on conversion of loans (b)	147,805,371	147,805	-	-
Options exercised (Note 11)	-	-	110,096	110
Warrants exercised (a)	5,000,172	5,000	174,759	175
Cashless exercise of warrants (c)	-	-	51,249	51
Balance at end of the year	205,328,106	205,326	48,885,107	48,884
TOTAL SHARES	249,599,986	249,599	96,794,443	96,794

(a)	During the year ended March 31, 2018, the Company consummated an offer to amend and exercise to its warrant holders, enabling them to exercise their outstanding warrants for $0.25 per share, and as a result, 5,000,172 common shares were issued for net proceeds of $1,125,038 (Note 12).

(b)	During the year ended March 31, 2018, the Company converted $9,171,604 of notes payable and interest into 147,805,371 common shares. Under the terms of this conversion the remaining $1,220,629 of principal and interest was required to be converted into 39,545,776 common shares, but were unable to be issued as a result of the Company not having enough authorized shares. The $2,470,622 value of these shares at March 31, 2018 has been classified as a liability until the common shares can be issued. In addition, there was a $376,674 loss recorded in the year connected to the difference of the $2,847,296 market value of the shares at March 31, 2018 and the value of these shares which resulted on the conversion of notes payable, the exercise price of which was based on a 30 day VWAP.

(c)	During the year ended March 31, 2017, 51,249 common shares were issued as a result of a cashless exercise of 262,045 warrants with an exercise price of $0.80. Under the terms of the warrant agreement the value of the warrants on exercise is attributed to the shares on exercise and the Company has recognized a value of $43,562.

(d)	The Company issued 217,047 common shares during the year ended March 31, 2017 for consulting services and recognized $59,500 of share compensation expense.

(e)	During the year ended March 31, 2018, 3,637,456 exchangeable shares were exchanged for common shares on a 1 for 1 basis in accordance with their terms. (March 31, 2017 – 2,090,664 shares)

Special Voting Preferred Share

In connection with the Merger (Note 1), on February 26, 2015, the Company entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, the Company issued one Special Voting Preferred Share to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Preferred Share for the benefit of the holders of the Exchangeable Shares (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had, had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

In connection with the Merger and the Trust Agreement, effective February 20, 2015, the Company filed a certificate of designation of the Special Voting Preferred Share (the “Special Voting Certificate of Designation”) with the Delaware Secretary of State. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designate as Special Voting Preferred Share. The Special Voting Preferred Share entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement.

The Special Voting Preferred Share is not entitled to receive any dividends or to receive any assets of the Company upon liquidation, and is not convertible into shares of common stock of the Company.

The voting rights of the Special Voting Preferred Share will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Share will be automatically cancelled.

F-19

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

11.	STOCK OPTIONS

The purpose of the Company’s equity incentive plan, is to attract, retain and motivate persons of training, experience and leadership to the Company, including their directors, officers and employees, and to advance the interests of the Company by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

Options or other securities may be granted in respect of authorized and unissued shares, provided that the aggregate number of shares reserved for issuance upon the exercise of all options or other securities granted under the Plan shall not exceed 15% of the shares of common stock and Exchangeable Shares issued and outstanding (determined as of January 1 of each year). Optioned shares in respect of which options are not exercised shall be available for subsequent options.

On November 24, 2015, the Company issued 650,000 options granted to employees that vest over three years at the anniversary date. The grant date fair value of the options was $694,384. During the year ended March 31, 2016, 250,000 options were cancelled and stock compensation expense of $62,317 was recognized. During the year ended March 31, 2018, $142,438, (March 31, 2017 -$142,438) in stock compensation expense was recognized.

On December 14, 2015, the Company issued 2,495,000 options granted to employees, directors and consultants that vest over three years at the anniversary date. The grant date fair value of the options was $1,260,437. During the year ended March 31, 2016, 25,000 options were cancelled and for the year ended March 31, 2017, 40,000 options were cancelled and for the year ended March 31, 2018, 436,667 options were cancelled, and the year ended March 31, 2018, $479,315, (March 31, 2017 - $407,208) of stock compensation expense was recognized.

On April 21, 2016, the Company issued 3,000,000 stock options to employees of Bionik, Inc., the Company’s wholly-owned subsidiary (formerly IMT) in exchange for 3,895,000 options that existed before the Company purchased IMT, of which 1,000,000 have an exercise price of $0.25, 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. The grant date fair value of vested options was $2,582,890 and has been recorded as part of the acquisition equation (Note 4). For options that have not yet vested $29,524, (March 31, 2017 -$102,989) has been recognized as stock compensation expense.

On April 26, 2016, the Company issued 250,000 options to an employee with an exercise price of $1.00 that will vest over three years at the anniversary date. The grant fair value was $213,750. During the year ended March 31, 2018, $71,250, (March 31, 2017 - $66,104) was recognized as stock compensation expense.

On August 8, 2016, the Company issued 750,000 options to an employee with an exercise price of $1.00 that will vest over three years at the anniversary date. The grant fair value was $652,068. During the year ended March 31, 2018, $217,356, (March 31, 2017 -$140,230) of stock compensation expense was recognized.

On February 6, 2017, the Company issued 400,000 options to an employee with an exercise price of $0.70 that will vest over three years at the anniversary date. The grant fair value was $245,200. During the year ended March 31, 2018, $81,733, (March 31, 2017 - $12,163) of stock compensation expense was recognized.

On February 13, 2017, the Company issued 250,000 options to a consultant with an exercise price of $0.68 that will vest over one and one- half years, every six months. The grant fair value was $148,750. During the year ended March 31, 2018, $49,583, (March 31, 2017 -$6,345) of stock compensation expense was recognized.

On August 3, 2017, 1,500,000 options at $0.21 to an executive officer, which vest equally over three future years. In addition, this executive officer was also granted up to 500,000 additional performance options based on meeting sales targets for the years ending March 31, 2018 and 2019. The performance options will vest at market price if the performance objectives are met. This grant had a grant date fair value of $387,209 and a share compensation expense of $60,371 was recognized for the year ended March 31, 2018. These options were valued using the Black-Scholes model and the following inputs: expected life of 7 years, expected volatility 114% and a risk-free rate of 1.73%.

On September 1, 2017, the Company granted 12,215,354 options at $0.161 equally to an executive officer and a consultant. 2,035,892 options have vested and 50% of the remaining options vest on performance being met and 50% vest annually over 5 years. The grant date fair value was $1,832,304 and $381,730 is the current expense for the year ended March 31, 2018. These options were valued using the Black-Scholes model and the following inputs: expected life of 10 years, expected volatility 114% and a risk-free rate of 1.91%.

F-20

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

11.	STOCK OPTIONS – Continued

On January 24, 2018, the Company granted 3,640,000 options at $0.155 to employees that vest equally on January 24, 2019, 2020 and 2021. The grant fair value was $491,036 and $27,280 is the current stock compensation expense for the year ended March 31, 2018. These options were valued using the Black-Scholes model and the following inputs: expected life of 10 years, expected volatility 114% and a risk-free rate of 1.91%.

During the year ended March 31, 2018, the Company recorded $1,540,580 in share-based compensation related to the vesting of stock options (March 31, 2017 - $844,162).

The following is a summary of stock options outstanding and exercisable as of March 31, 2018:

These options at their respective grant dates were valued using the Black-Scholes option pricing model with the following key assumptions:

	Expected life in	Risk	Dividend	Forfeiture	Expected	Grant date fair
Grant date	years	free rate	rate	rate	volatility	value
February 17, 2015	3.89	1.59%	0%	0%	114%	$136,613
July 1, 2014	3.25	1.59%	0%	0%	114%	$1,259,487
June 20, 2014	3.22	1.59%	0%	0%	114%	$118,957
April 1, 2014	3.01	1.59%	0%	0%	114%	$230,930
November 24, 2015	4.65	1.59%	0%	0%	114%	$694,384
December 14, 2015	4.71	1.59%	0%	0%	114%	$1,260,437
April 21, 2016	6.11	1.59%	0%	0%	114%	$2,582,890
April 26, 2016	5.07	1.59%	0%	0%	114%	$213,750
August 8, 2016	5.36	1.59%	0%	0%	114%	$652,068
February 6, 2017	5.86	1.59%	0%	0%	114%	$245,200
February 13, 2017	5.88	1.59%	0%	0%	114%	$148,750
August 3, 2017	6.35	1.59%	0%	0%	114%	$387,209
September 1, 2017	9.43	1.59%	0%	0%	114%	1,832,304
January 24, 2018	6.82	1.59%	0%	0%	114%	$491,036

	Number of Options	Weighted-Average Exercise Price ($)
Outstanding, March 31, 2017	9,903,650	0.59
Issued	17,855,354	0.155
Exercised	-	-
Expired	-	-
Cancelled	(2,159,126)	0.65
Outstanding, March 31, 2018	25,599,878	0.50

F-21

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

11.	STOCK OPTIONS – Continued

The following is a summary of stock options outstanding and exercisable as of March 31, 2018:

Exercise Price ($)	Number of Options	Expiry Date	Exercisable Options
0.165	264,230	April 1, 2021	264,230
0.23	97,514	June 20, 2021	97,514
0.23	1,981,728	July 1, 2021	1,981,728
0.23	141,557	February 17, 2022	141,557
1.22	400,000	November 24, 2022	266,667
1.00	1,993,334	December 14, 2022	1,676,667
0.95	111,937	March 28, 2023	111,937
1.05	433,027	March 28, 2023	433,027
1.00	250,000	April 26, 2023	83,333
1.00	750,000	August 8, 2023	250,000
0.70	400,000	February 6, 2024	133,333
0.68	250,000	February 13, 2024	166,667
0.95	31,620	March 3, 2024	31,620
1.05	122,324	March 3, 2024	122,324
0.95	6,324	March 14, 2024	6,324
1.05	24,465	March 14, 2024	24,465
0.95	72,727	September 30, 2024	72,727
1.05	281,345	September 30, 2024	281,345
0.95	3,478	June 2, 2025	3,478
1.05	13,456	June 2, 2025	13,456
0.25	66,298	December 30, 2025	66,298
0.95	49,160	December 30, 2025	27,261
0.21	2,000,000	August 3, 2024	-
0.161	12,215,354	September 1, 2027	2,035,892
0.155	3,640,000	January 24, 2025	-
	25,599,878		8,291,850

The weighted-average remaining contractual term of the outstanding options is 7.46 (March 31, 2017 – 5.12) and for the options that are exercisable the weighted average is 5.74 (March 31, 2017 – 6.02).

Reclassification of Fair Value

As the Company does not have sufficient authorized shares of common stock to cover its options issued, a valuation of these options was done at March 31, 2018 and the resulting liability of $1,451,393 has been recorded in the consolidated balance sheet as shares to be issued, stock options and warrants.

Grant Date	Expected Life	Risk Free rate	Dividend rate	Forfeiture Rate	Expected Volatility	Remeasured Fair Value
February 17, 2015	3.89	1.59%	0%	0%	135%	$7,122
July 1, 2014	3.25	1.59%	0%	0%	135%	$90,472
June 20, 2014	3.22	1.59%	0%	0%	135%	$4,428
April 1, 2014	3.01	1.59%	0%	0%	135%	$12,437
November 24, 2015	4.65	1.59%	0%	0%	135%	$16,327
December 14, 2015	4.71	1.59%	0%	0%	135%	$85,833
April 21, 2016	6.39	1.59%	0%	0%	118%	$53,853
April 26, 2016	5.07	1.59%	0%	0%	114%	$11,430
August 8, 2016	5.36	1.59%	0%	0%	114%	$35,722
February 6, 2017	5.86	1.59%	0%	0%	114%	$16,969
February 13, 2017	5.88	1.59%	0%	0%	114%	$10,703
August 3, 2017	6.35	1.59%	0%	0%	114%	$109,970
September 1, 2017	9.43	1.59%	0%	0%	114%	$782,966
January 24, 2018	6.82	1.59%	0%	0%	114%	$213,161
						1,451,393

F-22

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

12.	WARRANTS

The following is a continuity schedule of the Company’s common share purchase warrants:

	Number of Warrants	Weighted-Average Exercise Price ($)
Outstanding and exercisable, March 31, 2015	10,823,450	1.35
Issued	7,225,625	1.35
Exercised	(148,787)	(0.80)
Outstanding and exercisable, March 31, 2016	17,900,288	1.35
Exercised	(262,045)	(0.80)
Outstanding and exercisable, March 31, 2017	17,638,243	1.35
Exercised	(5,000,172)	0.25
Issued in connection with anti-dilution provision connected warrant transaction	83,752	0.749
Issued in connection with anti-dilution provision connected warrant transaction	941,191	1.2933
Issued in connection to the warrant transaction to the broker	400,014	0.25
Issued in connection with conversion of loans and interest into common shares	16,006,322	0.0625
Issued in connection with conversion of loans and interest into common shares	2,348,587	0.60
Issued in connection with anti-dilution provision connected with issuance of common shares	20,458,058	0.4868
Issued in connection with anti-dilution provision connected with issuance of common shares	2,019,583	0.2952
Outstanding and exercisable, March 31, 2018	54,895,578	$0.3546

During the year ended March 31, 2018, the Company consummated an offer to amend and exercise its then outstanding warrants, enabling the holders of the warrants to exercise such warrants for $0.25 per share. The Company received net proceeds of $1,125,038. The Company also converted loans and interest due.

Due to an anti-dilution clause in the warrant agreements for such outstanding warrants an additional 83,752 warrants were issued to the $0.80 warrant holders and 941,191 warrants were issued to the $1.40 warrant holders. Furthermore, as a result of the anti-dilution clause, the exercise price of the warrants changed from $0.80 to $0.749 and from $1.40 to $1.2933, as a result of this warrant transaction.

Due to an anti-dilution clause in the warrant agreements for such outstanding warrants an additional 2,019,583 warrants were issued to the $0.749 warrant holders and 20,458,058 warrants were issued to the $1.2933 warrant holders. Furthermore, as a result of the anti-dilution clause, the exercise price of the warrants changed from $0.749 to $0.2952 and from $1.2933 to $0.4868 as a result of loan and interest conversion transaction for shares that have been issued and shares that will be issued.

The Company measured the effects of the two above transactions, which triggered anti-dilution clause using the binomial tree model and recorded a loss of $74,086 against deficit.

The Company issued 400,014 warrants exercisable at $0.25 for four years expiring June 27, 2020 to the firm who facilitated the warrant offer.

The Company issued 2,348,587 warrants at $0.60 which expire in 5 years on March 31, 2023 and 16,006,322 warrants at $0.0625 which also expire March 31, 2023 in connection with the loan and interest conversion transaction.

During the year ended March 31, 2017, a warrant holder exercised 262,045 warrants on a cashless basis based on the terms of the warrant agreement and received 51,249 shares of common stock.

F-23

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

12.	WARRANTS – Continued

Common share purchase warrants

The following is a summary of common share purchase warrants outstanding after the warrant offer to amend and exercise the additional warrant issue and the re-pricing of the warrants as of March 31, 2018.

Exercise Price ($)	Number of Warrants	Expiry Date
0.60	2,348,587	March 31, 2023
0.4868	15,603,103	February 26, 2019
0.4868	3,265,093	March 27, 2019
0.4868	871,813	March 31, 2019
0.4868	6,759,081	April 21, 2019
0.4868	3,191,037	May 27, 2019
0.4868	3,117,199	June 30, 2019
0.2952	3,333,328	February 26, 2019
0.25	400,014	June 27, 2020
0.0625	9,603,842	August 14, 2022
0.0625	6,402,481	March 31, 2022
	54,895,578

The weighted-average remaining contractual term of the outstanding warrants was 2.27 (March 31, 2017 – 1.77).

The exercise price and number of underlying shares with respect to the $0.4868 and $0.295 warrants are expected to be further adjusted pursuant to the anti-dilution provisions therein, as a result of any further issuance of common shares.

The Company was committed to issue to these third party previous lenders warrants exercisable into 349,522 Exchangeable Shares at an exercise price of $0.23 per share for a period ending March 21, 2017. During the year ended December 31, 2015, the Company issued these warrants.

Reclassification of Fair Value

As the Company does not have sufficient authorized shares of common stock to cover its warrants issued; a valuation of these warrants was done at March 31, 2018 and the resulting liability of $1,394,164 has been recorded in the consolidated balance sheets as shares to be issued, stock options and warrants. The 400,014 warrants at an exercise price of $0.25 issued in connection to the warrant transaction to the broker were not included in the fair value remeasurement, because there is sufficient capital to convert them into common stock if exercised.

Exercise Price ($)	Number of Warrants	Expiry Date	Expected life (years)	Risk free rate	Dividend rate	Forfeiture rate	Expected volatility	Remeasured fair value
0.6	2,348,587	31-Mar-23	5	1.59%	0%	0%	135%	116,142
0.4868	15,603,103	26-Feb-19	0.92	1.59%	0%	0%	135%	100,281
0.4868	3,265,093	27-Mar-19	1	1.59%	0%	0%	135%	24,815
0.4868	871,813	31-Mar-19	1	1.59%	0%	0%	135%	6,769
0.4868	6,759,081	21-Apr-19	1.08	1.59%	0%	0%	135%	58,358
0.4868	3,191,037	27-May-19	1.16	1.59%	0%	0%	135%	32,276
0.4868	3,117,199	30-Jun-19	1.25	1.59%	0%	0%	135%	36,116
0.2952	3,333,328	26-Feb-19	0.92	1.59%	0%	0%	135%	38,423
0.0625	9,603,842	14-Aug-22	4.38	1.59%	0%	0%	135%	593,355
0.0625	6,402,481	31-Mar-22	4	1.59%	0%	0%	135%	387,529
	54,495,564							1,394,164

F-24

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

12.	WARRANTS – Continued

Exchangeable share purchase warrants

In 2014, the Company repaid loans of $180,940 plus accrued interest of $12,138 owing to investors introduced by Pope and Co. As part of this transaction in March 2017, 174,759 warrants were exercised for proceeds of $40,195 and the remaining 174,763 warrants expired.

13.	INCOME TAXES

Components of net (loss) before income taxes consists of the following:

	March 31 2018	March 31 2017
	$	$
U.S.	(12,281,398)	(6,056,384)
Canada	(2,344,392)	(2,013,018)
	(14,625,790)	(8,069,402)
Net (loss) for the year before recovery of income taxes	(14,625,790)	(8,069,402)
Statutory rate	34.04%	35%
Expected income tax (recovery) expense	(4,978,619)	(2,824,291)
Tax rate changes and other basis adjustments	1,748,278	44,238
Stock-based compensation	524,412	350,683
Difference in Foreign Tax Rates	184,414	-
Accretion	659,458	-
Share premium	425,497	-
Non-deductible expense	339,296	(132,076)
Net DTA acquired	-	(546,122)
Change in valuation allowance	1,097,264	3,107,568
Recovery of income taxes	-	-

The following deferred tax assets have not been recognized. Deferred tax reflects the tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities and consisted of the following:

	March 31, 2018	March 31, 2017
	$	$
Equipment	70,350	73,520
Share issue costs	510	1,456
SR&ED pool	690,320	464,746
Other	535,510	629,266
Non-capital losses – Canada	2,515,170	2,067,203
Net operating losses – U.S.	4,331,850	4,534,710
Valuation allowance	(7,017,430)	(5,956,118)
	1,126,280	1,814,783
Intangibles and other	(1,126,280)	(1,814,783)
	-	-

The Company has non-capital losses in its Canadian subsidiary of approximately $9,491,200, which will expire between 2029 and 2037. The Company has net operating losses in the U.S. parent Company of $6,319,925, and net operating losses in the U.S. subsidiary of approximately $11,788,800, which will expire between 2034 and 2037.

Income taxes are provided based on the liability method, which results in deferred tax assets and liabilities arising from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The liability method requires the effect of tax rate changes on current and accumulated deferred taxes to be reflected in the period in which the rate change was enacted. The liability method also requires that deferred tax assets be reduced by a valuation allowance unless it is more likely than not that the assets will be realized.

F-25

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

13.	INCOME TAXES – Continued

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses. As of March 31, 2018, the Company had no uncertain tax positions.

In many cases the Company’s uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of March 31, 2018:

United States – Federal	2014 – present
United States – State	2014 – present
Canada – Federal	2013 – present
Canada – Provincial	2013 – present

14.	COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising in the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

Commitments

(a)       On February 25, 2015, 262,904 common shares were issued to two former lenders connected with a $241,185 loan received and repaid during fiscal 2013. The common shares were valued at $210,323 based on the value of the concurrent private placement and recorded in stock-based compensation on the consolidated statement of operations and comprehensive loss. As part of the consideration for the initial loan, the Company’s then-CTO and COO had transferred 314,560 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse the former CTO and COO 320,000 common shares. As at March 31, 2018, these shares have not yet been issued.

(b)       On May 17, 2017, the Company entered into a Co-operative Joint Venture Contract (the “JV Contract”) with Ginger Capital Investment Holding, Ltd. (the “JV Partner”) to form China Bionik Medical Rehabilitation Technology Ltd. (“China JV”), in which the Company will have a 25% interest and the JV Partner 75%. The China JV was not formally formed until subsequent to year-end and there were no operations during the year ended March 31, 2018. Under the terms of the JV Contract, the JV Partner is required to contribute $290,000 on the date of formation, $435,000 12 months later and $725,000 60 months after the date of formation. The Company is required to contribute certain intellectual property.

(c)       On March 6, 2018, the Company signed a distribution agreement with Curexo Inc for South Korea and as part of this agreement the Company is obligated to buy a rehabilitative product from Curexo Inc. for $200,000 when this product is fully developed by Curexo. Inc..

15.	RISK MANAGEMENT

The Company’s cash balances are maintained in a bank in Canada and a USA Bank. Deposits held in banks in Canada are insured up to $100,000 CAD per depositor for each bank by The Canada Deposit Insurance Corporation, a federal crown corporation. Actual balances at times may exceed these limits.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company has minimal exposure to fluctuations in the market interest rate. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

F-26

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and 2017

(Amounts expressed in U.S. Dollars)

15.	RISK MANAGEMENT – Continued

Liquidity Risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations, as they are due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due. Accounts payable and accrued liabilities are due within the current operating period.

The Company has funded its operations through the issuance of capital stock, convertible debt and loans in addition to grants and investment tax credits received from the Government of Canada.

16.	LOSS PER SHARE

Common stock equivalents (other than the Exchangeable Shares), options and warrants were excluded from the computation of diluted loss per share for the year ended March 31, 2018 and 2017, after retrospective adjustment for a change in accounting policy (Note 2), as their effects are anti-dilutive.

17.	SUBSEQUENT EVENTS

(a) Subsequent to March 31, 2018, Exchangeable Shareholders exchanged 3,000,000 exchangeable shares into Common Stock.

(b) On June 11, 2018, the Company increased the number of authorized shares of Common Stock from 250,000,000 to 500,000,000 and issued 39,545,776 common shares related to the conversion of notes payable at March 31, 2018. (Note 10(b))

(c) Subsequent to March 31, 2018, the Company’s board granted 6,000,000 options at $0.0649 that immediately vested to the CEO of the Company with a 10 year expiry and 750,000 options at $0.0462 were granted to our Chief Commercial Officer that vest over three years from the anniversary of the grant and expire in 7 years.

(d) Subsequent to March 31, 2018, an affiliate of one of the Company’s major shareholders who is also a director provided an aggregate amount of $1,960,000 in term loans to the Company that bears interest at a fixed rate of 1% per month and matures on April 30, 2019.

(e) Subsequent to March 31, 2018, the China JV was formally formed and the Company will account for it as of the date of formation.

F-27

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

June 30, 2018 and 2017

Index

Page
Unaudited Condensed Consolidated Interim Financial Statements	F-28

Condensed Consolidated Interim Balance Sheets as at June 30, 2018 (Unaudited) and March 31, 2018 (Audited)	F-29

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss (Unaudited) for the three month periods ended June 30, 2018 and 2017	F-30

Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity (Deficiency) (Unaudited) for the three month periods ended June 30, 2018 and 2017	F-31

Condensed Consolidated Interim Statements of Cash Flows (Unaudited) for the three month periods ended June 30, 2018 and 2017	F-32

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)	F-33 - F-45

F-28

Bionik Laboratories Corp.

Condensed Consolidated Interim Balance Sheets

(Amounts expressed in US Dollars)

	As at	As at
	June 30,	March 31,
	2018	2018
	(Unaudited)	(Audited)
	$	$
Assets
Current
Cash and cash equivalents	959,704	507,311
Trade accounts receivable (net of allowance for doubtful accounts of $19,694; March 31, 2018 – $19,694)	370,180	212,730
Prepaid expenses and other receivables (Note 5)	485,438	433,655
Inventories (Note 6)	155,795	237,443
Due from related parties (Note 9(a)	18,547	18,897
Total Current Assets	1,989,664	1,410,036
Equipment (Note 7)	150,210	159,961
Technology and other assets (Note 4)	4,635,666	4,706,719
Goodwill	22,308,275	22,308,275
Total Assets	29,083,815	28,584,991

Liabilities and Shareholders’ Equity
Current
Accounts Payable (Notes 9(b) and 13)	736,141	724,673
Accrued liabilities (Notes 8 and 9(b))	1,127,364	1,529,505
Customer advances	800	800
Demand Loans (Note 8)	-	51,479
Convertible Loans (Note 8)	1,692,187	-
Conversion Feature on Convertible Loans (Note 8)	1,455,655	-
Deferred revenue	129,784	122,667
Shares to be issued, stock options and warrants (Notes 10,11 and 12)	-	5,692,853
Total Current Liabilities	5,141,931	8,121,977
Shareholders’ Equity
Preferred Stock, par value $0.001; Authorized – 10,000,000; Special Voting Preferred Stock, par
value $0.001; Authorized, issued and outstanding – 1 (March 31, 2018 – 1)	-	-
Common Shares, par value $0.001; Authorized – 500,000,000 (March 31, 2018 – 250,000,000);
Issued and outstanding 247,873,882 and 41,271,880 Exchangeable Shares (March 31, 2018 –
205,328,106 and 44,271,880 Exchangeable Shares) (Note 10)	289,145	249,599
Additional paid in capital	60,147,628	55,947,606
Deficit	(36,537,038)	(35,776,340)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders’ Equity	23,941,884	20,463,014
Total Liabilities and Shareholders’ Equity	29,083,815	28,584,991

Commitments and Contingencies (Note 13)

Subsequent Events (Note 15)

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-29

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

	Three months ended June 30, 2018 $	Three months ended June 30, 2017 $
Sales	501,333	87,520
Cost of Sales	253,163	29,300
Gross Margin	248,170	58,220

Operating expenses
Sales and marketing	542,659	445,525
Research and development	676,743	685,909
General and administrative	979,479	627,606
Share-based compensation expense (Note 11)	595,412	251,048
Amortization (Note 4)	71,053	92,949
Depreciation (Note 7)	17,595	24,552
Total operating expenses	2,882,941	2,127,589

Other (income) expense
Foreign exchange	(41,134)	98,561
Accretion expense (Note 8)	134,251	-
Fair value adjustment (Note 8)	44,087	-
Gain on mark to market reevaluation	(2,048,697)	-
Other expense	37,420	72,588
Total other (income) expenses	(1,874,073)	171,149

Net loss and comprehensive loss for the period	(760,698)	(2,240,518)

Loss per share – basic	(0.00)	(0.02)
Loss per share – diluted	(0.00)	(0.02)

Weighted average number of shares outstanding – basic	257,509,141	96,959,284
Weighted average number of shares outstanding – diluted	257,509,141	96,959,284

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-30

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity (Deficiency)

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in US Dollars)

	Special Voting				Additional		Accumulated Other
	Preferred Stock		Total Shares		Paid		Comprehensive
	Shares	Amount	Shares	Amount	in Capital	Deficit	Income	Total
		$		$	$	$	$	$

Balance, March 31, 2017	1	-	96,794,443	96,794	45,088,171	(21,076,464)	42,149	24,150,650
Warrants exercised	-	-	5,000,172	5,000	1,120,038	-	-	1,125,038
Share compensation expense	-	-	-	-	251,048	-	-	251,048
Fair value of warrants on convertible loans	-	-	-	-	204,790	-	-	204,790
Net loss for period	-	-	-	-	-	(2,240,518)	-	(2,240,518)
Balance, June 30, 2017	1	-	101,794,615	101,794	46,664,047	(23,316,982)	42,149	23,491,008
Warrant down round feature	-	-	-	-	74,086	(74,086)	-	-
Share Compensation Expense	-	-	-	-	1,289,532	-	-	1,289,532
Conversion of convertible notes	-	-	147,805,371	147,805	9,032,980	-	-	9,180,785
Fair value of warrants on convertible loans	-	-	-	-	343,389	-	-	343,389
Stock option and warrant reclassification	-	-	-	-	(2,845,557)	-	-	(2,845,557)
Beneficial conversion feature on convertible debt	-	-	-	-	1,389,129	-	-	1,389,129
Net loss for the period	-	-	-	-	-	(12,385,272)	-	(12,385,272)
Balance, March 31, 2018	1	-	249,599,986	249,599	55,947,606	(35,776,340)	42,149	20,463,014
Share compensation expense	-	-	-	-	595,412	-	-	595,412
Conversion of convertible notes	-	-	39,545,776	39,546	2,431,076	-	-	2,470,622
Stock option and warrant reclassification	-	-	-	-	1,173,534	-	-	1,173,534
Net loss for the period	-	-	-	-	-	(760,698)	-	(760,698)
Balance, June 30, 2018	1	-	289,145,762	289,145	60,147,628	(36,537,038)	42,149	23,941,884

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-31

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Cash Flows

for the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

	Three months ended	Three months ended
	June 30, 2018 $	June 30, 2017 $
Operating activities
Net loss for the period	(760,698)	(2,240,518)
Adjustment for items not affecting cash
Depreciation	17,595	24,552
Amortization	71,053	92,949
Interest expense	36,702	72,766
Share based compensation expense	595,412	251,048
Accretion expense	134,251	-
Fair value adjustment	44,087	-
Gain on mark to market reevaluation	(2,048,697)	-
Allowance for doubtful accounts	(19,694)	-
	(1,929,989)	(1,799,203)
Changes in non-cash working capital items
Accounts receivable	(137,756)	248,977
Prepaid expenses and other receivables	(51,783)	55,996
Due from related parties	350	(635)
Inventories	81,648	(27,297)
Accounts payable	11,468	104,648
Accrued liabilities	(402,141)	(5,428)
Customer advances	-	108,300
Deferred revenue	7,117	7,985
Net cash (used in) operating activities	(2,421,086)	(1,306,657)
Investing activities
Acquisition of equipment	(7,844)	(15,600)
Net cash (used in) investing activities	(7,844)	(15,600)
Financing activities
Proceeds from convertible loans	2,934,298	500,000
Proceeds on exercise of warrants	-	1,125,038
Repayment of Demand notes principal	(50,000)	-
Repayment of Demand notes interest	(2,975)	-
Net cash provided by financing activities	2,881,323	1,625,038
Net increase in cash and cash equivalents for the period	452,393	302,781
Cash and cash equivalents, beginning of period	507,311	543,650
Cash and cash equivalents, end of period	959,704	846,431

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-32

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three-month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS

The Company and its Operations

Bionik Laboratories Corp. (the “Company” or “Bionik”) was incorporated on January 8, 2010 in the State of Colorado as Strategic Dental Management Corp. On July 16, 2013, the Company changed its name to Drywave Technologies Inc. and its state of incorporation from Colorado to Delaware. Effective February 13, 2015, the Company changed its name to Bionik Laboratories Corp. and reduced the authorized number of shares of common stock from 200,000,000 to 150,000,000. Concurrently, the Company implemented a 1-for-0.831105 reverse stock split of the common stock, which had previously been approved on September 24, 2014.

On February 26, 2015, the Company entered into a Share Exchange Agreement and related transactions whereby it acquired Bionik Laboratories Inc., a Canadian Corporation (“Bionik Canada”), and Bionik Canada issued 50,000,000 Exchangeable Shares, representing a 3.14 exchange ratio, for 100% of the then outstanding common shares of Bionik Canada (the “Merger”). The Exchangeable Shares are exchangeable at the option of the holder, each into one share of the common stock of the Company. In addition the Company issued one Special Preferred Voting Share (the “Special Preferred Share”) (Note 10).

References to the Company refer to the Company and its wholly owned subsidiaries, Bionik Acquisition Inc. and Bionik Canada.

On April 21, 2016, the Company acquired all of the outstanding shares and, accordingly, all assets and liabilities of Interactive Motion Technologies, Inc. (“IMT”), a Boston, Massachusetts-based global pioneer and leader in providing effective robotic products for neurorehabilitation, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and the Company’s wholly owned subsidiary (Bionik Mergeco). The merger agreement provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as the Company’s wholly owned subsidiary. In return for acquiring IMT, IMT shareholders received an aggregate of 23,650,000 shares of the Company’s common stock.

On June 12, 2018, the Company approved the authorization of a common share capital increase to 500,000,000 from 250,000,000.

The Company is a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, specializing in designing, developing and commercializing cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. The Company strives to innovate and build devices that can rehabilitate and improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s every move.

These unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern, which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

The Company’s principal offices are located at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9 and its U.S. address is 80 Coolidge Hill Road, Watertown, MA. USA 02472.

Going Concern

As at June 30, 2018, the Company had a working capital deficit of $3,152,267 (March 31, 2018 – $6,711,941) and an accumulated deficit of $36,537,038 (March 31, 2018 – $35,766,340) and the Company incurred a net loss and comprehensive loss of $760,698 for the three month period ended June 30, 2018 (June 30, 2017 – $2,240,518).

There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the future to enable it to meet its obligations as they come due, however the Company believes it has the support of its major shareholders who have provided convertible loans to meet the Company’s cash flow needs and to continue as a going concern. The Company hopes to raise sufficient cash in the next six months to meet the Company’s anticipated cash requirements for the 12 months thereafter. Sales of additional equity or equity-linked securities by the Company would result in the dilution of the interests of existing stockholders. There can be no assurance that financing will be available when required. In the event that the necessary additional financing is not obtained, the Company would reduce its discretionary overhead costs substantially or otherwise curtail operations.

F-33

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS (continued)

The Company expects the forgoing, or combination thereof, to meet the Company’s anticipated cash requirements for the next 12 months; however if these conditions are not achieved, this will raise significant doubt about the Company’s ability to continue as a going concern. The accompanying consolidated interim financial statements do not include any adjustments to reflect the possible effects of recoverability and reclassification of assets or amounts and classifications of liabilities that may result from the outcome of this uncertainty.

All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these condensed consolidated interim financial statements.

2.	CHANGE IN ACCOUNTING POLICY

The FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities From Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments With Down Round Features II Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception, allows a financial instrument with a down-round feature to no longer automatically be classified as a liability solely based on the existence of the down-round provision. The update also means the instrument would not have to be accounted for as a derivative and be subject to an updated fair value measurement each reporting period.

On consideration of the above factors, the Company elected to early adopt ASU 2017-11 on July 1, 2017. The ASU is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

The early adoption allows the Company to reduce the cost and complexity of updating the fair value measurement each reporting period and eliminate the unnecessary volatility in reported earnings created by the revaluation when the Company’s shares’ value changes.

The Company presented the change in accounting policy through the retrospective application of the new accounting principle to all prior periods, as described in ASU No. 250-10-45-5, Accounting Changes and Error Corrections.

The following financial statement line items for the periods indicated were affected by the change in accounting principle.

Income statement

	Period ended June 30, 2017
	As originally reported	As adjusted	Effect of change
Sales	$87,520	$87,520	$-
Cost of Sales	29,300	29,300	-
Total operating expenses	2,127,589	2,127,589	-
Total other expenses	175,953	171,149	(4,804)
Net loss and comprehensive loss for the period	(2,245,322)	(2,240,518)	4,804

Statement of cash flows

	As at June 30 2017
	As originally reported	As adjusted	Effect of change
Net loss for period	$(2,245,322)	$(2,240,518)	$4,804
Adjustment for items not affecting cash and changes in non-cash working capital items	938,665	933,861	(4,804)
Net cash used in operating activities	(1,306,657)	(1,306,657)	-
Net cash used in investing activities	(15,600)	(15,600)	-
Net cash provided by financing activities	1,625,038	1,625,038	-
Net increase in cash and cash equivalents for the period	302,781	302,781	-
Cash and cash equivalents, beginning of period	543,650	543,650	-
Cash and cash equivalents, end of period	846,431	846,431	-

F-34

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

Unaudited Condensed Consolidated Interim Financial Statements

These unaudited condensed consolidated interim financial statements have been prepared on the same basis as the annual audited financial statements of the Company and should be read in conjunction with those annual audited financial statements filed on Form 10-K for the year ended March 31, 2018. In the opinion of management, these unaudited condensed consolidated interim financial statements reflect adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

This is the first set of the Company’s unaudited condensed consolidated interim financial statements where ASU-2014-09 “Revenue from Contracts with Customers (Topic 606)” has been applied. The changes in accounting policies from those used in the Company’s unaudited condensed consolidated interim financial statements from the quarter ended June 30, 2018 are described below.

Newly Adopted and Recently Issued Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated interim financial statements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). The updated standard will replace most existing revenue recognition guidance in U.S. GAAP. The new standard introduces a five-step process to be followed in determining the amount and timing of revenue recognition. It also provides guidance on accounting for costs incurred to obtain or fulfill contracts with customers, and establishes disclosure requirements which are more extensive than those required under existing U.S. GAAP. The FASB has issued numerous amendments to ASU 2014-09 from August 2015 through January 2018, which provide supplemental and clarifying guidance, as well as amend the effective date of the new standard. ASU 2014-09, as amended, is effective for the Company in the interim period ended June 30, 2018. The standard permits the use of either the retrospective or modified retrospective (cumulative effect) transition method. The Company adopted the new standard using the modified retrospective transition method The Company has adopted ASU-2014-01 for the fiscal year ending March 31, 2019 and it did not have material effect on the consolidated financial position and the consolidated results of operations.

As a result of the adoption of ASU-2014-09, the Company’s accounting policies have been updated. See “Revenue Recognition” below for these changes in accounting policies, as well as new disclosure requirements. The changes in accounting policies will also be reflected in the Company’s unaudited condensed consolidated interim financials statements as at the quarter ended June 30, 2018.”

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which require that deferred tax liabilities and assets be classified on our Consolidated Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing after December 15, 2017. The Company has adopted ASU-2015-17 for the fiscal year ending March 31, 2019 and it did not have material effect on the consolidated financial position and the consolidated results of operations.

In January 2016, the FASB issued ASU No. 2016-01 Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The updates make several modifications to Subtopic 825-10, including the elimination of the available-for-sale classification of equity investments, and it requires equity investments with readily determinable fair values to be measured at fair value with changes in fair value recognized in operations. The update is effective for fiscal years beginning after December 2017. The Company has adopted ASU-2016-01 for the fiscal year ending March 31, 2019 and it did not have material effect on the consolidated financial position and the consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASU 2016-02 will have on the consolidated financial position and the consolidated results of operations.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments”. This ASU provides eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for the fiscal year commencing after December 15, 2017. The Company has adopted ASU-2016-15 for the fiscal year ending March 31, 2019 and it did not have material effect on the consolidated financial position and the consolidated results of operations.

In January 2017, the FAS issued ASU 2017-01, “Business Combinations: Clarifying the definition of a Business” which amends the current definition of a business. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU2017-01 further states that when substantially all of the fair value of gross assets acquitted is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term “outputs” to be consistent with how it is described in Topic 606, Revenue from Contracts with Customers.

F-35

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

The changes to the definition of a business will likely result in more acquisitions being accounted for as asset acquisitions. ASU 2017-01 is effective for acquisitions commencing on or after June 30, 2019, with early adoption permitted. Adoption of this guidance will be applied prospectively on or after the effective date.

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other” ASU 2017-04 simplifies the accounting for goodwill impairment by eliminating Step 2 of the current goodwill impairment test, which required a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the reporting unit’s carrying value exceeds its fair value, limited to the carrying value of the goodwill. ASU 2017-04 is effective for financial statements issued for fiscal years, and interim periods beginning after December 15, 2019.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2107-9). The FASB issued the update to provide clarity and reduce the cost and complexity when applying guidance in Topic 718. The amendments in this update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modifications accounting in Topic 718. ASU 2017-09 is effective for the Company in the interim period ended June 30, 2018. The Company has adopted ASU-2017-09 during the quarter ended June 30, 2018 and it did not have material effect on the consolidated financial position and the consolidated results of operations.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is recorded at standard cost, on the first-in, first-out basis. Work-in-progress and finished goods consist of materials, labor and allocated overhead.

Revenue Recognition

The Company has adopted ASU-2014-09 with an initial application date of April 1, 2018. The updated accounting policies, the impact on the June 30, 2018 unaudited condensed consolidated interim financial statements and additional disclosures are detailed as follows:

The Company determines revenue recognition through the following steps: a) identification of the contract with a customer; b) identification of the performance obligation in the contract; c) determination of the transaction price; d) allocation of the transaction price for the performance obligations in the contract; and e) recognition of revenue when the Company satisfies a performance obligation.

Revenue is recognized when control of a product is transferred to a customer. Revenue is measured based on the consideration specified in a contract with a customer, net of returns and discounts. Accruals for sales returns are calculated based on the best estimate of the amount of product that will ultimately be returned by customers, reflecting historical experience and the magnitude of non-conforming inventory claims made by the customers that have either been approved or are pending review.

Contract liabilities are recorded when cash payments are received or due in advance of the Company’s performance.

In the comparative period, revenue was measured at the fair value of the consideration received or receivable, net of returns and discounts and was recognized when the risks and rewards of ownership has transferred to the customer. No revenue was recognized if there was significant uncertainties regarding recovery of the consideration due, the costs incurred or to be incurred could not be measured reliably, or there was continuing management involvement with the goods.

Impact on the 2018 unaudited condensed consolidated interim financial statements

ASU-2014-09 had no impact on the Company’s unaudited condensed consolidated interim statement of loss and comprehensive loss for the three month period ended June 30, 2018.

Warranty Reserve and Deferred Warranty Revenue

The Company provides a one-year warranty as part of its normal sales offering. When products are sold, the Company provides warranty reserves, which, based on the historical experience of the Company are sufficient to cover warranty claims. Accrued warranty reserves are included in accrued liabilities on the balance sheet and amounted to $75,065 and $64,957 at June 30, 2018 and March 31, 2018, respectively. The Company also sells extended warranties for additional periods beyond the standard warranty. Extended warranty revenue is deferred and recognized as revenue over the extended warranty period. The Company recognized $10,108 of expense related to the change in warranty reserves and warranty costs incurred and recorded as an expense in cost of goods sold during the three month period ended June 30, 2018 (June 30, 2017 – $Nil).

Foreign Currency Translation

The functional currency of the Company and its wholly owned subsidiaries is the U.S. dollar. Transactions denominated in a currency other than the functional currency are recorded on initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at the end of each reporting period into the functional currency at the exchange rate at that date. Exchange differences are recognized in profit or loss. Non-monetary assets and liabilities measured at cost are translated at the exchange rate at the date of the transaction.

F-36

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. The estimates are based on management’s best knowledge of current events and actions of the Company it may undertake in the future. Significant areas requiring the use of estimates relate to the valuation of inventory, revenue recognition, the useful life of equipment and intangible assets, impairment of goodwill and intangible assets. Actual results could differ from these estimates.

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs, which are as observable as possible, and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, due from related parties, demand loans, and convertible loans approximate fair value because of the short period of time between the origination of such instruments, their expected realization and their current market rates of interest. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

The Company has recognized shares to be issued, stock options and warrants, for which it did not as of March 31, 2018 have sufficient authorized share capital to issue, as a liability that is measured at fair value based on Level 1 inputs, for the component related to shares to be issued, and Level 3 inputs for the measurement of the stock options and warrants using a valuation model, as disclosed in Notes 11 & 12. This was reversed in the quarter ended June 30, 2018, when the Company’s authorized capital was increased from 250,000,000 to 500,000,000 and gain on mark to market valuation of $2,048,697 was recognized.

The Company’s policy is to recognize transfers into and out of Level 3 as of the date of the event or change in the circumstances that caused the transfer. There were no such transfers during the quarter ended June 30, 2018.

F-37

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

4.	TECHNOLOGY AND OTHER ASSETS

The schedule below reflects the intangible assets acquired in the IMT acquisition on April 21, 2016 and the asset amortization period and expense for the three month period ended June 30, 2018 and the year ended March 31, 2018:

Intangible	Amortization		Expense March	Value at March	Expense June	Value at June
assets acquired	period (years)	Value acquired	31, 2018	31, 2018	30, 2018	30, 2018
		$	$	$	$	$
Patents and exclusive License Agreement	9.74	1,306,031	134,126	1,045,530	33,522	1,012,008
Trademark	Indefinite	2,505,907	-	2,505,907	-	2,505,907
Customer relationships	10	1,431,680	143,206	1,153,543	35,792	1,117,751
Non-compete agreement	2	61,366	30,709	1,739	1,739	-
Assembled Workforce	1	275,720	15,864	-	-	-
		5,580,704	323,905	4,706,719	71,053	4,635,666

Amortization for the quarter ended June 30, 2017 was $92,949.

5.	PREPAID EXPENSES AND OTHER RECEIVABLES

	June 30, 2018	March 31, 2018
	$	$
Prepaid expenses and sundry receivables	73,987	86,957
Prepaid inventory	261,626	301,104
Prepaid insurance	136,113	36,497
Sales taxes receivable (i)	13,712	9,097
	485,438	433,655

(i) Sales tax receivable represents net harmonized sales taxes (HST) input tax credits receivable from the Government of Canada.

6.	INVENTORIES

	June 30, 2018	March 31, 2018
	$	$
Raw materials	124,795	237,443
Work in Progress	31,000	-
	155,795	237,443

During the three month period ended June 30, 2018, the Company expensed $237,000 in inventory as cost of goods sold (June 30, 2017 – $29,300).

7.	EQUIPMENT

Equipment consisted of the following as at June 30, 2018 and March 31, 2018:

	June 30, 2018			March 31, 2018
		Accumulated			Accumulated
	Cost	Depreciation	Net	Cost	Depreciation	Net
	$	$	$	$	$	$
Computers and electronics	264,349	227,977	36,372	256,505	223,750	32,755
Furniture and fixtures	36,795	28,481	8,314	36,795	28,051	8,744
Demonstration equipment	200,186	116,798	83,388	200,186	105,441	94,745
Manufacturing equipment	88,742	85,819	2,923	88,742	85,668	3,074
Tools and parts	11,422	6,020	5,402	11,422	5,741	5,681
Assets under capital lease	23,019	9,208	13,811	23,019	8,057	14,962
	624,513	474,303	150,210	616,669	456,708	159,961

Equipment is recorded at cost less accumulated depreciation. Depreciation expense during the period ended June 30, 2018 was $17,595 (June 30, 2017 – $24,552).

F-38

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

8.	NOTES PAYABLE

Demand Notes payable

The Company had outstanding notes payable (“Notes”) of $Nil at June 30, 2018 ($51,479 – March 31, 2018) which was acquired when the Company bought IMT on April 21, 2016. The Notes and interest were repaid during the quarter.

Balance, March 31, 2018	$51,479
Accrued interest	1,496
Repayment	52,975
Balance, June 30, 2018	$-

Interest expense incurred on the Notes totaled $1,496 for the three month period ended June 30, 2018 (June 30, 2017 – $2,341), which was included in accrued liabilities until it was paid off.

Convertible Loans Payable

During the quarter, the Company received loans totaling $2,965,971, (which is inclusive of $31,673 that was capitalized interest) which carry an interest rate of 1% per month of which $2,291,930 came from related parties. The loans and interest are convertible as of July 20, 2018 at a 10% discount to the 30 day weighted VWAP of the Company’s stock price. (Note 15)

In the event the Company consummates a firm commitment or underwritten offering of its common stock by March 27, 2019, and the price per share thereof (the “Offering Price”) is less than the original conversion price on July 20, 2018, then in such event the Company shall issue to all convertible loan holder at June 30, 2018, at no further cost, additional shares of common stock equal to the number of conversion shares the shareholders that they would have received upon conversion if the conversion price equaled the Offering Price, less the number of shares of conversion shares actually issued on July 20, 2018.

The schedules below reflect the fair value and anti-dlution features of the convertible loans, which resulted in accretion expense of $134,251 and a fair value adjustment of $44,087 being expensed for the three months ended June 30, 2018 (June 30, 2017 - $Nil and $Nil).

	At issuance
		Conversion feature fair value			At June 30, 2018
	Principal	Beneficial conversion	Anti-dilution	Fair value of debt	Accretion expense	Interest	Ending balance
Convertible promissory note	$2,965,971	$368,936	$1,042,632	$1,554,403	$134,251	$3,533	$1,692,187

Conversion feature fair value	Beneficial conversion	Anti-dilution	Total
At Issuance	$368,936	$1,042,632	$1,411,568
Fair value adjustment	60,304	(16,217)	44,087
Ending balance at June 30, 2018	$429,240	$1,026,415	$1,455,655

9.	RELATED PARTY TRANSACTIONS AND BALANCES

a)	Due from related parties

As at June 30, 2018, there was an outstanding loan to the Chief Technology Officer and director of the Company for $18,547 (March 31, 2018 – $18,897). The loan has an interest rate of 1% based on the Canada Revenue Agency’s prescribed rate for such advances and is denominated in Canadian dollars. During the period ended June 30, 2018, the Company accrued interest receivable in the amount of $59 (March 31, 2018 – $707) and the remaining fluctuation in the balance from the prior year is due to changes in foreign exchange.

b)	Accounts payable and accrued liabilities

As at June 30, 2018, $1,957 (March 31, 2018 – $208,567) was owing to the CEO of the Company; $1,643 (March 31, 2018 – $135,039) was owing to the Chief Technology Officer; and $920 (March 31, 2018 – $116,624) was owing to the Chief Financial Officer, all related to business expenses, all of which are included in accounts payable or accrued liabilities.

F-39

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

10.	SHARE CAPITAL

	June 30, 2018		March 31, 2018
	Number of		Number of
	shares	$	shares	$
Exchangeable Shares:
Balance beginning of year	44,271,880	44,273	47,909,336	47,910
Converted into common shares (a)	(3,000,000)	(3,000)	(3,637,456)	(3,637)
Balance at the end of period	41,271,880	41,273	44,271,880	44,273
Common Shares
Balance at beginning of the period	205,328,106	205,326	48,885,107	48,884
Shares issued to exchangeable shares	3,000,000	3,000	3,637,456	3,637
Shares issued on conversion of loans (b)	39,545,776	39,546	147,805,371	147,805
Warrants exercised	-	-	5,000,172	5,000
Balance at end of the period	247,873,882	247,872	205,328,106	205,326
TOTAL SHARES	289,145,762	289,145	249,599,986	249,599

a.	During the three month period ended June 30, 2018, 3,000,000 exchangeable shares were exchanged on a 1 for 1 basis in accordance with their terms. (March 31, 2018 – 3,637,456).

b.	During the three month period ended June 30, 2018, 39,545,776 shares of common stock were issued once the Company increased its authorized shares of common stock from 250,000,000 to 500,000,000. These shares relate to convertible loans and interest that converted on March 31, 2018 and were recorded as a liability on March 31, 2018 until the shares were issued on June 12, 2018. The liability was reclassified at June 12, 2018 into equity by recording the original value of $2,470,622 of the shares to be issued, as well as the fair value of options and warrants at June 12, 2018 net of fair value of options issued in the period ended June 12, 2018 of $1,173,534, which was charged to equity and a $2,048,697 gain on the fair value reevaluation was recognized as other income in the Statement of Operations and Comprehensive Loss.

Special Voting Preferred Share

In connection with the Merger (Note 1), on February 26, 2015, the Company entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, the Company issued one share of the Special Voting Preferred Stock, par value $0.001 per share, of the Company (the Special Voting Preferred Share”) to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Preferred Share for the benefit of the holders of the Exchangeable Shares (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries have voting rights in the Company equivalent to what they would have had, had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

In connection with the Merger and the Trust Agreement, effective February 20, 2015, the Company filed a certificate of designation of the Special Voting Preferred Share (the “Special Voting Certificate of Designation”) with the Delaware Secretary of State. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designated as the Special Voting Preferred Share. The Special Voting Preferred Share entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement.

The Special Voting Preferred Share is not entitled to receive any dividends or to receive any assets of the Company upon liquidation, and is not convertible into common shares of the Company.

The voting rights of the Special Voting Preferred Share will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Share will be automatically cancelled at such time as no Exchangeable Shares are held by a Beneficiary.

11.	STOCK OPTIONS

The purpose of the Company’s equity incentive plan, is to attract, retain and motivate persons of training, experience and leadership to the Company, including their directors, officers and employees, and to advance the interests of the Company by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

Options or other securities may be granted in respect of authorized and unissued shares, provided that the aggregate number of shares reserved for issuance upon the exercise of all options or other securities granted under the Plan shall not exceed 15% of the shares of common stock and Exchangeable Shares issued and outstanding (determined as of January 1 of each year). Optioned shares in respect of which options are not exercised shall be available for subsequent options.

F-40

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

11.	STOCK OPTIONS (continued)

On November 24, 2015, the Company granted 650,000 options granted to employees that vest over three years at the anniversary date. The grant date fair value of the options was $694,384. During the year ended March 31, 2016, 250,000 options were cancelled and during the three month period ended June 30, 2018, $35,609 (June 30, 2017 – $35,609) in stock compensation expense was recognized.

On December 14, 2015, the Company granted 2,495,000 options to employees, directors and consultants that vest over three years at the anniversary date. The grant date fair value of the options was $1,260,437. During the years ended March 31, 2016, 2017 and 2018, 25,000 options, 40,000 options and 436,667 options, respectively, were cancelled and for the three month period ended June 30, 2018, $41,350 (June 30, 2017 – $100,289) of stock compensation expense was recognized.

On April 21, 2016, the Company granted 3,000,000 stock options to employees of Bionik, Inc., the Company’s wholly-owned subsidiary (formerly IMT) in exchange for 3,895,000 options that existed before the Company purchased IMT of which 1,000,000 have an exercise price of $0.25, 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. The grant date fair value of vested options was $2,582,890 and has been recorded as part of the original acquisition equation. The options are fully expensed, and $Nil (June 30, 2017 – $10,169) has been recognized as stock compensation expense in the first quarter of 2018.

On April 26, 2016, the Company granted 250,000 options to an employee with an exercise price of $1.00 that vest over three years at the anniversary date. The grant fair value was $213,750. During the quarter ended June 30, 2018, $17,813 (June 30, 2017- $17,813) was recognized as stock compensation expense.

On August 8, 2016, the Company granted 750,000 options to an employee with an exercise price of $1.00 that vest over three years at the anniversary date. The grant fair value was $652,068. The employee left in April 2018 and 500,000 options that had not vested were cancelled and the remaining 250,000 options will expire in November 2018. During the quarter ended June 30, 2018, $18,113 (June 30, 2017 – $54,339) of stock compensation expense was recognized.

On February 6, 2017, the Company granted 400,000 options to an employee with an exercise price of $0.70 that vest over three years at the anniversary date. The grant fair value was $245,200. During the quarter ended June 30, 2018, $20,433 (June 30, 2017 – $20,433) of stock compensation expense was recognized.

On February 13, 2017, the Company granted 250,000 options to a consultant with an exercise price of $0.68 that vest over one and one-half years, every six months. The grant fair value was $148,750. During the quarter ended June 30, 2018, $12,396 (June 30, 2017 – $12,396) of stock compensation expense was recognized. These options are now fully vested.

On August 3, 2017, 1,500,000 options with an exercise price of $0.21 were granted to an executive officer, which vest equally over three future years. In addition, this executive officer was also granted up to 500,000 additional performance options based on meeting sales targets for the years ended March 31, 2018 and 2019. The grant value was $387,209 and $7,546 was expensed as stock compensation in the quarter. The executive left in April 2018 and all of these options were cancelled.

On September 1, 2017, the Company granted 12,215,354 options with an exercise price of $0.161 equally to an executive officer and a consultant who is now the Chairman of the Company. Of such options, 2,035,892 have vested and 50% of the remaining options vest on performance goals being met and 50% vest over 5 years. The grant fair value was $1,832,304 and during the quarter ended June 30, 2018, $38,173 in stock compensation expense was recognized.

On January 24, 2018, the Company granted 3,640,000 options with an exercise price of $0.155 to employees that vest equally on January 24, 2019, 2020 and 2021, The grant fair value was $491,036 and during the quarter ended June 30, 2018, $39,703 in stock compensation expense was recognized.

On April 20, 2018, the Company granted to an executive officer, 6,000,000 options with an exercise price of $0.0649 that vest immediately with a 10-year expiry. The Options were valued using the Black-Scholes model and the following inputs were used: expected life of 10 years, expected volatility of 114% and a risk free rate of 1.59%. As these options fully vested on the grant date, $363,714 of stock based compensation was recognized during the quarter.

On June 11, 2018, the Company granted to a newly-hired executive officer 750,000 options with an exercise price of $0.0462 that vest over three years from the anniversary of the grant and expire in 7 years. The Options were valued using the Black-Scholes model and the following inputs were used: expected life of 7 years, expected volatility of 114% and a risk free rate of 1.59%. The grant fair value was $30,341 and $562 of stock compensation expense was recognized in the quarter.

During the quarter ended June 30, 2018, the Company recorded $595,412 in share-based compensation related to the vesting of stock options (June 30, 2017 – $251,048).

F-41

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

11.	STOCK OPTIONS (continued)

The following is a summary of stock options outstanding and exercisable as of June 30, 2018:

Exercise Price ($)	Number of Options	Expiry Date	Exercisable Options
0.165	154,134	April 1, 2021	154,134
0.23	94,368	June 20, 2021	94,368
0.23	1,981,728	July 1, 2021	1,981,728
0.23	141,557	February 17, 2022	141,557
1.22	400,000	November 24, 2022	266,667
1.00	1,936,667	December 14, 2022	1,633,333
0.95	111,937	March 28, 2023	111,937
1.05	433,027	March 28, 2023	433,027
1.00	250,000	April 26, 2023	166,667
1.00	250,000	August 8, 2023	250,000
0.70	400,000	February 6, 2024	133,333
0.68	250,000	February 13, 2024	250,000
0.95	31,620	March 3, 2024	31,620
1.05	122,324	March 3, 2024	122,324
0.95	6,324	March 14, 2024	6,324
1.05	24,465	March 14,2024	24,465
0.95	72,727	September 30, 2024	72,727
1.05	281,345	September 30, 2024	281,345
0.95	3,478	June 2, 2025	3,478
1.05	13,456	June 2, 2025	13,456
0.25	66,298	December 30, 2025	66,298
0.95	49,160	December 30, 2025	27,261
0.161	12,215,354	September 1, 2027	2,035,892
0.155	3,365,000	January 24, 2025	-
0.0649	6,000,000	April 19, 2028	6,000,000
0.0462	750,000	June 10, 2025	-
	29,404,696		14,301,941

The weighted-average remaining contractual term of the outstanding options was 7.89 (March 31, 2018 – 5.81) and for the options that are exercisable the weighted average was 7.38 (March 31, 2018 – 5.70)

12.	WARRANTS

The following is a continuity schedule of the Company’s common share purchase warrants:

	Number of Warrants	Weighted-Average Exercise Price ($)
Outstanding and exercisable, March 31, 2015	10,823,450	1.35
Issued	7,225,625	1.35
Exercised	(148,787)	(0.80)
Outstanding and exercisable, March 31, 2016	17,900,288	1.35
Exercised	(262,045)	(0.80)
Outstanding and exercisable, March 31, 2017	17,638,243	1.35
Exercised	(5,000,172)	0.25
Issued in connection with anti-dilution provision connected to warrant transaction	83,752	0.749
Issued in connection with anti-dilution provision connected to warrant transaction	941,191	1.2933
Issued in connection to the warrant transaction to the broker	400,014	0.25
Issued in connection with the conversion of loans and interest into common shares	16,006,322	0.0625
Issued in connection with the conversion of loans and interest into common shares	2,348,587	0.60
Issued in connection with anti-dilution provision connected to warrant transaction	20,458,058	0.4868
Issued in connection with anti-dilution provision connected to warrant transaction	2,019,583	0.2952
Outstanding at June 30, 2018 and March 31, 2018	54,895,578	0.3546

F-42

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three month periods ended June 30, 2017 and 2016 (unaudited)

(Amounts expressed in U.S. Dollars)

12.	WARRANTS (continued)

During the year ended March 31, 2018, the Company consummated an offer to amend and exercise its outstanding warrants, enabling the holders of the warrants to exercise such warrants for $0.25 per share. The Company received net proceeds of $1,125,038. The Company also converted loans and interest due.

Due to an anti-dilution clause in the warrant agreement for such outstanding warrants, an additional 83,752 warrants were issued to the $0.80 warrant holders and 941,191 warrants were issued to the $1.40 warrant holders. Furthermore, as a result of the anti-dilution clause, the exercise price of the warrants changed from $0.80 to $0.7490 and from $1.40 to $1.2933.

Due to the anti-dilution clause in the warrant agreements for such outstanding warrants, an additional 2,019,583 warrants were issued to the $0.7499 warrant holders and 20,458,058 warrants were issued to the $1.2933 warrant holders. Furthermore, as a result of the anti-dilution clause, the exercise price of the warrants changed from $0.749 to $0.2952 and from $1.2933 to $0.4868 as a result of the loan and interest conversion for shares that have been issued at March 31, 2018 and shares that were issued on June 12, 2018.

The Company measured the effects of the above two transactions, which triggered anti-dilution clause using the binomial tree model and recorded a loss of $74,086 against the deficit for the year ended March 31, 2018.

The Company issued 400,014 warrants at $0.25 for four years expiring June 27, 2020 to the firm who facilitated the warrant offer.

The Company issued 2,348,587 warrants at $0.60 which expire in 5 years on March 31, 2023 and 16,006,322 warrants at $0.0625 which also expire March 31, 2023 in connection with the loan and interest conversion transaction.

Common share purchase warrants

The following is a summary of common share purchase warrants as of June 30, 2018:

Exercise Price ($)	Number of Warrants	Expiry Date
0.60	2,348,587	March 31, 2023
0.4868	15,603,103	February 26, 2019
0.4868	3,265,093	March 27, 2019
0.4868	871,813	March 31, 2019
0.4868	6,759,081	April 21, 2019
0.4868	3,191,037	May 27,2019
0.4868	3,117,199	June 30, 2019
0.2952	3,333,328	February 26, 2019
0.25	400,014	June 27, 2020
0.0625	9,603,842	August 14, 2022
0.0625	6,402,481	March 31, 2022
	54,895,578

The weighted-average remaining contractual term of the outstanding warrants was 2.01 (March 31, 2018 – 2.27).

The exercise price and number of underlying shares with respect the $0.4868 and $0.2952 warrants are expected to be further adjusted pursuant to the anti-dilution provisions therein, as a result of any further common share issuances.

F-43

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three-month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

13.	COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising in the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain, and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

Commitments

(a) On February 25, 2015, 262,904 common shares were issued to two former lenders connected with a $241,185 loan received and repaid during fiscal 2013. The common shares were valued at $210,323 based on the value of the concurrent private placement and recorded in stock-based compensation on the consolidated statement of operations and comprehensive loss. As part of the consideration for the initial loan, the former Chief Technology Officer and the new Chief Technology Officer had transferred 314,560 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse the former Chief Technology Officer and the new Chief Technology Officer 320,000 common shares collectively. As at June 30, 2018, these shares have not yet been issued.

(b) In connection with the acquisition of IMT, the Company acquired a license agreement dated June 8, 2009, pursuant to which the Company pays the licensors an aggregate royalty of 1% of sales based on patent #8,613,691. No sales were made on the technology under this patent as it has not yet been commercialized. One of the licensors is a founder of IMT and a former officer and director of the Company.

(c) On May 17, 2017, the Company entered into a Co-operative Joint Venture Contract (the “JV Contract”) with Ginger Capital Investment Holding, Ltd. (the “JV Partner”) to form a China-based joint venture to commercialize the Company’s products (“China JV”) in which the Company has a 25% interest and the JV Partner has a 75% interest. The China JV entity formally was created on May 22, 2018. Under the terms of the JV Contract, the JV Partner is required to contribute $290,000 within 30 days of formation, $435,000 12 months later and $725,000 60 months after the date of formation. The Company is required to contribute certain intellectual property to the China JV through a license.

As of June 30, 2018, the JV Partner has not made the required $290,000 investment into the China JV. The China JV has entered into an office rent commitment in Tianjin, PRC for five years, for which the monthly rent payments expressed in USD are $10,083 for year one, $13,444 for year two and three and $14,141 for years four and five. An approximate $18,131 prepaid deposit was provided as part of the commitment. The operations of the China JV are currently financed by Bionik’s JV Partner and approximately $93,309 is due to them at June 30, 2018.

Bionik is applying the equity method of accounting to determine the net income from the joint venture partnership. As of June 30, 2018, Bionik has not made any investments into the China JV.

(d) On March 6, 2018, the Company signed a distribution agreement with Curexo Inc. for South Korea and as part of this agreement, the Company is obligated to buy a rehabilitative product from Curexo Inc. for $200,000 when this product is fully developed. It is not yet developed at June 30, 2018.

14.	RISK MANAGEMENT

The Company’s cash balances are maintained in a bank in Canada and a USA bank. Deposits held in banks in Canada are insured up to $100,000 CAD per depositor for each bank by The Canada Deposit Insurance Corporation, a federal crown corporation. Actual balances at times may exceed these limits.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company has minimal exposure to fluctuations in the market interest rate. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

F-44

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three-month periods ended June 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

14.	RISK MANAGEMENT (continued)

Liquidity Risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations, as they are due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due. Accounts payable and accrued liabilities are due within the current operating period.

The Company has funded its operations through the issuance of capital stock, convertible debt and loans in addition to grants and investment tax credits received from the Government of Canada.

15.	SUBSEQUENT EVENTS

Subsequent to June 30, 2018, the Company converted $4,732,853 of convertible loans and interest into 102,509,278 common shares in accordance with their terms. As at July 20, 2018, 102,509,278 of these common shares were issued.

Due to an anti-dilution clause in warrant agreements for certain outstanding warrants, an additional 10,192,712 warrants were issued to the $0.4868 warrant holders and 945,710 warrants were issued to the $0.2952 warrant holders. Furthermore, as a result of the anti-dilution clause, the exercise price of the warrants changed from $0.4868 to $0.3714 and from $0.2952 to $0.2300 as a result of loan and interest conversion transaction for shares that have been issued as a result of the July 20, 2018 conversions described above.

F-45

Subject To Completion, Dated September 21, 2018

ALTERNATIVE PAGE

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

BIONIK LABORATORIES CORP.

71,930,025 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to:

•	32,816,500 shares of our common stock by the selling stockholders named in this prospectus, of which 11,408,078 shares may be issued upon exercise of warrants held by the selling stockholders; such shares were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-204491);

•	10,325,825 shares of our common stock by the selling stockholders named in this prospectus, of which (i) 1,229,993 shares may be issued upon exercise of warrants held by the selling stockholders, (ii) an aggregate of 8,921,073 shares were originally issued to former securityholders of Interactive Motion Technologies, Inc., as consideration for our acquisition of that company on April 21, 2016 and (iii) an aggregate of 174,759 shares issued upon the exercise of warrants originally issued to lenders in 2015; such shares were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-213051); and

•	28,787,699 shares of our common stock by the selling stockholders named in this prospectus, all of which are issued or may be issued upon exchange of the Exchangeable Shares of our indirect subsidiary, Bionik Laboratories Inc., held by the selling stockholders; such shares were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-207581).

We are registering these shares as required by the terms of registration rights agreements between the selling stockholders and us. Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. The selling stockholders may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

We are not offering any shares of common stock for sale under this prospectus and we will not receive any proceeds from sales of shares of our common stock by the selling stockholders, however, we will receive a total of approximately $15,675,000 if all the warrants are exercised in full.

Pursuant to Rule 429 under the Securities Act of 1933, this prospectus updates all of the above-mentioned Registration Statements and only includes shares of our common stock previously registered by us pursuant to such Registration Statements.

Our common stock trades on the OTCQB marketplace under the symbol “BNKL.” The closing price of our common stock on September 19, 2018 was $0.048 per share.

These are speculative securities. See “Risk Factors” beginning on Page 3 of this prospectus for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is               ..

A-1

The Offering

Common stock offered by the selling stockholders	71,930,025 shares of our common stock consisting of (i) 30,504,255 shares, (ii) up to 12,638,071 shares that may be issued upon the exercise of outstanding warrants to purchase our common stock, and (iii) 28,787,699 shares that are issued or issuable upon the exchange of the Exchangeable Shares of our indirect subsidiary, Bionik Laboratories Inc., a Canadian corporation, in each case held by the selling stockholders. The Exchangeable Shares may be exchanged at any time from time to time and do not have an exercise price.

Common stock to be outstanding after the offering	Up to 391,809,008 shares of common stock, based on our issued and outstanding shares of common stock as of September 19, 2018, and (i) assuming full exercise of warrants held by the selling stockholders, and (ii) assuming the exchange of all of the Exchangeable Shares, in each case subject to the registration statement of which this prospectus is a part. This does not assume the exchange of an additional 19,076,606 Exchangeable Shares that are outstanding, or the exercise of any other options or warrants that may be outstanding.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders participating in this offering. The selling stockholders will receive all of the net proceeds from the sale of their respective shares of common stock in this offering. However, we will receive a total of approximately $15,675,000 if all the warrants are exercised in full, which will be added to our working capital. See “Use of Proceeds” in this prospectus for more information.

A-2

USE OF PROCEEDS

The shares of our common stock offered by this prospectus are being registered solely for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. To the extent that we receive cash payment for the exercise of the warrants to purchase shares of our common stock from the selling stockholders participating in this offering, we would use such proceeds for our working capital, development of our technologies or acquisition of new technologies, and/or general corporate purposes. If all of the warrants to which the warrant shares offered in this prospectus were exercised, we would receive proceeds of approximately $15,675,000 in the aggregate.

SELLING STOCKHOLDERS

We are registering, for the account of the selling stockholders indicated below pursuant to registration rights granted by us to the selling stockholders, an aggregate of 71,930,025 shares of our common stock consisting of (i) 30,504,255 shares of our common stock, (ii) up to 12,638,071 shares that may be issued upon the exercise of outstanding warrants to purchase our common stock, and (iii) 28,787,699 shares that are issued or issuable upon the exchange of the Exchangeable Shares held by the selling stockholders. Each warrant has anti-dilution protection including adjustments to the exercise price, as provided under the terms of such warrant, for stock splits, stock dividends and other similar transactions, and certain other dilutive events. We have agreed to pay all expenses and costs to comply with our obligation to register the selling stockholders’ shares of common stock.

The shares listed in Selling Stockholder Table A below relate to an aggregate of 32,816,500 shares of our common stock, of which 11,408,078 may be issued upon exercise of warrants held by the selling stockholders. The shares listed in Selling Stockholder Table A for resale were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-204491). Pursuant to Rule 429 promulgated under the Securities Act of 1933, this prospectus and the registration statement of which it forms a part updates such Registration Statement.

The shares listed in Selling Stockholder Table B below relate to an aggregate of 8,921,073 shares of common stock originally issued on April 21, 2016 in connection with the IMT acquisition, an aggregate of 174,759 shares issued upon the exercise of warrants originally issued to lenders in 2015, and an aggregate of 1,229,993 shares of common stock underlying warrants originally issued as placement agent fees in 2015. The shares listed in Selling Stockholder Table B for resale were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-213051). Pursuant to Rule 429 promulgated under the Securities Act of 1933, this prospectus and the registration statement of which it forms a part updates such Registration Statement.

The shares listed in Selling Stockholder Table C below relates to selling stockholders who are the holders of Exchangeable Shares which are exchangeable into 28,787,699 shares of our common stock. The shares listed in Selling Stockholder Table C for resale were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-207581). Pursuant to Rule 429 promulgated under the Securities Act of 1933, this prospectus and the registration statement of which it forms a part updates such Registration Statement.

The selling stockholders identified in Selling Stockholder Tables A, B, and C below may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

Unless otherwise indicated, we believe, based on information supplied by the following persons, that the persons named in Selling Stockholder Tables A, B, and C below have sole voting and investment power with respect to all shares of common stock that they beneficially own. The information presented in the columns under the heading “Shares Beneficially Owned After Offering” assumes the sale of all of our shares offered by this prospectus. The registration of the offered shares does not mean that any or all of the selling stockholders will (i) offer or sell any of the shares of common stock, or (ii) exchange any or all of their Exchangeable Shares or that they will offer or sell any of the shares of common stock upon any such exchange.

Certain selling stockholders set forth in Selling Stockholder Table B below may be broker-dealers, or affiliates of broker-dealers. Each broker-dealer identified in Selling Stockholder Table B below acquired the securities identified in the table as beneficially owned by it as compensation for placement agent and financial advisory services provided to us, and is offering the covered securities in its proprietary capacity. No broker-dealer identified in the Selling Stockholder Table B below is acting as a broker-dealer in connection with this offering. Additionally, each selling stockholder identified in the Selling Stockholder Table B below as an affiliate of a broker-dealer acquired the securities identified in the table as beneficially owned by it in the ordinary course of its business and not as underwriting compensation in this offering, and, to our knowledge, at the time such securities were acquired, had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Unless otherwise indicated elsewhere in this prospectus, none of the selling stockholders have within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates.

A-3

Selling Stockholder Table A

	Number of Shares Beneficially	Common Stock Offered by the Selling	Shares Beneficially Owned After Offering
Name of Shares Beneficially Owned	Owned (1)	Stockholder (1)	Number	Percent
Abrams, Mark	1,739,224	750,000	989,224	-
Andreotti, Paul (3)	25,000	25,000	-	-
Antico, Steven R.	579,742	250,000	329,742	-
Apregan Family Living Trust dto 2/11/98 (4)	424,806	187,500	247,306	-
Beaumont, Nigel	661,49	54,000	12,159	-
Bricker, Adam	289,871	125,000	164,871	-
Brickley, Robert J. (5)	297,527	131,250	166,277	-
Bridges, Bob (3)	62,500	62,500	-
Cloyd, Richard A.	579,742	250,000	329,742	-
Dell’Aera, Mario (3)	1,250,000	1,250,000	-	-
Dennis Abbott IRA (6)	424,806	187,500	247,306	-
Dotson, Robert (3)	62,500	62,500	-	-
Dronenburg, Jr., Ernest	231,896	100,000	131,896	-
Factor, Seth	115,948	50,000	65,948	-
Fahey, Michael	289,871	125,000	164,871	-
Fisher, Patricia	57,974	25,000	32,974	-
Freeman, Hank (3)	125,000	125,000	-	-
Fried, Arno Harris	1,159,482	500,000	659,482	-
Giordano, Nicholas P.	579,742	250,000	329,742	-
Goodson, Michael D.	139,137	60,000	79,137	-
Gray, Jr. Donald (3)	50,000	50,000	-	-
Hayden, Christopher (3)	50,000	50,000	-	-
Herbranson, Dale E.	81,163	35,000	46,163	-
Huykman, Richard B. (3)	405,819	175,000	230,819	-
Ide, Gary	289,871	125,000	164,871	-
Koncsics, Thomas M.	1,101,508	475,000	626,508	-
Laband, Alistair (3)	250,000	250,000	-	-
Lew, Steven (3)	62,500	62,500	-	-
Lipson, Adam C. (3)	500,000	500,000	-	-
Lisser, Anna	231,896	100,000	131,896	-
Lutze, Michael (3)	375,000	375,000	-	-
McGarr, Samuel	579,742	250,000	329,742	-
McGee, Larry	144,936	62,500	82,436	-
McLoughlin, Mick	2,713,190	1,170,000	1,543,190	-
Painter, Adam	144,936	62,500	82,436	-
Pazdro, Steven G. (3)	300,000	300,000	-	-
Richards, Donald J.	289,871	125,000	164,871	-
Robert G. Moroney, Jr. IRA (3)(8)	125,000	125,000	-	-
Root, Sherwin	57,974	25,000	32,974	-
Scherer, Martin	579,742	250,000	329,742	-
Scott, Duncan (3)	500,000	500,000	-	-
Shappard, Richard A.	579,742	250,000	329,742	-
Simon, Michael & Mary (3)	87,500	87,500	-	-
Susan A. Izard IRA (9)	144,936	62,500	82,436	-
Sweeney, David (3)	20,000	20,000	-	-
Takada, Hideo (3)	375,000	375,000	-	-
Tam, John L.	139,137	60,000	79,137	-
Thomas, Mark A. (3)	62,500	62,500	-	-
Ufheil, David (3)	125,000	125,000	-	-
Ufheil, David & Susan JT (3)	125,000	125,000	-	-
Umansky, George (3)	40,000	40,000	-	-
Uttley, Adam	278,276	120,000	158,276	-
Weiss, Brian (3)	125,000	125,000	-	-
Whalen, Dennis T. (3)	250,000	250,000	-	-

A-4

Orville A. White, IRA (10)	579,742		250,000	329,742	-
Bennett, Kirk	14,493		6,250	8,243	-
FACA Management Trust (11)	289,871		125,000	164,871	-
Bunker, Jeffrey	555,141		375,000	180,141	-
Andrew M. Ciora and Michelle A. Ciora Revocable Trust (12)	57,974		25,000	32,974	-
Cole, Jeffery	443,015		250,000	193,015	-
FRX Bionik, LLC (13)	463,793		200,000	263,793	-
Georgek, Gregory	1,014,546		437,500	577,046	-
Hall, David B.	463,793		200,000	263,793	-
Hariri, Robert J.	776,118	(14)	250,000	256,118	-
JW Opportunities Fund, LLC (15)	173,922		75,000	98,922	-
JW Partners, LP (16)	695,689		300,000	395,689	-
Kaminetsky, Jed	579,742		250,000	329,742	-
McKracken, Mark	434,806		187,500	247,306	-
Paul, Patrick	4,384,059		1,911,000	**2,473,059	-
Perspecta Trust, LLC as Trustee of Lev Grzhonko Non-Grantor Delaware Trust (17)	579,742		250,000	283,277	-
Pratt, Alfred	289,871		125,000	164,871	-
Scheck, Clifford	11,595		5,000	5,665	-
Ann Silvestri GS Irrevocable Trust (3)(18)	625,000		625,000	-	-
Silvestri, John P. (3)	625,000		625,000	-	-
Talwar, Mahesh	579,742		250,000	329,742	-
Lifestyle Healthcare LLC (19)	3,689,789	(19)	1,250,000	2,439,789	-
Fitzgibbons, Shawn	57,974		25,000	32,974	-
Mills, Christian	869,612		375,000	494,612	-
Paul, Patrick	1,250,000		1,250,000	-	-
Helicopter Express, Inc. (21)	927,586		400,000	527,586	-
OceanAir Environmental LLC	579,742		250,000	329,742	-
Boulus, Michael (3)	50,000		50,000	-	-
Breen, David J. (3)	250,000		250,000	-	-
Soles, Robert	289,871		125,000	164,871	-
Umansky, Morris (3)	120,000		120,000	-	-
Weinman, Kristian & Sharon	144,936		62,500	82,436	-
Cohen, Gerald D.	289,871		125,000	164,871	-
Fuchs, Martin	179,720		77,500	102,220	-
Jindal, Gorav	231,896		100,000	131,896	-
Robert G Moroney IRA (22)	144,936		62,500	82,436	-
Alsberg, Charles	579,742		250,000	329,742	-
Carr, Walter Lee	716,468		250,000	466,468	-
Kasten, Donald	144,936		62,500	82,436	-
Schaffer, Don	144,936		62,500	82,436	-
Spence, Chris	579,742		250,000	329,742	-
Aldrich, Ellen Anita	144,936		62,500	82,436	-
Bouch, Clive	207,835		125,000	82,835	-
Braverman, Herbert (3)	25,000		25,000	-	-
Casey, Rupert	579,742		250,000	329,742	-
Cummins, Jonathan	53,328		25,000	28,328	-
Cunningham, Scott (3)	50,000		50,000	-	-
Defries, Graham (3)	200,000		200,000	-	-
Donohue, James	579,742		250,000	329,742	-
Favre, Donald	289,871		125,000	164,871	-
Gan, Wah Meng (3)	17,500		17,500	-	-
Golden, Richard J.	579,742		250,000	329,742	-
Greenberg, Mark	579,742		250,000	329,742	-
Herndon, Mark	289,871		125,000	164,871	-
Hinkle, Donald (3)	25,000		25,000	-	-
Latimer, Gordon	579,742		250,000	329,742	-
Little, James (3)	25,000		250,000	-	-
MacKenzie, Kevin	579,742		250,000	329,742	-
Moroney, Kathleen IRA (3)(23)	144,936		62,500	82,436	-
Moroney, Richard	62,500		62,500	-	-
Moroney, Ryan IRA (3)(24)	62,500		62,500	2,456	-

A-5

Pankowski, Joseph (3)	25,000	25,000	-	-
Pazdro, Steven (3)	287,500	287,500	-	-
Prasad, Joseph	23,189	10,000	13,189	-
Quackenbush, Michael	289,871	125,000	164,871	-
Rey Family Trust (25)	579,742	250,000	329,742	-
Richards, Donald	579,742	250,000	329,742	-
Shaer, Steve (26)	579,742	250,000	329,742	-
Thibault, Daniel	289,871	125,000	164,871	-
Tierney, John (3)	250,000	250,000	-	-
Wakil, Salman	289,871	125,000	164,871	-
Abrams, Kristine	579,742	250,000	329,742	-
Barone, Charles	579,742	250,000	329,742	-
Chittick, John (3)	62,500	62,500	-	-
Freyne, James	185,517	80,000	105,517	-
Friedman, Greg & Susan	57,974	25,000	32,974	-
George Umansky IRA (27)	41,572	40,000	1,572
Hart, Maureen & Allen	92,759	40,000	52,759
Pins, Judson	144,936	62,500	82,436
Richard Huykman IRA (3)(28)	75,000	75,000	-
Semple, Bob	579,742	250,000	329,742
West, Andrew	289,871	125,000	164,871
Whalen, Dennis & Linda (3)	250,000	250,000	-
Kristian Weinman Roth IRA (29)	2,574,051	1,110,000	1,464,051
Mulukutla, Ramakrisana	115,948	50,000	65,948
Gornick, Thomas G.	289,871	125,000	164,871
Poulad, David (2)	500,000	500,000	-
Wheeler, Richard	139,137	60,000	79,137
Laband, Alistair	579,742	250,000	329,742
Pochi, Adam	46,379	20,000	26,379
Rabetz, William	92,759	40,000	52,759
Rush, David (30)	1,159,482	500,000	659,482
Somers, James F. (31)	289,871	125,000	164,871
Blum, George	115,948	50,000	65,948
Huesken, Richard J. (3)	250,000	250,000	-
Pinto, Paul A.	57,974	25,000	32,974
Brown, Jeffrey S.	250,764	87,500	163,264
Dunlavy, Stanley (3)	37,500	37,500	-
Farrell Jr., Richard A. (3)	50,000	50,000	-
Genrich, Thomas W.	579,742	250,000	329,742
Mostafa El Khashab & Bakinam Ghoneim WROS	57,974	25,000	32,974
Kort, Michael (3)	50,000	50,000	-
Jerry and Lisa Krieg JTWROS (3)	125,000	125,000	-
Jecmen, Scott J.	1,449,353	625,000	824,353
Lisa Kemp Carter IRA (32)	579,742	250,000	329,742
Denechaud, Barton	86,961	37,500	49,961
Gegg, James L.	376,831	162,500	214,331
Simon, Michael (3)	37,500	37,500	-
TOTAL	61,226,068	32,816,500	28,409,568

* Less than 1%.

(1)	Such shareholdings are to the knowledge of the Company.
(2)	Except as may otherwise be disclosed in a footnote, these values represent ownership of an equal number of shares of common stock and shares underlying common stock purchase warrants.
(3)	Represents outstanding shares of common stock only.
(4)	George Apregan and Patricia Ann Apregan, as Trustees, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(5)	Includes 53,125 shares of common stock underlying warrants.
(6)	Dennis Abbott has sole voting and investment control over these shares.
(7)	Include 3,500 shares of common stock underlying warrants.
(8)	Robert G. Moroney Jr. has sole voting and investment control over these shares.
(9)	Susan A. Izard has sole voting and investment control over these shares.

A-6

(10)	Orville A. White has sole voting and investment control over these shares.
(11)	Frank A. Blankenbeckler III, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(12)	Andrew M. Ciora, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(13)	Zeshan Muhammedi is the manager of the selling stockholder and has control of all decisions related to the voting and trading of stock.
(14)	Includes 125,000 shares underlying common stock purchase warrants and options to acquire 129,580 shares of our common stock. Mr. Hariri was a member of our Board of Directors until October 3, 2017.
(15)	Jason Wild is the managing member JW GP, LLC, the manager of the selling stockholder, and has effective voting and investment control over the shares offered by the selling stockholder.
(16)	Jason Wild is the managing member JW GP, LLC, the general partner of the selling stockholder, and has effective voting and investment control over the shares offered by the selling stockholder.
(17)	Lev Grzhonko is the investment advisor of the Trust and has voting and investment control over these shares.
(18)	Ann Favell Silvestri, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(19)	Dmitri Saprikyn is a partner of the selling stockholder and has voting and investment control over the shares offered by the selling stockholder.
(20)	Includes 625,000 shares underlying common stock purchase warrants.
(21)	Scott R. Runyan has sole voting and investment control over these shares.
(22)	Robert G. Moroney has sole voting and investment control over these shares.
(23)	Kathleen Moroney has sole voting and investment control over these shares.
(24)	Ryan Moroney has sole voting and investment control over these shares.
(25)	David A. Rey, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(26)	Includes 85,000 shares of common stock underlying warrants.
(27)	George Umansky has sole voting and investment control over these shares.
(28)	Richard Huykman has sole voting and investment control over these shares.
(29)	Kristian Weinman has sole voting and investment control over these shares.
(30)	Includes 50,000 shares of common stock underlying warrants.
(31)	Includes 22,500 shares of common stock underlying warrants.
(32)	Lisa Kemp Carter has the sole voting and investment control over these shares.

Selling Stockholder Table B

	Number of Shares Beneficially	Common Stock Offered by the Selling	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Owned(1)	Stockholder(1)	Number	Percent

Adams, Madeline Gayle	104,814	104,814	-	-
The Entrust Group Inc., FBO Gordon Eric Bennett ROTH IRA)	98,599	98,599	-	-
Brilliant Wings S.A. (2)	365,181	365,181	-	-
Burnett, Beth S.	23,325	23,325	-	-
Cahill, Thomas J.	60,864	60,864	-	-
Chernow, Robert	121,727	121,727	-	-
Chesseman, Valerie	38,878	38,878	-	-
Comerford, John T.	52,869	52,869	-	-
Veronne J. Crawford CRUT	155,504	155,504	-	-
Dudziak, Norman	4,702	4,702	-	-
The Eggers Family Trust 1998 (3)	39,421	39,421	-	-
Eggers, David A.	28,800	28,800	-	-
Eigel, Christopher J.	155,504	155,504	-	-
Elwell, David J.	208,110	208,110	-	-
Ernest, Karin M.	38,878	38,878	-	-
Ernest, Richard B.	60,779	60,779	-	-
Anna Fulton Trust (4)	39,866	39,866	-	-
Gaillard, Peter S.	151,617	151,617	-	-
Gerade, Daniel R.	18,259	18,259	-	-
Hardy, Richard L.	77,752	77,752	-	-

A-7

Herzberg, Margrit	60,864	60,864	-	-
Hoffman, Marilyn	190,312	190,312	-	-
Huson, Bonnie	151,617	151,617	-	-
Jaecker, John A.	103,993	103,993	-	-
Jewett, David	25,303	25,303	-	-
Johnson, Larry	19,210	19,210	-	-
Johnson, Richard G.	38,878	38,878	-	-
Kaye, Joshua W.	77,752	77,752	-	-
Kern, Fred R.	65,940	65,940	-	-
Herbert Lau IRA	40,667	40,667
Lau, John Grant	13,737	13,737
Lau, Sarah Ann	13,736	13,736
Chris Leuteritz Rollover IRA	155,504	155,504	-	-
Lovely, Douglas V.	25,742	25,742	-	-
Douglas V. Lovely Living Trust	155,504	155,504	-	-
Lucarelli, William S.	155,469	155,469	-	-
Lucas, Thomas	192,028	192,028	-	-
MacCollum Family Trust (5)	261,989	261,989	-	-
Magnan, Richard R.	71,533	71,533	-	-
Meehan, Michael	43,497	43,497	-	-
Michael Meehan IRA	28,626	28,626	-	-
Michael and Robin Meehan JTWRS	31,348	31,348	-	-
Millenium Trust Co., LLC Custodian FBO Alan J. Murray IRAT	154,665	154,665	-	-
Millenium Trust Co., LLC Custodian FBO William Randall IRA	76,394	76,394	-	-
Millenium Trust Co., LLC Custodian FBO Lore E. Cerneka Rollover IRATF	77,752	77,752	-	-
Millenium Trust Co., LLC Custodian FBO Jon R. Schnell Roth IRAT	43,596	43,596	-	-
CRS & Co FBO Thomas J. Mullin	151,617	151,617	-	-
Millenium Trust Co., LLC Custodian FBO Carol L. Rollin IRA	155,504	155,504	-	-
Millenium Trust Co., LLC Custodian FBO Judith E. Foester Rollover IRA	50,125	50,125	-	-
Millenium Trust Co., LLC Custodian FBO Michael R. Conlin, IRAT	38,020	38,020	-	-
Millenium Trust Co., LLC Custodian FBO John Kimble, Rollover IRA	77,752	77,752	-	-
Millenium Trust Co., LLC Custodian FBO Richard B. Ernest IRAT	38,878	38,878	-	-
Millenium Trust Co., LLC Custodian FBO Thomas Arthur Lucas Rollover SEP IRA	311,008	311,008	-	-
Mullin, Thomas	77,088	77,088	-	-
Murphy, Timothy	155,624	155,624
Nutty International Limited (6)	182,591	182,591	-	-
Park Hill Capital Inc. (7)	486,907	486,907	-	-
Pearson, Carl	208,537	208,537	-	-
John C. Persons Trust	38,878	38,878	-	-
Power, Alan P.	53,643	53,643	-	-
Alan P. Power Insurance Trust (8)	155,504	155,504	-	-
Pruisner, Darwin	38,878	38,878	-	-
Rahmilevitz, Ari	486,907	486,907	-	-
Rahmilevitz, Gustavo	121,727	121,727	-	-
Randall, William R.	77,752	77,752	-	-
Rohr, Rodolfo (9)	194,764	194,764	-	-
Rollin, Andrew	51,600	51,600
Rudnick, Jill	69,978	69,978	-	-
Rule, Michael L.	155,624	155,624
Sassower, Stanley	73,036	73,036	-	-
Spencer, David R.	104,814	104,814	-	-

A-8

Stanzione, Albert R.	46,650	46,650	-	-
Steinberg, Ronald	155,504	155,504	-	-
Stransky, Larry	74,261	74,261	-	-
Tanis, Larry D.	154,649	154,649	-	-
Tannenbaum, Andrew	182,590	182,590	-	-
Troy Anderson Rollover SEP IRA	57,615	57,615	-	-
Vanderkam, Sheila	77,752	77,752	-	-
Volpe, Bruce	146,072	146,072	-	-
Wintsch Family Trust	99,348	99,348	-	-
Worsencroft, Charles Colin	93,263	93,263	-	-
Zuhlke, Linda Marie	77,752	77,752	-	-
Zuhlke, Richard William	77,752	77,752	-	-
Salsberg, Eric	43,688	43,688	-	-
Fidelity Clearing Canada ULC (10)	131,071	131,071	-	-
Brodt, Terry (11)(12)	937	937	-	-
Coletta, Craig (11)(12)	148,787	148,787	-	-
DeGregorio, Joseph (11)(12)	2,181	2,181	-	-
Giambalvo, Peter (11)(12)	6,753	6,753	-	-
Lisser, Lev (11)(12)	3,500	3,500	-	-
Kalem, Theodore (11)(13)	52,941	52,941	-	-
Bhuigan, Mohammad Jainal (11)(13)	52,941	52,941
Kukekov, Nickolay (11)(13)	52,941	52,941
Wypych, Marta (11)(13)	32,427	32,427
Mouser, Matthew (11)(12)	30,491	30,491	-	-
Murphy, Michael (11)(14)	285,563	285,563	-	-
Nicolas, Dave (11)(12)	26,039	26,039	-	-
Padova, Michael (11)(12)	968	968	-	-
Palacios, Cristhian (11)(12)	45,744	45,744	-	-
Pasquale, Frank (11)(12)	31,632	31,632	-	-
Payne, Melvin (11)(12)	968	968	-	-
Pazdro, Jeffrey (11)(12)	9,713	9,713	-	-
Pirrello, Raymond (11)(12)	287,287	287,287	-	-
Ragg, Michael (11)(12)	17,793	17,793	-	-
Shaikh, Sohail (11)(12)	495	495	-	-
Theofanidis, Lorentzo (11)(12)	139,893	139,893	-	-
TOTAL	10,325,822	10,325,822	-	-

(1)	Except as specifically provided, such shareholdings are to the knowledge of the Company.
(2)	Marcelo Zveibil has voting and dispositive control over these shares.
(3)	David A. Eggers, Trustee, and Suzanne Eggers, Trustee, have voting and dispositive control over these shares.
(4)	Carl Pearson has voting and dispositive control over these shares.
(5)	Maxwell Speers MacCollum, Trustee, has voting and dispositive control over these shares.
(6)	Jeanete Herzberg and Eliana Herzberg have voting and dispositive control over these shares.
(7)	Thomas Ueki has voting and dispositive control over these shares.
(8)	Kathleen Greenspan, Trustee, has voting and dispositive control over these shares.
(9)	Rodolfo Rohr is a former executive of IMT. The number of shares owned by Mr. Rohr are based on representations made by Mr. Rohr in August 2017.
(10)	Francis Pope may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(11)	Represents shares underlying warrants.
(12)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent services provided to the Company by Garden State Securities, Inc., a registered broker dealer.
(13)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent and financial advisory services provided to the Company by Merriman Capital, Inc., at that time a registered broker dealer.
(14)	Represents shares underlying warrants received by the selling stockholder for placement agent services provided to the Company by Columbus Advisory Group, a registered broker dealer.

A-9

Selling Stockholder Table C

	Number of Shares Beneficially	Common Stock Offered by the Selling	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Owned (1)	Stockholder (1)	Number	Percent

Geoffrey D. Smith	1,887,456	1,887,456	–	–
Christopher A. Smith	1,022,372	1,022,372	–	–
Isador Lieberman	445,649	445,649	–	–
Sidney Lisser	314,576	314,576	–	–
Andreas Spence	157,288	157,288	–	–
Andrzej Kepinski	1,172,880	1,172,880	–	–
1021862 Ontario Ltd.	1,646,886	1,646,886	–	–
NBCN Inc. in trust for Mr. Marvin Singer, #2C-4611-F	188,746	188,746	–	–
Gary Chaimowitz	786,440	786,440	–	–
The Lieberman Family Trust (2)	104,858	104,858	–	–
Danielle Lieberman	34,953	34,953	–	–
Joshua Lieberman	34,953	34,953	–	–
Rachelle Lieberman	34,953	34,953	–	–
KimKat Holdings Ltd.	524,293	524,293	–	–
Khorporate Holdings Inc. (3)	838,869	838,869	–	–
GMP Securities LP ITF Roberta (Robbie) Cooper	524,293	524,293	–	–
Great Divide Investments Inc.	524,293	524,293	–	–
Primacare Living Solutions Inc.	262,146	262,146	–	–
Dr. Bruce Freeman Dentistry Professional Corporation (4)	157,288	157,288	–	–
Petneda Holdings Limited	524,291	524,291	–	–
The Providence Corporation	131,074	131,074	–	–
Olivier Archambaud (5)	7,210,768	7,210,768	–	–
RGD Investissements (6)	749,529	749,529	–	–
LOMBARD International Assurance S.A.	3,145,760	3,145,760	–	–
E.C.I. (7)	1,398,115	1,398,115	–	–
Gabriel Grinberg	87,382.25	87,382.25	–	–
Mathieu Grinberg	87,382.25	87,382.25
Julie Shibel Grinberg	87,382.25	87,382.25
Noemie Houze	87,382.25	87,382.25
Solomar SA	2,446,702	2,446,702	–	–
Pierre Yves Rouillon	103,740	103,740	–	–
Pervez Patel	381,646	381,646	–	–
Emrana Holdings Inc.	67,847	67,847	–	–
Samira El-Hindi	67,847	67,847	–	–
Faisal Joseph	203,543	203,543	–	–
Mujir Muneeruddin Prof. Corp.	135,695	135,695	–	–
Riazul Huda	129,757	129,757	–	–
8659630 Canada Inc.	304,977	304,977	–	–
Abrahams LLP	10,178	10,178	–	–
Kamran Siddiqui	135,695	135,695
Ryerson Futures Inc. (8)	575,233	575,233	–	–
Marvin Singer	52,581	52,581	–	–

TOTAL	28,787,699	28,787,699	–	–

(1)	Represents shares of our common stock issued or that may be issued to the selling stockholder upon the exchange of their respective Exchangeable Shares, on a one-for one basis. Such shareholdings are to the knowledge of the Company.
(2)	Isador Lieberman has voting and dispositive control over these shares.
(3)	Habib C. Khorshid has voting and dispositive control over these shares.
(4)	Bruce Freeman has voting and dispositive control over these shares.
(5)	Mr. Archambaud was a director of Bionik Canada through June 2014.
(6)	Remi Gaston-Dreyfus has voting and dispositive control over these shares.
(7)	Evelyne Caillaud has voting and dispositive control over these shares.
(8)	Matthew Henry Saunders has voting and dispositive control over these shares.

A-10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by Bionik Laboratories Corp. (the “Registrant”) in connection with this offering described in this registration statement. All amounts shown are estimates, except the SEC registration fee.

Accounting fees and expenses	$5,000.00
Legal fees and expenses	$15,000.00
Miscellaneous	$5,000.00
Total	$25,000.00

Item 14. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the DGCL. We currently maintain and intend to maintain for the foreseeable future director and officer liability insurance on behalf of our directors and officers.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of sales of our securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”) during the last three years.

On February 26, 2015, the Registrant sold 7,735,750 units (the “Units”) for gross proceeds of $6,188,600 (including $500,000 of outstanding bridge loans converted into Units at the offering price) at a purchase price of $0.80 per Unit (the “Purchase Price”) in a private placement offering (the “Offering”). Each Unit consists of one share of common stock, par value $0.001 per share (the “Common Stock”) and a warrant to purchase one share of Common Stock at an exercise price of $1.2933 per share.

On March 27, 2015, the Registrant sold to accredited investors in a second closing, 1,212,500 Units for gross proceeds of $970,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other Offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $828,900.

On March 31, 2015, the Registrant sold to accredited investors in a third closing of the Offering, 891,250 Units for gross proceeds of $713,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $615,901.

On April 21, 2015, the Registrant sold to accredited investors in a fourth closing of the Offering, 3,115,000 Units for gross proceeds of $2,492,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $2,153,040.

On May 27, 2015, the Registrant sold to accredited investors in a fifth closing of the Offering, 1,418,750 Units for gross proceeds of $1,135,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $987,400.

On June 30, 2015, the Registrant sold to accredited investors in a sixth and final closing of the Offering, 2,035,000 Units for gross proceeds of $1,628,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of approximately $1,416,300.

The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D.

Between October 20, 2015 and January 20, 2016, the Registrant issued an aggregate of 137,471 shares of Common Stock to consultants of the Company for services rendered or to be rendered. The securities were issued in private transactions in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

In connection with the Offering, the Registrant issued warrants to Highline Research Advisors LLC, an affiliate of Merriman Securities, as placement agent, or its sub-agents or affiliates of its sub-agents, to purchase an aggregate of 1,640,825 shares of the Registrant’s common stock, at an exercise price per share of $0.80 through February 26, 2019.

In 2015, the Registrant issued to a lender, warrants to purchase 349,522 Exchangeable Shares at an exercise price of $0.23 per share through March 21, 2017.

In February 2016, the Registrant issued an aggregate of 45,508 shares of Common Stock to warrant holders upon the cashless exercise of such warrants.

On April 21, 2016, the Registrant closed on the acquisition of Interactive Motion Technologies, Inc. (“IMT”), and paid as consideration an aggregate of 23,650,000 shares of Common Stock. Of such shares, 12,339,843 were issued on July 1, 2016 and 11,310,157 were issued on August 17, 2016.

In June 2016, the Registrant issued an aggregate of 70,000 shares of Common Stock to consultants of the Company for services rendered and an aggregate of 51,249 shares of Common Stock to warrant holders upon the cashless exercise of such warrants. The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D and, in the case of the IMT acquisition, no more than 35 non-accredited investors.

II-2

Between January 1, 2017 and March 31, 2017, an aggregate of 217,047 shares of our Common Stock were issued to consultants for services rendered or to be rendered, 174,759 shares of our Common Stock were issued after prior conversion of underlying Exchangeable Shares upon the exercise of outstanding warrants, 51,249 shares of Common Stock were issued from a cashless exercise of outstanding warrants, 110,096 shares of our Common Stock were issued upon the exercise of outstanding employee options and 2,090,664 shares of our Common Stock were issued upon the exchange and redemption of our outstanding Exchangeable Shares for shares of Common Stock. The securities were issued in private transactions in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act, as transactions not involving any public offering.

From December 2016 through March 31, 2017, the Registrant issued convertible promissory notes in the aggregate principal amount of $2,000,000. In addition, such lenders were granted warrants to purchase shares of the Registrant’s common stock. The number of shares issuable upon exercise of the warrants are currently indeterminable, and are based upon a formula as set forth in the respective warrant agreements. The issuance and sale of such securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

In May 2017, a joint venture partner of the Registrant was issued a convertible promissory note in the principal amount of $500,000. The lender was also granted warrants to purchase a number of shares of common stock from the Registrant equal to 25% of the number of shares to be issued at conversion of the promissory note. The issuance and sale of such securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

On June 27, 2017, certain warrantholders tendered an aggregate of 5,000,172 warrants for an aggregate exercise price of $0.25 per share, or $1,125,038. In addition, the Registrant issued to the solicitation agent with respect to such tender, three-year warrants to purchase 400,013 shares of common stock at an exercise price of $0.25 per share. The issuance of such shares of the Company’s common stock and the issuance of the solicitation agent warrants was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

On September 1, 2017, the Company granted to a consultant a stock option representing a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, for a total aggregate amount of 6,122,676 shares underlying options , subject to vesting in accordance with the terms of the option.

Between August and December, 2017, the Company issued convertible promissory notes in the aggregate principal amount of approximately $3,000,000, and in addition to which the lenders were granted warrants to purchase a number of shares of common stock from the Company equal to 20% of the aggregate principal amount of the loan divided by the exercise price.

On September 1, 2017, the Company granted to its CEO a stock option representing  a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, for a total aggregate amount of 6,122,676 shares underlying options, subject to vesting in accordance with the terms of the option.

As of March 31, 2018, an aggregate of approximately $5.9 million of the Company’s outstanding indebtedness converted in accordance with their terms, as amended, into an aggregate of 126,313,487 shares of our common stock. Also as of March 31, 2018, the Company was obligated to convert an additional approximately $3.2 million in outstanding indebtedness in accordance with their terms, as amended, into 61,037,660 shares of our common stock, of which 21,491,884 were issued as a result of not having authorized a sufficient number of shares of common stock to issue all of such shares as of March 31, 2018. The remaining 39,545,776 shares were issued in June 2018 after the Company filed an amendment to its Certificate of Incorporation to increase its authorized number of shares of our common stock from 250 million to 500 million.

The securities granted and issued between August 2017 and June 2018 were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

From June through July 2018, the Company issued convertible promissory notes in the aggregate principal amount of $4,708,306 to existing investors, which includes (i) an aggregate of $1,991,673 from an affiliate of Remi Gaston-Dreyfus, a director and major stockholder of the Company, and (ii) an aggregate of $306,255 from an affiliate of Andre-Auberton Herve, the Chairman of the Company, pursuant to an up to $6,000,000 convertible note offering. Pursuant to the terms of such notes, as of July 20, 2018, the notes converted in accordance with their terms into an aggregate of 102,509,278 shares (the “Shares”) of the Company’s common stock (the “Conversion”), which number of Shares was preliminarily determined on July 24, 2018 and issued on July 26, 2018 and August 8, 2018.

II-3

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement.

The following exhibits, which are numbered in accordance with Item 601 of Regulation S-K, are filed herewith or, as noted, incorporated by reference herein.

Exhibit
Number	Description of Exhibits

2.1	Plan of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
2.2	Agreement and Plan of Merger, dated as of March 1, 2016, by and among Bionik Laboratories Corp., Bionik Mergerco Inc. and Interactive Motion Technologies Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 7, 2016)
2.3	Waiver and Amendment Agreement, dated as of March 14, 2016, by and among Bionik Laboratories Corp., Hermano Igo Krebs, Bionik Mergerco Inc. and Interactive Motion Technologies, Inc. (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 18, 2016)
3.1	Articles of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.2	Certificate of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.3	Certificate of Incorporation, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.4	Delaware By-laws, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.5	Amended and Restated Certificate of Incorporation dated February 10, 2015 (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
3.6	Amended and Restated By-Laws (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
3.7	Certificate of Amendment of the Certificate of Incorporation, dated November 8, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 8, 2017).
3.8	Certificate of Amendment of the Certificate of Incorporation, dated June 11, 2018 (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 13, 2018).
4.1	Certificate of Designation of Preferences, Rights and Limitations of Special Voting Preferred Stock of Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.2	Schedule A to Articles of Amendment of Bionik Laboratories Inc., relating to the Exchangeable Shares of Bionik Laboratories Inc. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.3	Form of Warrant (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.4	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.5	Form of Warrant (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
5.1*	Opinion of Ruskin Moscou Faltischek, P.C.
10.1	Investment Agreement, dated February 26, 2015, among Bionik Laboratories Inc., Bionik Acquisition Inc. and Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.2	Voting and Exchange Trust Agreement, made as of February 26, 2015, among Bionik Laboratories Corp., Bionik Laboratories, Inc. and Computershare Trust Company of Canada dated February 26, 2015 (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.3	Support Agreement, made as of February 26, 2015, among Bionik Laboratories Inc., Bionik Acquisition Inc. and Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.4	Registration Rights Agreement, made as of February 26, 2015, by and between Bionik Laboratories Inc. and each of the several shareholders signatory thereto (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.5	Novation Agreement, dated as of February 26, 2015, between Bionik Laboratories Corp. and Bionik Laboratories Inc. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.6	Spin-Off Agreement, dated as of February 26, 2015, by and among Bionik Laboratories Corp., and Brian E. Ray and Jon Lundgreen (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.7	Assignment and Assumption Agreement, dated as of February 26, 2015, by and between Bionik Laboratories Corp. and Tungsten 74 LLC (incorporated by reference to the Company’s 8-K filing on March 4,2015)
10.8	Form of Subscription Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.9**	Peter Bloch Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.10**	Michal Prywata Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.11**	Leslie Markow’s Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)

II-4

10.12**	Bionik Laboratories Corp. f/k/a Drywave Technologies, Inc. 2014 Equity Incentive Plan (incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C filing on October 6, 2014)
10.13	Minutes of Settlement (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.14	License Agreement with The Massachusetts Institute of Technology, as amended (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.15	Exclusive Patent Application and Patent License Agreement between Interactive Motion Technologies, Inc., and Hermano Igo Krebs and Caitlyn Joyce Bosecker (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.16**	Employment Agreement with Timothy McCarthy (incorporated by reference to the Registrant’s Current Report on Form 8- K filed on August 8, 2016)
10.17	Registration Rights Agreement dated April 21, 2016 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 26, 2016)
10.18	Allonge #3 to Secured Promissory Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 2, 2017)
10.19	Engagement Agreement dated May 3, 2017, by and between the Company and Garden State Securities Inc. (Incorporated by reference to Exhibit (d)(1) to the Company’s Schedule TO filed on May 25, 2017)
10.20	Convertible Promissory Note dated March 28, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.21	Form of Allonge to Promissory Notes dated as of March 28, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.22	Cooperative Joint Venture Contract dated May 23, 2017, by and between Ginger Capital Investment Holding Ltd. and Bionik Laboratories Corp. (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.23	Convertible Promissory Notes in the principal amount of $200,000 to Leizhang, as holder (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.24	Convertible Promissory Notes in the principal amount of $150,000 to Bluestone International Capital LLC, as holder (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.25	Convertible Promissory Notes in the principal amount of $150,000 to Ginger Capital, LLC, as holder (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.26	Demand Notes in favor of Neville Hogan, in the aggregate principal amount of $50,000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.27	Amendments to Demand Notes with Neville Hogan (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.28	Demand Notes in favor of Hermano Igo Krebs, in the aggregate principal amount of $120,000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.29	Amendments to Demand Notes with Hermano Igo Krebs (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.30	Demand Notes in favor of Rodolfo Rohr, in the aggregate principal amount of $130,000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.31	Amendments to Demand Notes with Rodolfo Rohr (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.32	License Agreement by and between Bionik Laboratories Corp. and China Bionik Medical Rehabilitation Technology Ltd. dated May 17, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.33	Distribution Agreement by and between Bionik Laboratories Corp. and China Bionik Medical Rehabilitation Technology Ltd. dated May 17, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.34	Joint Development and Manufacturing Agreement by and between Bionik Laboratories Corp. and Wistron Medical Tech Holding Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.35**	First Amendment to Tim McCarthy Employment Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 9, 2017)
10.36**	Equity Compensation Agreement between the Company and 4A Consulting and Engineering (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)

II-5

10.37	Form of Convertible Promissory Note in the principal amount of up to $2,000,000 (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.38**	Peter Bloch Separation Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.39**	Eric Dusseux Employment Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.40**	Equity Compensation Agreement between the Company and Eric Dusseux (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.41	Form of Subscription Agreement for the sale of up to $2,000,000 in Convertible Promissory Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.42	Form of Convertible Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.43	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.44	Allonge #1 to Convertible Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.45	Form of Allonge #2 to Convertible Promissory Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.46	Form of Allonge to Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.47	Allonge to Demand Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2017)
10.48	Allonge to Demand Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2017)
10.49	Amendment No. 1 to Convertible Promissory Notes (Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 5, 2018)
10.50	Promissory Note, dated February 2, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 5, 2018)
10.51	Form of Subscription (Incorporated by reference to the Company’s Quarterly Report for the fiscal quarter ended December 31, 2017, filed on February 13, 2018)
10.52	Form of Convertible Promissory Note (Incorporated by reference to the Company’s Quarterly Report for the fiscal quarter ended December 31, 2017, filed on February 13, 2018)
10.53***	Distribution Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 7, 2018)
10.54**	Amended Separation Agreement, effective as of March 13, 2018, by and between the Company and Peter Bloch (Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 14, 2018)
10.55	Exchange Agreement, dated as of March 12, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 14, 2018)
10.56	Promissory Note, dated March 14, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 14, 2018)
10.57	Allonge to Convertible Promissory Notes (Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 3, 2018)
10.58	Allonge to Common Stock Purchase Warrants (Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 3, 2018)
10.59	Exchange Agreement, dated March 30, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 3, 2018)
10.60	Promissory Note, dated as of April 12, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 18, 2018)
10.61	Promissory Note, dated as of May 24, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 31, 2018)
10.62	Promissory Note, dated as of April 26, 2018 (Incorporated by reference to the Company’s Annual Report on Form 10-K, filed on June 27, 2018)
10.63	Promissory Note, dated as of May 10, 2018 (Incorporated by reference to the Company’s Annual Report on Form 10-K, filed on June 27, 2018)
10.64**	Employment Agreement with Renaud Maloberti (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 11, 2018)
10.65	Promissory Note, dated as of June 12, 2018 (Incorporated by reference to the Company’s Annual Report on Form 10-K, filed on June 27, 2018)
10.66	Promissory Note, dated as of June 22, 2018 (Incorporated by reference to the Company’s Annual Report on Form 10-K, filed on June 27, 2018)

II-6

10.67	Form of Stock Option Agreement (Incorporated by reference to the Company’s Annual Report on Form 10-K, filed on June 27, 2018)
10.68	Form of Subscription Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K, filed on July 5, 2018)
10.69	Form of Convertible Promissory Note (Incorporated by reference to the Company’s Current Report on Form 8-K, filed on July 5, 2018)
10.70	Exchange Agreement, dated as of June 28, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K, filed on July 5, 2018)
14.1	Code of Business Conduct and Ethics (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014)
21.1	List of Subsidiaries (incorporated by reference to the Company’s Registration Statement on Form S-1/A-3 (Registration Number 333-207581), filed with the Commission on May 13, 2016)
23.1*	Consent of MNP, LLP
23.2*	Consent of Ruskin Moscou Faltischek, P.C. (contained in the Opinion of Ruskin Moscou Faltischek, P.C. under Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith

** Management contract or compensatory plan or arrangement.

*** Portions of this document have been omitted and submitted separately with the Securities and Exchange Commission pursuant to a request for “Confidential Treatment”.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on September 20, 2018.

Bionik Laboratories Corp.

By:	/s/ Eric Dusseux
Eric Dusseux
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Eric Dusseux and Leslie Markow as their true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for them and in their names, places, steads, in any and all capacities, to sign this Registration Statement to be filed with the Securities and Exchange Commission and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Dusseux	Chief Executive Officer and Director	September 20, 2018
Eric Dusseux	(Principal Executive Officer)

/s/ Leslie Markow	Chief Financial Officer	September 20, 2018
Leslie Markow	(Principal Financial and Accounting Officer)

/s/ Andre Auberton	Chairman and Director	September 19, 2018
Andre Auberton

/s/ Remi Gaston Dreyfus	Director	September 20, 2018
Remi Gaston Dreyfus

/s/ P. Gerald Malone	Director	September 19, 2018
P. Gerald Malone

/s/ Joseph Martin	Director	September 19, 2018
Joseph Martin

/s/ Charles Matine	Director	September 19, 2018
Charles Matine

Director
Audrey Thevernon

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